================================================================================



                               CREDIT AGREEMENT


                                     among


                     PETERSEN PUBLISHING COMPANY, L.L.C.,


                           THE LENDERS NAMED HEREIN,


                           FIRST UNION NATIONAL BANK
                              OF NORTH CAROLINA,
                as Administrative Agent and Syndication Agent,


                                      and


                                  CIBC INC.,
                            as Documentation Agent


                     $260,000,000 Senior Credit Facilities


                                  Arranged by
                       FIRST UNION CAPITAL MARKETS CORP.


                        Dated as of September 30, 1996



================================================================================

                               TABLE OF CONTENTS

                                                                               Page
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                                   RECITALS

                                   ARTICLE I

                                  DEFINITIONS

1.1.      Defined Terms........................................................   2
1.2.      Accounting Terms.....................................................  23
1.3.      Designated Non-Guarantor Subsidiaries................................  24
1.4.      Other Terms; Construction............................................  24
1.5.      Officers, Directors of Limited Liability Companies...................  24

                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

2.1.      Commitments; Loans...................................................  24
2.2.      Borrowings...........................................................  25
2.3.      Disbursements; Funding Reliance; Domicile of Loans...................  28
2.4.      Notes................................................................  29
2.5.      Termination and Reduction of Commitments and Swingline Commitment....  30
2.6.      Mandatory Repayments and Prepayments.................................  31
2.7.      Voluntary Prepayments................................................  35
2.8.      Interest.............................................................  36
2.9.      Fees.................................................................  37
2.10.     Interest Periods.....................................................  38
2.11.     Conversions and Continuations........................................  39
2.12.     Method of Payments; Computations.....................................  40
2.13.     Recovery of Payments.................................................  41
2.14.     Use of Proceeds......................................................  42
2.15.     Pro Rata Treatment; Sharing of Payments..............................  42
2.16.     Increased Costs; Change in Circumstances; Illegality; etc............  42
2.17.     Taxes................................................................  44
2.18.     Compensation.........................................................  46
2.19.     Duty to Mitigate.....................................................  46
2.20.     Replacement of Lenders...............................................  47

                                  ARTICLE III

                               LETTERS OF CREDIT

3.1.      Issuance.............................................................  47
3.2.      Notices..............................................................  48

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3.3.       Participations......................................................  49
3.4.       Reimbursement.......................................................  49
3.5.       Payment by Revolving Loans..........................................  49
3.6.       Payment to Lenders..................................................  50
3.7.       Obligations Absolute................................................  50
3.8.       Cash Collateral Account.............................................  52
3.9.       Effectiveness.......................................................  52

                                   ARTICLE IV

                            CONDITIONS OF BORROWING

4.1.       Conditions of Initial Borrowing.....................................  53
4.2.       Conditions of All Borrowings........................................  58

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.1.        Corporate Organization and Power...................................  58
5.2.        Authorization; Enforceability......................................  59
5.3.        No Violation.......................................................  59
5.4.        Governmental Authorization; Permits................................  59
5.5.        Litigation.........................................................  60
5.6.        Taxes..............................................................  60
5.7.        Subsidiaries.......................................................  60
5.8.        Full Disclosure....................................................  60
5.9.        Margin Regulations.................................................  61
5.10.       Financial Matters..................................................  61
5.11.       Ownership of Properties............................................  63
5.12.       ERISA..............................................................  63
5.13.       Environmental Matters..............................................  63
5.14.       Compliance With Governing Documents, Decrees and Laws..............  65
5.15.       Labor Relations....................................................  65
5.16.       Regulated Industries...............................................  65
5.17.       Insurance..........................................................  65
5.18.       Certain Contracts..................................................  66
5.19.       Capitalization.....................................................  66
5.20.       Security Documents.................................................  66
5.21.       Transaction Documents..............................................  66
5.22.       Broker's or Finder's Fees..........................................  67

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

6.1.        Financial Statements...............................................  67
6.2.        Other Business and Financial Information...........................  68


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
6.3.        Existence; Franchises; Maintenance of Properties...................  71
6.4.        Compliance with Laws...............................................  71
6.5.        Payment of Obligations.............................................  72
6.6.        Insurance..........................................................  72
6.7.        Maintenance of Books and Records; Inspection.......................  72
6.8.        Interest Rate Protection...........................................  72
6.9.        Permitted Acquisitions.............................................  72
6.10.       Creation or Acquisition of Subsidiaries............................  74
6.11.       Additional Security; Further Assurances............................  76
6.12.       Fiscal Year........................................................  76
6.13.       Consents...........................................................  76
6.14.       Financial Statements of the Business...............................  76
6.15.       Projected Analysis.................................................  76

                                  ARTICLE VII

                              FINANCIAL COVENANTS

7.1.        Leverage Ratio...................................................... 77
7.2.        Interest Coverage Ratio............................................. 78
7.3.        Fixed Charge Coverage Ratio......................................... 78
7.4.        Capital Expenditures................................................ 78

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

8.1.        Merger; Consolidation..............................................  78
8.2.        Indebtedness.......................................................  79
8.3.        Liens..............................................................  80
8.4.        Disposition of Assets..............................................  82
8.5.        Investments........................................................  83
8.6.        Restricted Payments................................................  84
8.7.        Transactions with Affiliates.......................................  85
8.8.        Lines of Business..................................................  86
8.9.        Certain Amendments.................................................  86
8.10.       Limitation on Certain Restrictions.................................  86
8.11.       No Other Negative Pledges..........................................  87
8.12.       Fiscal Year........................................................  87
8.13.       Accounting Changes.................................................  87
8.14.       Designated Senior Indebtedness.....................................  87

                                  ARTICLE IX

                               EVENTS OF DEFAULT

9.1.       Events of Default...................................................  87
9.2.       Remedies: Termination of Commitments, Acceleration, etc.............  90
9.3.       Remedies: Set-Off...................................................  90

                                   ARTICLE X

                           THE ADMINISTRATIVE AGENT

10.1.      Appointment.........................................................  91
10.2.      Nature of Duties....................................................  91
10.3.      Exculpatory Provisions..............................................  91
10.4.      Reliance by Administrative Agent....................................  92
10.5.      Non-Reliance on Administrative Agent and Other Lenders..............  92
10.6.      Notice of Default...................................................  92
10.7.      Indemnification.....................................................  93
10.8.      The Administrative Agent in its Individual Capacity.................  93
10.9.      Successor Administrative Agent......................................  94
10.10.     Collateral Matters..................................................  94
10.11.     Syndication Agent, Documentation Agent..............................  94
10.12.     Issuing Lender and Swingline Lender.................................  95

                                  ARTICLE XI

                                 MISCELLANEOUS

11.1.      Fees and Expenses...................................................  95
11.2.      Indemnification.....................................................  95
11.3.      Governing Law; Consent to Jurisdiction..............................  96
11.4.      Arbitration; Preservation and Limitation of Remedies................  96
11.5.      Notices.............................................................  97
11.6.      Amendments, Waivers, etc............................................  98
11.7.      Assignments, Participations.........................................  99
11.8.      No Waiver........................................................... 101
11.9.      Successors and Assigns.............................................. 102
11.10.     Survival............................................................ 102
11.11.     Severability........................................................ 102
11.12.     Construction........................................................ 102
11.13.     Confidentiality..................................................... 102
11.14.     Counterparts........................................................ 103
11.15.     Entire Agreement.................................................... 103

                                    ANNEXES

Annex I          Applicable Margin Percentages



                                    EXHIBITS

Exhibit A-1      Form of Notice of Revolving Borrowing
Exhibit A-2      Form of Notice of Swingline Borrowing
Exhibit B-1      Form of Tranche A Term Note
Exhibit B-2      Form of Tranche B Term Note
Exhibit B-3      Form of Revolving Credit Note
Exhibit B-4      Form of Swingline Note
Exhibit C        Form of Excess Cash Flow Certificate
Exhibit D        Form of Notice of Prepayment
Exhibit E        Form of Notice of Conversion/Continuation
Exhibit F        Form of Letter of Credit Notice
Exhibit G        Form of Parent Guaranty
Exhibit H        Form of Borrower Pledge and Security Agreement
Exhibit I        Form of Parent Pledge and Security Agreement
Exhibit J-1      Form of Opinion of Kirkland & Ellis
Exhibit J-2      Form of Opinion of Heller, Ehrman, White & McCauliffe
Exhibit K        Form of Financial Condition Certificate
Exhibit L        Form of Compliance Certificate
Exhibit M        Form of Assignment and Acceptance



                                   SCHEDULES

Schedule 1.1(a)  Consolidated Operating Cash Flow through September 30, 1996
Schedule 1.1(b)  Adjustments to Consolidated Operating Cash Flow
Schedule 5.4     Consents and Approvals
Schedule 5.6     Taxes
Schedule 5.11    Leases
Schedule 5.17    Insurance
Schedule 5.18    Certain Contracts
Schedule 5.19    Capitalization
Schedule 6.15    Projected Analysis
Schedule 8.3     Liens
Schedule 8.4     Scheduled Titles
Schedule 8.5     Investments
Schedule 8.7     Transactions with Affiliates

                               CREDIT AGREEMENT


          THIS CREDIT AGREEMENT, dated as of the 30th day of September, 1996 (this "Agreement"), is made among PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company with its principal offices in Los Angeles, California (the "Borrower"), the banks and financial institutions listed on the signature pages hereof or that become parties hereto after the date hereof (collectively, the "Lenders"), CIBC INC. ("CIBC"), as documentation agent (in such capacity, the "Documentation Agent"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as syndication agent (in such capacity, the "Syndication Agent") and as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                                   RECITALS

          A. The Borrower is owned by Petersen Holdings, L.L.C., a Delaware limited liability company ("Holdings"), which holds a 99.9% managing membership interest in the Borrower), and by BrightView Communications Group, Inc., a Delaware corporation ("BrightView"), which holds a 0.1% passive membership interest in the Borrower.

          B. The Borrower proposes to acquire from Petersen Publishing Company, a California corporation ("Petersen"), the assets and certain liabilities relating to Petersen's publishing and media businesses (the "Petersen Acquisition"), pursuant to an Asset Purchase Agreement, dated as of August 15, 1996, by and between BrightView and Petersen (as amended, modified or supplemented from time to time in accordance with the terms of this Agreement, the "Asset Purchase Agreement").

          C. In order (i) to finance a portion of the purchase price of the Petersen Acquisition, (ii) to pay or reimburse certain fees and expenses in connection with the Petersen Acquisition, the transactions contemplated by this Agreement and the other Transactions (as hereinafter defined), and (iii) to provide for working capital and general corporate purposes, including certain acquisitions, the Borrower has requested that the Lenders make available to the Borrower credit facilities in the aggregate principal amount of $260,000,000, all as more fully described herein.

          D. The Lenders are willing to make available to the Borrower the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.


                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1.  Defined Terms.  For purposes of this Agreement, in addition to
                -------------
the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

          "ABR Loan" shall mean, at any time, any Loan that bears interest at such time at the applicable Adjusted Alternate Base Rate.

          "Account Designation Letter" shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

          "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, any publication or brand name and the related rights and assets, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

          "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with Generally Accepted Accounting Principles, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and
(vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

          "Adjusted Alternate Base Rate" shall mean, at any time with respect to any ABR Loan, a rate per annum equal to the Alternate Base Rate as in effect at such time plus the Applicable Margin Percentage for the Class of such ABR Loan, as in effect at such time.

          "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for the Class of such LIBOR Loan, as in effect at such time.

          "Administrative Agent" shall mean First Union, in its capacity as Administrative Agent appointed under ARTICLE X, and its successors and permitted assigns in such capacity.

          "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

          "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

          "Alternate Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, or (ii) 0.5% per annum plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

          "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, (i) with respect to any Tranche A Term Loan or Revolving Credit Loan, 1.5% if such Loan is an ABR Loan and 2.75% if such Loan is a LIBOR Loan, (ii) with respect to any Tranche B Term Loan, 2.0% if such Loan is an ABR Loan and 3.25% if such Loan is a LIBOR Loan, and (iii) with respect to the Revolving Credit Commitment Fee, 0.5%; provided, however, that on each
                                       --------  -------
Adjustment Date, the Applicable Margin Percentage for all Loans and the Revolving Credit Commitment Fee shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the matrices set forth in Annex I hereto; and provided further that, notwithstanding
                      -------             -------- -------
the foregoing or anything in Annex I to the contrary, if at any time the
                             -------
Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by SECTION 6.1(B) or SECTION 6.1(C) (as the case may be) and SECTION 6.2(A), or if at any time a Default or Event of Default shall have occurred and be continuing, then at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered (or the date of occurrence of such Default or Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Default or Event of Default cured or waived, as the case may be), each Applicable Margin Percentage shall be determined in accordance with Annex I as
                                                                    -------
if the Leverage Ratio were greater than or equal to 5.5 : 1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal quarter of the Borrower beginning with the fiscal quarter ending December 31, 1996, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with SECTION 6.1(B) or SECTION 6.1(C), as the case may be, of (i) financial statements for the most recently completed applicable fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period.

          "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding
(i) sales of inventory and other assets and licenses or leases of intellectual property, in each case in the ordinary course of business, (ii) the sale or exchange of used or obsolete equipment to the extent the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment, and (iii) the sale or other disposition of the Scheduled Titles or Investments relating thereto as permitted by clause (iii) of SECTION 8.4.

          "Asset Purchase Agreement" shall have the meaning given to such term in the recitals hereof.

          "Assignee" shall have the meaning given to such term in SECTION
11.7(A).

          "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrower, in substantially the form of EXHIBIT M.

          "Authorized Officer" shall mean (i) any individual properly authorized in accordance with the terms of the operating agreement of the Borrower to take the action specified herein on behalf of the Borrower or (ii) in the case of a corporation or other Person (other than an individual) taking any action on behalf of the Borrower in its capacity as a manager of the Borrower, any individual properly authorized by resolution of the board of directors of such corporation or other Person or in accordance with the terms of its operating agreement to take the action specified herein on its behalf, and in each case whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary (or such other individual who is properly authorized to perform the duties normally associated with the title of secretary or assistant secretary) of the Borrower or such corporation or other Person, as the case may be.

          "Bankruptcy Code" shall mean 11 U.S.C. (S)(S) 101 et seq., as amended
                                                            -- ---
from time to time, and any successor statute.

          "Borrower Pledge and Security Agreement" shall mean a pledge and security agreement made by the Borrower in favor of the Administrative Agent, in substantially the form of EXHIBIT H, as amended, modified or supplemented from time to time.

          "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to SECTION 2.11) on a single date of a group of Loans of a single Class and Type (or a Swingline Loan made by the Swingline Lender) and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

          "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

          "BrightView" shall have the meaning given to such term in the recitals hereof.

          "Business" shall have the meaning given to such term in the Asset Purchase Agreement.

          "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

          "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with Generally Accepted Accounting Principles, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not
                    --------  -------
include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made in connection with Permitted Acquisitions.

          "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in corporate stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants or options to purchase any of the foregoing.

          "Cash Collateral Account" shall have the meaning given to such term in
SECTION 3.8.

          "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 270 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within one year from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

          "Casualty Event" shall mean, with respect to any property (including any interest in property) of the Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation (other than business interruption insurance proceeds).

          "Class" shall have the meaning given to such term in SECTION 2.2(A).

          "Closing Date" shall mean the date upon which the initial extensions of credit are made pursuant to this Agreement.

          "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

          "Commission" shall mean the Securities and Exchange Commission and any successor thereto.

          "Commitment" shall mean, with respect to any Lender, such Lender's Tranche A Commitment, Tranche B Commitment and Revolving Credit Commitment.

          "Commodity Hedge Agreement" shall mean any option, hedge or other similar agreement or arrangement designed to protect against fluctuations in commodity or materials prices.

          "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of EXHIBIT L, together with a Covenant Compliance Worksheet.

          "Consolidated Current Assets" shall mean, as of any date of determination, the assets of the Borrower and its Subsidiaries (other than cash and Cash Equivalents) that would, in accordance with Generally Accepted Accounting Principles, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current assets as of such date.

          "Consolidated Current Liabilities" shall mean, as of any date of determination, all liabilities (without duplication) of the Borrower and its Subsidiaries that would, in accordance with Generally Accepted Accounting Principles, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities as of such date; provided, however, that
                                                         --------  -------
Consolidated Current Liabilities shall not include current maturities of any long-term Indebtedness.

          "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles for such period: (a) Consolidated Interest Expense for such period, (b) federal, state, local and other income taxes (but only to the extent actually paid in cash during such period), (c) Capital Expenditures for such period, and (d) the aggregate (without duplication) of all scheduled payments of principal on Funded Debt required to have been made by the Borrower and its Subsidiaries during such period (whether or not actually made), including, without limitation, the aggregate principal amount of the Term Loans due during such period under SECTIONS 2.6(A) and 2.6(B) (as such amounts may have been previously adjusted in accordance with the terms hereof as a result of prior prepayments on the Term Loans).

          "Consolidated Funded Debt" shall mean, as of any date of determination, the difference between (i) the aggregate (without duplication) of all Funded Debt of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, minus (ii) the amount by which the aggregate cash balances and Cash
            -----
Equivalents of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, exceed $5,000,000. For purposes of determining Consolidated Funded Debt as of any date, each Contingent Obligation of the Borrower and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" (as such term is defined in the definition of Contingent Obligation) as of such date.

          "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of the Borrower and its Subsidiaries for such period in respect of Funded Debt of the Borrower and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with Generally Accepted Accounting Principles (but excluding pay-in-kind interest, if any, on Indebtedness permitted under clause (ii) of SECTION 8.2), (ii) all net amounts payable under or in respect of Interest Rate Protection Agreements, to the extent paid or accrued by the Borrower and its Subsidiaries during such period, and (iii) all ongoing commitment fees and other ongoing fees in respect of Funded Debt (including the Revolving Credit Commitment Fee and the annual administrative fee payable to the Administrative Agent under paragraph (ii) of the Fee Letter, but excluding the fees payable to First Union and CIBC under paragraph (ii) of the Fee Letter) paid, accrued or capitalized by the Borrower and its Subsidiaries during such period.

          "Consolidated Net Income" shall mean, for any period, net income (or loss) for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

          "Consolidated Operating Cash Flow" shall mean, for any period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of
                                                          ----
Consolidated Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and extraordinary losses and other noncash expenses or charges reducing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period, minus (iii) the sum of extraordinary gains and other noncash credits
        -----
increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period. For purposes of any covenants herein referring to Consolidated Operating Cash Flow for the period prior to the Closing Date, Consolidated Operating Cash Flow for the fiscal quarters ended December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996 is set forth in SCHEDULE 1.1(A). In addition, for purposes of this Agreement, calculations of Consolidated Operating Cash Flow for all subsequent periods shall be made subject to and in accordance with the adjustments and other provisions set forth in SCHEDULE 1.1(B).

          "Consolidated Working Capital" shall mean, as of any date of determination, Consolidated Current Assets as of such date minus Consolidated
                                                           -----
Current Liabilities as of such date.

          "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with
                                            --------  -------
respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

          "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to EXHIBIT L.

          "Credit Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Parent Guaranty, the Parent Pledge and Security Agreement, the Borrower Pledge and Security Agreement, any other Security Documents, any Subsidiaries Guaranty, any Interest Rate Protection Agreement to which the Borrower and any Lender are parties and that is entered into by the Borrower pursuant to, and as required by, SECTION 6.8, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

          "Credit Party" shall mean any of the Borrower, any of its Subsidiaries, Holdings and BrightView.

          "Debt Issuance" shall mean the issuance or sale by Holdings, BrightView, the Borrower or any of their respective Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise (including any Excess Permitted Refinancing Indebtedness, but excluding other Permitted Refinancing Indebtedness).

          "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

          "Designated Acquisition Funds" shall have the meaning given to such term in SECTION 6.9(A).

          "Designated Non-Guarantor Subsidiary" shall mean (i) any Foreign Subsidiary, (ii) a Subsidiary formed by the Borrower solely to become a co-issuer of Permitted Refinancing Indebtedness and that has no assets (other than nominal capitalization) and conducts no business other than the performance of its obligations with regard to such Permitted Refinancing Indebtedness, or (iii) any other Subsidiary of the Borrower that is not a Wholly Owned Subsidiary and that has elected, by written notice to the Administrative Agent given not less than ten (10) Business Days after the creation or acquisition thereof by the Borrower or any other Subsidiary, not to become a guarantor under a Subsidiaries Guaranty and not to grant to the Administrative Agent a Lien upon and security interest in its personal property assets pursuant to a Subsidiaries Pledge and Security Agreement.

          "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the Tranche B Maturity Date; provided, however, that only the portion of Capital
                         --------  -------
Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

          "Dollars" or "$" shall mean dollars of the United States of America.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

          "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

          "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided
                                                                      --------
that such bank or
other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

          "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

          "Equity Issuance" shall mean the issuance, sale or other disposition by Holdings, BrightView or any of their respective Subsidiaries of its Capital Stock (including, without limitation, pursuant to an initial registered public offering of Capital Stock of Holdings, BrightView or the Borrower), any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in Holdings, BrightView or any of their respective Subsidiaries; provided, however, that the term Equity Issuance shall not include
              --------  -------
(i) the issuance or sale of Capital Stock in connection with any capital contributions made directly or indirectly (x) by Persons who hold equity interests in Holdings or BrightView as of the Closing Date, (y) by Holdings or BrightView to the Borrower, or (z) by the Borrower to a Subsidiary of the Borrower, (ii) any issuance or sale of Capital Stock of Holdings or BrightView, but only to the extent that the Net Cash Proceeds therefrom constitute Designated Acquisition Funds and are contributed to the Borrower and applied in payment of the relevant Acquisition Amount as provided in SECTION 6.9(A), (iii) the issuance or sale of Capital Stock by the Borrower or any of its Subsidiaries to Holdings, BrightView, the Borrower or any of the Subsidiaries of the Borrower, provided that such Capital Stock is pledged to the Administrative
          --------
Agent pursuant to the Borrower Pledge and Security Agreement, the Parent Pledge and Security Agreement or a Subsidiaries Pledge and Security Agreement, as applicable), or (iv) any Capital Stock or other equity securities of Holdings or BrightView issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price.

          "Equity Contribution" shall mean the contribution to the capital of BrightView and Holdings effected pursuant to the sale of BrightView's and Holdings' Capital Stock pursuant to the Securities Purchase Agreement.

          "Event of Default" shall have the meaning given to such term in
SECTION 9.1.

          "Excess Cash Flow" shall mean, for any fiscal year of the Borrower,
(a) the sum of (i) Consolidated Operating Cash Flow for such fiscal year and
(ii) an amount equal to any decrease in Consolidated Working Capital from the first day to the last day of such fiscal year, minus (b) the sum (without
                                               -----
duplication) of (i) Consolidated Fixed Charges for such fiscal year to the extent paid in cash, (ii) optional prepayments on the Term Loans made during such fiscal year, (iii) optional prepayments on the Revolving Loans made during such fiscal year that are accompanied by a corresponding reduction in the Revolving Credit Commitments, (iv) the aggregate cash portion (other than Designated Acquisition Funds) of the Acquisition Amounts for all Permitted Acquisitions made during such fiscal year, and (v) an amount equal to any increase in Consolidated Working Capital from the first day to the last day of such fiscal year.

          "Excess Permitted Refinancing Indebtedness" shall mean any Permitted Refinancing Indebtedness to the extent the aggregate principal amount thereof (net of underwriting fees, discounts and commissions and customary and reasonable transaction fees and expenses incurred in connection therewith) exceeds the sum (without duplication) of (x) $100,000,000, (y) interest accrued to the date of repayment and not previously paid in cash, and (z) the aggregate principal amount of "pay-in-kind" Subordinated Bridge Notes or Subordinated Term Notes then outstanding and that were issued after the Closing Date in payment of interest thereon pursuant to the terms thereof (less the principal amount of any Subordinated Bridge Indebtedness or Subordinated Term Indebtedness repaid after the Closing Date other than with the proceeds of any Permitted Refinancing Indebtedness).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          "Fair Market Value" shall mean, with respect to any Capital Stock of the Borrower given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

          "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

          "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

          "Fee Letter" shall mean the letter from First Union and CIBC to the Borrower, dated August 8, 1996, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

          "Financial Condition Certificate" shall mean a financial condition certificate, substantially in the form of EXHIBIT K, duly executed by a Financial Officer of the Borrower.

          "Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower.

          "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Fixed Charges for such period; provided that, for purposes of calculating the Fixed
                         --------
Charge Coverage Ratio as of the last day of each of the fiscal quarters ending December 31, 1996, March 31, 1997, and June 30, 1997, Consolidated Fixed Charges shall be determined by multiplying (i) Consolidated Fixed Charges for the period commencing October 1, 1996 and ending on the last day of such fiscal quarter by
(ii) (A) 4, in the case of the fiscal quarter ending December 31, 1996, (B) 2, in the case of the fiscal quarter ending March 31, 1997, and (C) 4/3, in the case of the fiscal quarter ending June 30, 1997.

          "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is organized under the laws of any nation, state or jurisdiction other than the United States of America or any state thereof.

          "Funded Debt" shall mean any Indebtedness other than (i) Indebtedness arising under Interest Rate Protection Agreements or Commodity Hedge Agreements and (ii) accrued expenses, current trade or other accounts payable (it being understood that such expenses and accounts payable that are 90 days or more past due (except to the extent such items are being disputed by the obligor on reasonable grounds and in good faith) shall be considered to be "Funded Debt") and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money.

          "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or, to the extent not so set forth in such statements, opinions and pronouncements, as generally followed by entities similar in size to the Borrower and engaged in generally similar lines of business), consistently applied and maintained and in conformity with those used in the preparation of the most recent financial statements of Petersen referred to in SECTION 5.10(A).

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or
(iv) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

          "Holdings" shall have the meaning given to such term in the recitals hereof.

          "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness, obligations and liabilities of such Person for borrowed money or in respect of loans or advances (including, in the case of the Borrower, pay-in-kind interest, if any, on Indebtedness permitted under clause (ii) of SECTION 8.2), (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Interest Rate Protection Agreements or Commodity Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

          "Interest Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Interest Expense for such period; provided that, for purposes of calculating the Interest
                         --------
Coverage Ratio as of the last day of each of the fiscal quarters ending December 31, 1996, March 31, 1997, and June 30, 1997, Consolidated Interest Expense shall be determined by multiplying (i) Consolidated Interest Expense for the period commencing October 1, 1996 and ending on the last day of such fiscal quarter by
(ii) (A) 4, in the case of the fiscal quarter ending December 31, 1996, (B) 2, in the case of the fiscal quarter ending March 31, 1997, and (C) 4/3, in the case of the fiscal quarter ending June 30, 1997.

          "Interest Period" shall have the meaning given to such term in SECTION 2.10.

          "Interest Rate Protection Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          "Issuing Lender" shall mean First Union in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

          "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

          "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, or at the option of the Administrative Agent in any event, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by
(ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

          "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
SECTION 11.7, and their respective successors and assigns.

          "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

          "Letter of Credit Exposure" shall mean, with respect to any Revolving Credit Lender at any time, such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

          "Letter of Credit Notice" shall have the meaning given to such term in
SECTION 3.2.

          "Letters of Credit" shall have the meaning given to such term in
SECTION 3.1.

     "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters then ending.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

     "Loans" shall mean any or all of the Tranche A Term Loans, the Tranche B Term Loans, the Revolving Loans and the Swingline Loans.

     "Margin Stock" shall have the meaning given to such term in Regulation U.

     "Material Adverse Change" shall mean (i) with reference to any time or period prior to the Closing Date, a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of Petersen, and (ii) with reference to any time or period from and after the Closing Date, a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries taken as a whole. For purposes of this definition, determinations of whether a change is a "Material Adverse Change" shall be made by the Required Lenders.

     "Material Adverse Effect" shall mean (i) with reference to any time or period prior to the Closing Date, a material adverse effect upon the condition (financial or otherwise), operations, business, properties or assets of Petersen, and (ii) with reference to any time or period from and after the Closing Date, a material adverse effect upon (A) the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries taken as a whole, (B) to the extent not covered under clause (A) above, the ability of any Credit Party to consummate the Transactions or perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (C) the legality, validity or enforceability of (y) this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder, or (z) any other document or instrument to be delivered in connection with the Transactions that is executed or to be executed by any Credit Party. For purposes of this definition, determinations of whether an effect is a "Material Adverse Effect" shall be made by the Required Lenders.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "Net Availability" shall mean, as of any date of determination, the greatest aggregate principal amount of Revolving Loans that could be borrowed by the Borrower on such date without violating the Leverage Ratio. For purposes of determining Net Availability pursuant to any provision of this Agreement, the Leverage Ratio shall be calculated on the basis set forth in such provision.

     "Net Cash Proceeds" shall mean (i) in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by Holdings, BrightView, the Borrower and the Subsidiaries of the

Borrower less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by Holdings, BrightView, the Borrower and the Subsidiaries of the Borrower in connection therewith, (ii) in the case of any Casualty Event, the aggregate cash proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event less (y) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith and (z) contractually required repayments of Indebtedness to the extent secured by Liens on the property subject to such Casualty Event and any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Casualty Event, and (iii) in the case of any Asset Disposition, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition.

     "Notes" shall mean any or all of the Tranche A Term Notes, the Tranche B Term Notes, the Revolving Credit Notes and the Swingline Note.

     "Notice of Conversion/Continuation" shall have the meaning given to such term in SECTION 2.11(B).

     "Notice of Prepayment" shall have the meaning given to such term in
SECTION 2.7(A).

     "Notice of Revolving Borrowing" shall have the meaning given to such term in SECTION 2.2(B).

     "Notice of Swingline Borrowing" shall have the meaning given to such term in SECTION 2.2(D).

     "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Administrative Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Parent Guaranty" shall mean a guaranty agreement made by BrightView and Holdings in substantially the form of EXHIBIT G, as amended, modified or supplemented from time to time.

     "Parent Pledge and Security Agreement" shall mean a pledge agreement made by BrightView and Holdings in favor of the Administrative Agent, in substantially the form of EXHIBIT I, as amended, modified or supplemented from time to time.

     "Participant" shall have the meaning given to such term in SECTION 11.7(D).

     "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the Permitted Lines of Business, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of Holdings or BrightView, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Subsidiary Guarantor (provided that such Person (or the surviving Person) may be a
           --------
Designated Non-Guarantor Subsidiary, but only so long as after giving effect to such Acquisition the Borrower is in compliance with the applicable provisions of
SECTION 8.5), and (iv) all of the conditions and requirements of SECTIONS 6.9 and 6.10 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Administrative Agent on their behalf) have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in SECTION 6.9, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Administrative Agent on their behalf).

     "Permitted Holders" shall mean, collectively, Neal Vitale and each Person purchasing Capital Stock of Holdings, BrightView or Petersen Investment Corp. pursuant to the Securities Purchase Agreement as of the Closing Date.

     "Permitted Liens" shall have the meaning given to such term in SECTION 8.3.

     "Permitted Lines of Business" shall have the meaning given to such term in
SECTION 8.8.

     "Permitted Refinancing Indebtedness" shall mean Indebtedness of the Borrower all or a portion of the proceeds of which are used to repay, redeem, repurchase, defease or refinance, in full, the Subordinated Bridge Indebtedness or the Subordinated Term Indebtedness; provided that, as a condition to such
                                       --------
Indebtedness being permitted to be issued pursuant to clause (ii) of SECTION 8.2, (i) immediately after giving effect to the issuance of such Indebtedness, no Default or Event of Default shall exist, (ii) the terms and conditions of such Indebtedness and all documents and instruments evidencing, governing or relating to such Indebtedness (a) shall mature by its terms no earlier than the second anniversary of the Tranche B Maturity Date, (b) shall not provide for any scheduled payment of principal prior to the first anniversary of the Tranche B Maturity Date, (c) shall be unsecured, (d) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein, (e) shall be subordinated in right and time of payment to the Obligations on terms and conditions no less favorable to the Lenders than those set forth in Articles 8 and 11 of the Subordinated Debt Agreement, (f) shall bear interest at an overall rate not exceeding 18% per annum and, to the extent payable only in cash, at a rate not exceeding 12.5% per annum, and (g) shall be acceptable in all other respects to the Required Lenders in their reasonable discretion, (iii) prior to or concurrently with the issuance of such Indebtedness, the Borrower shall have delivered to each Lender a certificate, signed by a Financial Officer of the Borrower, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Indebtedness, the Borrower is in compliance with the financial covenants set forth in SECTIONS 7.1 through 7.4, such compliance being determined with regard to calculations made on a pro forma basis in accordance with Generally Accepted Accounting Principles as of the last day of the fiscal quarter then most recently ended and as if such Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate), and

(iv) the Net Cash Proceeds from the issuance of such portion of such Indebtedness constituting Excess Permitted Refinancing Indebtedness shall be applied to prepay the Term Loans in accordance with, and to the extent required under, the provisions of SECTION 2.6(F).

     "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Petersen" shall have the meaning given to such term in the recitals hereof.

       "Petersen Acquisition" shall have the meaning given to such term in the recitals hereof.

     "Petersen License Agreement" shall mean the License Agreement, dated as of August 15, 1996, between Robert E. Petersen and Petersen, as licensor, and BrightView, as licensee, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Petersen Purchase Price Adjustment" shall mean the post-closing adjustment to the cash portion of the purchase price for the Purchased Assets (as defined in the Asset Purchase Agreement), as contemplated by Section 1.5 of the Asset Purchase Agreement.

     "Plan" shall mean any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

     "Prepayment Event" shall have the meaning given to such term in SECTION 2.6(J).

     "Pro Forma Balance Sheet" shall have the meaning given to such term in
SECTION 5.10(C).

     "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Projections" shall have the meaning given to such term in SECTION 5.10(D).

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified IPO" shall have the meaning given to such term in the Securityholders Agreement.

     "Refunded Swingline Loans" shall have the meaning given to such term in SECTION 2.2(E).

     "Register" shall have the meaning given to such term in SECTION 11.7(B).

     "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement Obligation" shall have the meaning given to such term in
SECTION 3.4.

     "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" shall mean the Lenders holding outstanding Loans and Commitments (or, after the termination of the Revolving Credit Commitments, outstanding Loans and Letter of Credit Exposure) representing more than sixty-six and two-thirds percent (66-2/3%) of the aggregate at such time of all outstanding Loans and Commitments (or, after the termination of the Revolving Credit Commitments, the aggregate at such time of all outstanding Loans and Letter of Credit Exposure).

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Responsible Officer" shall mean, with respect to the Borrower, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement.

     "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to SECTION 11.7(B) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Revolving Credit Commitment Fee" shall have the meaning given to such term in SECTION 2.9(B).

     "Revolving Credit Lender" shall mean any Lender having a Revolving Credit Commitment and holding outstanding Revolving Loans.

     "Revolving Credit Maturity Date" shall mean December 31, 2002.

     "Revolving Credit Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT B-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Revolving Credit Termination Date" shall mean the Revolving Credit Maturity Date or such earlier date of termination of the Revolving Credit Commitments pursuant to SECTION 2.5 or SECTION 9.2.

     "Revolving Loans" shall have the meaning given to such term in SECTION 2.1(C).

     "Scheduled Titles" shall have the meaning given to such term in SECTION
8.4.

     "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of September 30, 1996, among Holdings, Petersen Investment Corp., BrightView and the Persons listed on Schedule A thereto, providing for the purchase and sale of Capital Stock of Holdings, BrightView and Petersen Investment Corp., as amended, modified or supplemented from time to time.

     "Security Documents" shall mean the Borrower Pledge and Security Agreement, the Parent Pledge and Security Agreement, any Subsidiaries Pledge and Security Agreement and all other pledge or security agreements, mortgages, assignments or other similar agreements or instruments executed and delivered by any Credit Party pursuant to SECTION 6.10 or SECTION 6.11 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

     "Securityholders Agreement" shall mean the Securityholders Agreement, dated as of September 30, 1996, among Petersen Investment Corp., Holdings, BrightView and the securityholders named therein, as amended, modified or supplemented from time to time.

     "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Subordinated Bridge Indebtedness" shall mean the Indebtedness of the Borrower outstanding from time to time in respect of the Bridge Loan (as defined in the Subordinated Debt Agreement) and the Subordinated Bridge Notes.

     "Subordinated Bridge Notes" shall mean the Bridge Notes (as defined in the Subordinated Debt Agreement) of the Borrower issued pursuant to the Subordinated Debt Agreement, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Subordinated Debt Agreement" shall mean the Senior Subordinated Credit Agreement, dated as of September 30, 1996, among the Borrower, the guarantors named therein, the lenders named therein, and First Union Corporation, as agent, providing for the issuance of the Subordinated Bridge

Indebtedness and the Subordinated Term Indebtedness, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Subordinated Term Indebtedness" shall mean the Indebtedness of the Borrower outstanding from time to time in respect of the Term Loan (as defined in the Subordinated Debt Agreement) and the Subordinated Term Notes.

     "Subordinated Term Notes" shall mean the Term Notes (as defined in the Subordinated Debt Agreement) of the Borrower at any time issued in redemption of the Subordinated Bridge Notes pursuant to the Subordinated Debt Agreement, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Subsidiaries Guaranty" shall mean any agreement or instrument, in form and substance satisfactory to the Administrative Agent and the Required Lenders (and in any event in substantially the form of the Parent Guaranty, with appropriate modifications), entered into pursuant to SECTION 6.10 and pursuant to which any one or more of the Subsidiaries of the Borrower shall guarantee to the Administrative Agent and the Lenders the payment in full of the Obligations, as the same may be amended, modified or supplemented from time to time.

     "Subsidiaries Pledge and Security Agreement" shall mean any agreement or instrument, in form and substance satisfactory to the Administrative Agent and the Required Lenders (and in any event in substantially the form of the Borrower Pledge and Security Agreement, with appropriate modifications), entered into pursuant to SECTION 6.10 and pursuant to which any one or more of the Subsidiaries of the Borrower shall grant to the Administrative Agent a Lien upon and security interest in its personal property assets as security for its obligations under a Subsidiaries Guaranty, as the same may be amended, modified or supplemented from time to time.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

     "Subsidiary Guarantor" shall mean any Subsidiary of the Borrower that is a guarantor under a Subsidiaries Guaranty and has granted to the Administrative Agent a Lien upon and security interest in its personal property assets pursuant to a Subsidiaries Pledge and Security Agreement.

     "Swingline Commitment" shall mean $5,000,000 or, if less, the aggregate Revolving Credit Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Swingline Lender" shall mean First Union in its capacity as maker of Swingline Loans, and its successors in such capacity.

     "Swingline Loans" shall have the meaning given to such term in SECTION 2.1(D).

     "Swingline Maturity Date" shall mean the date that is five (5) Business Days prior to the Revolving Credit Maturity Date.

     "Swingline Note" shall mean the promissory note of the Borrower in substantially the form of EXHIBIT B-4, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Syndication Completion Date" shall have the meaning given to such term in
SECTION 2.2(A).

     "Term Loans" shall mean, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

     "Tranche A Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Tranche A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to SECTION 11.7(B) as such Lender's "Tranche A Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Tranche A Lender" shall mean (i) prior to the Closing Date, any Lender having a Tranche A Commitment, and (ii) on and after the Closing Date, any Lender holding outstanding Tranche A Term Loans.

     "Tranche A Maturity Date" shall mean December 31, 2002.

     "Tranche A Term Loans" shall have the meaning given to such term in SECTION 2.1(A).

     "Tranche A Term Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT B-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Tranche B Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Tranche B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to SECTION 11.7(B) as such Lender's "Tranche A Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Tranche B Lender" shall mean (i) prior to the Closing Date, any Lender having a Tranche B Commitment, and (ii) on and after the Closing Date, any Lender holding outstanding Tranche B Term Loans.

     "Tranche B Maturity Date" shall mean September 30, 2004.

     "Tranche B Term Loans" shall have the meaning given to such term in SECTION 2.1(B).

     "Tranche B Term Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT B-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Transactions" shall mean, collectively, the transactions contemplated by the Transaction Documents, including (i) the initial extensions of credit under this Agreement on the Closing Date, (ii) the Petersen Acquisition, (iii) the issuance of the Subordinated Bridge Indebtedness pursuant to the Subordinated Debt Agreement, (iv) the Equity Contribution, and (v) the payment of permitted fees and expenses incident to the foregoing.

     "Transaction Documents" shall mean, collectively, this Agreement and the other Credit Documents, the Asset Purchase Agreement, the Petersen License Agreement, the Subordinated Debt Agreement, the Subordinated Bridge Notes, the Subordinated Term Notes, the Securities Purchase Agreement, the Securityholders Agreement, and all other agreements, instruments, certificates and documents executed and delivered by the Borrower or any of its Subsidiaries in connection with the Transactions, in each case as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Type" shall have the meaning given to such term in SECTION 2.2(A).

     "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

     "Unutilized Revolving Credit Commitment" shall mean, with respect to any Revolving Credit Lender at any time, such Lender's Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving
             ----
Loans made by such Lender that are outstanding at such time and (ii) such Lender's Letter of Credit Exposure at such time.

     "Unutilized Swingline Commitment" shall mean, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate
                                                          ----
principal amount of all Swingline Loans that are outstanding at such time.

     "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding directors' qualifying shares and shares required to be held by foreign nationals, in the case of a Foreign Subsidiary) is owned, directly or indirectly, by such Person.

     "Willis Stein" shall mean Willis Stein & Partners, L.P., a Delaware limited partnership.

     1.2. Accounting Terms.  Except as specifically provided otherwise in this
          ----------------
Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with Generally Accepted Accounting Principles. Notwithstanding the foregoing, in the event that any changes in Generally Accepted Accounting Principles after the date hereof are required to be applied to the Borrower and would affect the computation of the financial covenants contained in SECTIONS 7.1 through 7.4, as applicable, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

     1.3. Designated Non-Guarantor Subsidiaries.  Notwithstanding anything to
          -------------------------------------
the contrary contained in this Agreement, the assets, liabilities, revenues, income, losses and other financial statement items of Designated Non-Guarantor Subsidiaries shall not be taken into account in the calculation of the financial covenants set forth in SECTIONS 7.1 through 7.4.

     1.4. Other Terms; Construction.  Unless otherwise specified or unless the
          -------------------------
context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires. As used in this Agreement or in any other Credit Document, the term "including" means "including, without limitation."

     1.5. Officers, Directors of Limited Liability Companies.  References herein
          --------------------------------------------------
to officers or directors of any limited liability company shall refer to persons who are authorized under the articles of organization and operating agreement of such company to perform the duties and exercise the powers normally associated with officers and directors, as the case may be, of corporations.


                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

     2.1. Commitments; Loans.  (a)  Each Tranche A Lender severally agrees,
          ------------------
subject to and on the terms and conditions of this Agreement, to make a term loan (each, a "Tranche A Term Loan," and collectively, the "Tranche A Term Loans") to the Borrower on the Closing Date in a principal amount not to exceed its Tranche A Commitment. No Tranche A Term Loans shall be made at any time after the Closing Date. To the extent repaid, Tranche A Term Loans may not be reborrowed.

     (b) Each Tranche B Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a term loan (each, a "Tranche B Term Loan," and collectively, the "Tranche B Term Loans") to the Borrower on the Closing Date in a principal amount not to exceed its Tranche B Commitment. No Tranche B Term Loans shall be made at any time after the Closing Date. To the extent repaid, Tranche B Term Loans may not be reborrowed.

     (c) Each Revolving Credit Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make revolving credit loans (each, a "Revolving Loan," and collectively, the "Revolving Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not greater than the excess, if any, of its Revolving Credit Commitment at such time over its Letter of Credit Exposure at such time, provided that no Borrowing of Revolving Loans
                              --------
shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time,

(y) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made pursuant to such Borrowing) would exceed the aggregate Revolving Credit Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

     (d) The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Swingline Loan," and collectively, the "Swingline Loans") to the Borrower, from time to time on any Business Day during the period from the Closing Date to but not including the Swingline Maturity Date (or, if earlier, the Revolving Credit Termination Date), in an aggregate principal amount not exceeding the Swingline Commitment, notwithstanding that the aggregate principal amount of Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Revolving Loans made by the Swingline Lender in its capacity as a Revolving Credit Lender outstanding at such time and its Letter of Credit Exposure at such time, may exceed its Revolving Credit Commitment at such time, but provided that
                                                                   --------
no Borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time would exceed the aggregate Revolving Credit Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Revolving Loans pursuant to SECTION 2.2(E)) and reborrow Swingline Loans.

     2.2. Borrowings.  (a)  The Tranche A Term Loans, the Tranche B Term Loans
          ----------
and the Revolving Loans (each, together with the Swingline Loans, a "Class" of
Loan) shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either ABR Loans or LIBOR Loans (each, a "Type" of Loan), provided that (i) all Loans comprising the same Borrowing shall,
          --------
unless otherwise specifically provided herein, be of the same Type, and (ii) notwithstanding any other provision of this Agreement, the Term Loans and any Revolving Loans made on the Closing Date shall be made initially as ABR Loans, and (iii) notwithstanding any other provision of this Agreement, no LIBOR Loans having an Interest Period of longer than one month may be borrowed at any time prior to the earlier of the 60th day after the Closing Date and the date upon which the Administrative Agent determines in its sole discretion, and notifies the Borrower, that the primary syndication of the Facilities has been completed (the earlier of such dates, the "Syndication Completion Date"). The Swingline Loans shall be made and maintained as ABR Loans at all times.

     (b) In order to make a Borrowing of the Term Loans (other than Borrowings involving continuations or conversions of outstanding Term Loans, which shall be made pursuant to SECTION 2.11), the Borrower hereby requests a Borrowing of Tranche A Term Loans on the Closing Date in an amount equal to the aggregate Tranche A Commitments and a Borrowing of Tranche B Term Loans on the Closing Date in an amount equal to the aggregate Tranche B Commitments. In order to make a Borrowing of Revolving Loans (other than Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to SECTION 2.2(E), and other than Borrowings involving continuations or conversions of outstanding Revolving Loans, which shall be made pursuant to SECTION 2.11), the Borrower will give the Administrative Agent written notice (or oral notice promptly confirmed in writing) not later than 1:00 p.m., Charlotte time, three
(3) Business Days prior to each such Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each such Borrowing to be comprised of ABR Loans; provided, however, that a request for a
       --------  -------

Borrowing of any Revolving Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Revolving Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT A-1 (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT A-1) and shall specify (x) the aggregate principal amount and initial Type of the Revolving Loans to be made pursuant to such Borrowing, (y) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (z) the requested Borrowing Date, which shall be a Business Day. Upon its receipt of a Notice of Revolving Borrowing, the Administrative Agent will promptly notify each Revolving Credit Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

             (i) the aggregate principal amount of the Borrowing of Tranche A Term Loans shall be in the amount of the aggregate Tranche A Commitments, and the aggregate principal amount of the Borrowing of Tranche B Term Loans shall be in the amount of the aggregate Tranche B Commitments;

             (ii) the aggregate principal amount of each Borrowing of Revolving Loans that is comprised of ABR Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Revolving Credit Commitments), and the aggregate principal amount of each Borrowing of Revolving Loans that is comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

             (iii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of ABR Loans; and

          (iv) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date (or the Closing Date, in the case of the Term Loans), each Lender will make available to the Administrative Agent at its office referred to in SECTION 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender. To the extent the relevant Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with SECTION 2.3(A) and in like funds as received by the Administrative Agent.

     (d) In order to make a Borrowing of a Swingline Loan, the Borrower will give the Administrative Agent and the Swingline Lender written notice (or oral notice promptly confirmed in writing) not later than 1:00 p.m., Charlotte time, on the Business Day of such Borrowing. Each such notice (each, a "Notice of Swingline Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT A-2 (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT A-2) and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall not be less than $500,000 and, if greater, shall be in an integral multiple of $250,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 3:00 p.m., Charlotte time, on the requested Borrowing Date, the Swingline Lender will make available to the Administrative Agent at its office referred to in SECTION 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. To the extent the Swingline Lender has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to the Borrower in accordance with SECTION 2.3(A) and in like funds as received by the Administrative Agent.

     (e) With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is different from the Swingline Lender) and each other Revolving Credit Lender (on behalf of, and with a copy to, the Borrower), not later than 1:00 p.m., Charlotte time, one (1) Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Revolving Borrowing given by the Borrower) requesting the Revolving Credit Lenders to make Revolving Loans (which shall be made initially as ABR Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the "Refunded Swingline Loans") outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Revolving Credit Lender (other than the Swingline Lender) will make available to the Administrative Agent at its office referred to in
SECTION 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender. To the extent the Revolving Credit Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender's ratable share thereof, in its capacity as a Revolving Credit Lender) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Revolving Credit Lenders in the manner contemplated by SECTION 2.15(B).

     (f) If, as a result of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Revolving Loans are not made pursuant to subsection (e) above in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Revolving Credit Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day's prior notice from the Swingline Lender, each Revolving Credit Lender (other than the Swingline Lender) will make available to the Administrative Agent at its office referred to in SECTION 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to its respective participation. To the extent the Revolving Credit Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent. In the event any such Revolving Credit Lender fails to make available to the Administrative Agent the amount of such Lender's participation as provided in this subsection (f), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Adjusted Alternate Base Rate applicable to Revolving Loans. Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Revolving Credit Lender that has acquired a participation therein such Lender's ratable share of such payment.

     (g) Notwithstanding any provision of this Agreement to the contrary, the obligation of each Revolving Credit Lender (other than the Swingline Lender) to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to subsection (e) above and each such Lender's obligation to purchase a participation in any unpaid Swingline Loans pursuant to subsection (f) above shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, or (iv) any breach of this Agreement by any party hereto.

     2.3. Disbursements; Funding Reliance; Domicile of Loans.  (a)  The Borrower
          --------------------------------------------------
hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Administrative Agent shall not be
                         --------
obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Administrative Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of SECTION 2.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Class and Type of Loans comprising such Borrowing, as determined under the provisions of SECTION 2.8. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

     (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of
                                               --------
such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

     2.4. Notes.  (a)  The Loans made by each Lender shall be evidenced (i) in
          -----
the case of Tranche A Term Loans, by a Tranche A Term Note appropriately completed in substantially the form of EXHIBIT B-1, (ii) in the case of Tranche B Term Loans, by a Tranche B Term Note appropriately completed in substantially the form of EXHIBIT B-2, (iii) in the case of Revolving Loans, by a Revolving Credit Note appropriately completed in substantially the form of EXHIBIT B-3, and (iv) in the case of the Swingline Loans, by a Swingline Note appropriately completed in substantially the form of EXHIBIT B-4.

     (b) Each Tranche A Term Note issued to a Tranche A Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Tranche A Commitment (or, in the case of a Tranche A Term Note issued after the Closing Date, in an amount equal to the unpaid principal amount of such Lender's Tranche A Term Loan), (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable from time to time to the Tranche A Term Loan made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (c) Each Tranche B Term Note issued to a Tranche B Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Tranche B Commitment (or, in the case of a Tranche B Term Note issued after the Closing Date, in an amount equal to the unpaid principal amount of such Lender's Tranche B Term Loan), (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable from time to time to the Tranche B Term Loan made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (d)  Each Revolving Credit Note issued to a Revolving Credit Lender shall
(i) be executed by the Borrower, (ii) be payable to the order of such Lender,
(iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable to the

Revolving Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (e) The Swingline Note shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to the Swingline Commitment,
(v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable to the Swingline Loans made from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (f) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that
                                                         --------  -------
the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

     2.5. Termination and Reduction of Commitments and Swingline Commitment.
          -----------------------------------------------------------------
(a) The Tranche A Commitments and the Tranche B Commitments shall be automatically and permanently terminated at 5:00 p.m., Charlotte time, on the earlier of (i) October 18, 1996 and (ii) the Closing Date, unless the Term Loans have been made in full prior to such time. The Revolving Credit Commitments shall be automatically and permanently terminated on the earlier of (i) October 18, 1996 (if the Closing Date shall not have occurred on or prior to such date) and (ii) the Revolving Credit Maturity Date (unless sooner terminated pursuant to subsections (b) or (c) below or SECTION 9.2). The Swingline Commitment shall be automatically and permanently terminated on the Swingline Maturity Date (unless sooner terminated pursuant to subsections (c) or (d) below or SECTION 9.2).

     (b) The Revolving Credit Commitments shall, on each date upon which a prepayment of the Term Loans is required under SECTIONS 2.6(E) through 2.6(I) (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, be automatically and permanently reduced by the amount, if any, by which the amount of such required prepayment (determined as if an unlimited amount of Term Loans were outstanding) exceeds the aggregate principal amount of Term Loans then actually outstanding, as more particularly set forth in SECTION 2.6(J).

     (c) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent (and, in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), the Borrower may terminate in whole or reduce in part the aggregate Unutilized Revolving Credit Commitments or the Unutilized Swingline Commitment, provided that any such partial reduction shall be in an
                      --------
aggregate amount of not less than $5,000,000 ($500,000 in the case of the Unutilized Swingline Commitment) or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection (c) may not thereafter be reinstated.

     (d)  Each reduction of the Revolving Credit Commitments pursuant to this
SECTION 2.5 shall be applied ratably among the Revolving Credit Lenders according to their respective Revolving Credit Commitments. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Revolving Credit Commitments pursuant to this SECTION 2.5 that has the effect of reducing the aggregate Revolving Credit Commitments to an amount less than the amount of the Swingline Commitment at such time shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the aggregate Revolving Credit Commitments (as so reduced), without any further action on the part of the Borrower or the Swingline Lender.

     2.6. Mandatory Repayments and Prepayments.  (a)  Except to the extent due
          ------------------------------------
or made sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Tranche A Term Loans in the amounts and on the dates set forth below:

          Date                            Payment Amount
          ----                            --------------
          March 31, 1998                  $2,500,000
          June 30, 1998                   $2,500,000
          September 30, 1998              $2,500,000
          December 31, 1998               $2,500,000
          March 31, 1999                  $3,750,000
          June 30, 1999                   $3,750,000
          September 30, 1999              $3,750,000
          December 31, 1999               $3,750,000
          March 31, 2000                  $5,000,000
          June 30, 2000                   $5,000,000
          September 30, 2000              $5,000,000
          December 31, 2000               $5,000,000
          March 31, 2001                  $6,250,000
          June 30, 2001                   $6,250,000
          September 30, 2001              $6,250,000
          December 31, 2001               $6,250,000
          March 31, 2002                  $7,500,000
          June 30, 2002                   $7,500,000
          September 30, 2002              $7,500,000
          December 31, 2002               $7,500,000

     (b) Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Tranche B Term Loans in the amounts and on the dates set forth below:

          Date                              Payment Amount
          ----                              --------------
          March 31, 1997                    $250,000
          June 30, 1997                     $250,000
          September 30, 1997                $250,000
          December 31, 1997                 $250,000
          March 31, 1998                    $250,000
          June 30, 1998                     $250,000

           September 30, 1998       $   250,000
           December 31, 1998        $   250,000
           March 31, 1999           $   250,000
           June 30, 1999            $   250,000
           September 30, 1999       $   250,000
           December 31, 1999        $   250,000
           March 31, 2000           $   250,000
           June 30, 2000            $   250,000
           September 30, 2000       $   250,000
           December 31, 2000        $   250,000
           March 31, 2001           $   250,000
           June 30, 2001            $   250,000
           September 30, 2001       $   250,000
           December 31, 2001        $   250,000
           March 31, 2002           $   250,000
           June 30, 2002            $   250,000
           September 30, 2002       $   250,000
           December 31, 2002        $   250,000
           March 31, 2003           $10,000,000
           June 30, 2003            $10,000,000
           September 30, 2003       $10,000,000
           December 31, 2003        $10,000,000
           March 31, 2004           $18,000,000
           June 30, 2004            $18,000,000
           September 30, 2004       $18,000,000

     (c) To the extent not previously paid, and except to the extent due or made sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) the aggregate outstanding principal of the Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date,
(iii) the aggregate outstanding principal of the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date, and (iv) the aggregate outstanding principal of the Swingline Loans shall be due and payable on the Swingline Maturity Date.

     (d) In the event that at any time the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made on the date of determination) shall exceed the aggregate Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the Borrower will immediately prepay the outstanding principal amount of the Revolving Loans in the amount of such excess; provided that, to the extent
                                                  --------
such excess amount is greater than the aggregate principal amount of Swingline Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for the Letter of Credit Exposure of the Revolving Credit Lenders, as more particularly described in
SECTION 3.8, and
thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

     (e) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Term Loans in an amount equal to 100% of all amounts (including interest) in excess of $1,000,000, if any, received by the Borrower pursuant to
Section 1.5 of the Asset Purchase Agreement as a result of the Petersen Purchase Price Adjustment; provided that, if at the time such prepayment is required to
                  --------
be made, Net Availability (determined with reference to the Leverage Ratio as set forth in the Compliance Certificate then most recently delivered to the Lenders, whether on the Closing Date or under SECTION 6.2(A)) is less than $15,000,000, such prepayment shall be applied first to the Revolving Loans (but without any corresponding reduction in the Revolving Credit Commitments) to the extent of such difference, and then to the Term Loans.

     (f) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Term Loans in an amount equal to 75% of the Net Cash Proceeds from any Equity Issuance or 100% of the Net Cash Proceeds from any Debt Issuance, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

     (g) Not later than 180 days after its receipt of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (and in any event upon its determination not to repair or replace any property subject to such Casualty Event), the Borrower will prepay the outstanding principal amount of the Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied or committed to be applied within a reasonable period to the repair or replacement of property subject to such Casualty Event) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that, notwithstanding the foregoing, (i) nothing in
          --------  -------
this subsection shall be deemed to limit or otherwise affect any right of the Administrative Agent herein or in any of the other Credit Documents to receive and hold such proceeds as loss payee and to disburse the same to the Borrower upon the terms hereof or thereof, or any obligation of the Borrower and each of its Subsidiaries herein or in any of the other Credit Documents to remit any such proceeds to the Administrative Agent upon its receipt thereof, and (ii) any and all such proceeds received or held by the Administrative Agent or the Borrower or any of its Subsidiaries during the continuance of an Event of Default (regardless of any proposed or actual use thereof for repair or replacement) shall be applied to prepay the outstanding principal amount of the Term Loans.

     (h) Not later than 180 days after its receipt thereof (and in any event upon its determination not to acquire additional assets or properties or otherwise to reinvest in its businesses), the Borrower will prepay the outstanding principal amount of the Term Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition (less any amounts theretofore expended or committed to be expended within a reasonable period to acquire assets or properties or otherwise reinvested in its businesses) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under SECTION 8.4.

     (i) Concurrently with the delivery of its annual financial statements after the end of each fiscal year, beginning with the fiscal year ending December 31, 1997, and in any event not later than one hundred (100) days after the last day of each such fiscal year, the Borrower will prepay the outstanding principal amount of the Term Loans in an amount equal to 75% of Excess Cash Flow, if any, for such fiscal year and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in substantially the form of EXHIBIT C and setting forth the calculation of such Excess Cash Flow; provided, however, that (i) in the event
                                      --------  -------
that the Leverage Ratio is less than 5.0 : 1.0 but greater than or equal to 4.0 : 1.0 as of the last day of any such fiscal year, the prepayment required under this subsection shall be an amount equal to 50% of Excess Cash Flow, if any, for such fiscal year, and (ii) in the event that the Leverage Ratio is less than 4.0 : 1.0 as of the last day of any such fiscal year, the Borrower shall not be required to make any prepayment of the Term Loans pursuant to this subsection in respect of Excess Cash Flow for such fiscal year.

     (j) Each prepayment of the Term Loans made pursuant to subsections (e) through (i) above (each, a "Prepayment Event") shall be applied (i) first, to reduce the outstanding principal amount of the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis, with each such reduction made pursuant to subsection (e), (f) or (i) above to be applied to the scheduled principal payments on the Tranche A Term Loans and the Tranche B Term Loans (as set forth in subsections (a) and (b) above) in the inverse order of maturity, and with each such reduction made pursuant to subsection (g) or (h) above to be applied to such scheduled principal payments pro rata over the remaining terms of such Loans, (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to reduce the outstanding principal amount of the Swingline Loans, with a corresponding reduction to the Revolving Credit Commitments as provided in SECTION 2.5(B), (iii) third, to the extent of any excess remaining after application as provided in clauses (i) and (ii) above, to reduce the outstanding principal amount of the Revolving Loans, with a corresponding reduction to the Revolving Credit Commitments as provided in
SECTION 2.5(B), and (iv) fourth, to the extent of any excess remaining after application as provided in clauses (i), (ii) and (iii) above, to pay any outstanding Reimbursement Obligations, and thereafter to cash collateralize Letter of Credit Exposure pursuant to SECTION 3.8. Each such prepayment shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each, and within each Class of Loans shall be applied first to prepay all ABR Loans before any LIBOR Loans are prepaid.

     (k) In the event and on each occasion that a Prepayment Event occurs, the Borrower shall give to the Administrative Agent and the Lenders at least three
(3) Business Days' prior written notice of such event (to the extent practicable), the amount of Loans anticipated to be prepaid and the application of such prepayment as set forth in subsection (j) above. Any Lender holding a Tranche B Term Loan may elect, by notice to the Administrative Agent in writing at least two (2) Business Days prior to any such prepayment of Tranche B Term Loans required to be made by the Borrower in respect of any Prepayment Event, to cause all or a portion of such prepayment to be applied instead to prepay Tranche A Term Loans in accordance with subsection (j) above. If and to the extent, however, that the aggregate amount of the prepayment which any holders of Tranche B Term Loans so elect to refuse exceeds the principal amount of Tranche A Term Loans remaining outstanding after any concurrent prepayment of Tranche A Term Loans, the portion of such prepayment that exceeds such outstanding principal amount of the Tranche A Term Loans shall be allocated among such electing holders of Tranche B Term Loans pro rata according to the outstanding principal amount of the Tranche B Term Loan of each such holder and applied to the payment of such holders' Tranche B Term Loans.

     (l) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this SECTION 2.6 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
SECTION 2.18 to be paid as a consequence thereof.

     2.7.  Voluntary Prepayments.  (a)  At any time and from time to time, the
           ---------------------
Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice (or oral notice promptly confirmed in writing) given to the Administrative Agent not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to each intended prepayment, provided that (i) each partial
                                                 --------
prepayment shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under SECTION 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice (each, a "Notice of Prepayment") shall be given in the form of EXHIBIT D (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT D), shall specify the proposed date of such prepayment and the aggregate principal amount, Class and Type of Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Notwithstanding the foregoing provisions of this subsection (a), the Borrower may prepay the Swingline Loans at any time and from time to time after the date hereof, in whole or in part, without premium or penalty, upon written notice (or oral notice promptly confirmed in writing) delivered to the Administrative Agent no later than 1:00 p.m., Charlotte time, on the date of such prepayment, provided that each partial prepayment of
                                --------
Swingline Loans shall be in an aggregate principal amount of not less than $500,000 or, if greater, an integral multiple of $250,000 in excess thereof. Revolving Loans and Swingline Loans (but not Term Loans) prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

     (b) Each prepayment of the Term Loans made pursuant to subsection (a) above shall be applied to reduce the outstanding principal amount of the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis, with each such reduction to be applied to the scheduled principal payments on the Tranche A Term Loans and the Tranche B Term Loans (as set forth in SECTIONS 2.6(A) and 2.6(B)) in the inverse order of maturity. Each such prepayment shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

     (c) Upon receipt by the Administrative Agent of a Notice of Prepayment with respect to any Term Loans, the Administrative Agent will notify each Lender holding a Tranche B Term Loan of such intended prepayment. Any Lender holding a Tranche B Term Loan may elect, by notice to the Administrative Agent in writing at least two (2) Business Days prior to any such prepayment, to cause all or a portion of such prepayment to be applied instead to prepay Tranche A Term Loans in accordance with subsection (b) above. If and to the extent, however, that the aggregate amount of the prepayment which any holders of Tranche B Term Loans so elect to refuse exceeds the principal amount of Tranche A Term Loans remaining outstanding after any concurrent prepayment of Tranche A Term Loans, the portion of such prepayment that exceeds such outstanding principal amount of the Tranche A Term Loans shall be allocated among such electing holders of Tranche B Term Loans pro rata according to the outstanding principal amount of the Tranche B Term Loan of each such holder and applied to the payment of such holders' Tranche B Term Loans.

     2.8.  Interest.  (a)  The Borrower will pay interest in respect of the
           --------
unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Alternate Base Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is an ABR Loan, and (ii) at the Adjusted LIBOR Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

     (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Alternate Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Alternate Base Rate applicable to Revolving Loans plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

     (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

               (i) in respect of each ABR Loan (including any ABR Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid
                   --------
     in full and the Commitments have been terminated, then accrued interest in respect of all ABR Loans shall be payable together with such repayment or prepayment on the date thereof;

               (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause
     (iv) in SECTION 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on the date three months after the first day of such Interest Period; provided, that in the
                                                         --------
     event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

               (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the
                                              --------
aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Revolving Borrowing or Notice of Conversion/Continuation, and upon each change in the Alternate Base Rate; provided, however, that the failure of the Administrative Agent to provide the
--------  -------
Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

     2.9.  Fees.  The Borrower agrees to pay:
           ----

     (a) To First Union and CIBC for their own respective accounts, on the date of execution of this Agreement, the fees described in paragraph (i) of the Fee Letter, in the amounts set forth therein as due and payable on such date;

     (b) To the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee (the "Revolving Credit Commitment Fee") for the period from the date of this Agreement to the Revolving Credit Termination Date, at a per annum rate equal to the Applicable Margin Percentage for the Revolving Credit Commitment Fee, on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the average daily aggregate Unutilized Revolving Credit Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and
(ii) on the Revolving Credit Termination Date;

     (c) To the Administrative Agent, for the account of each Revolving Credit Lender, a letter of credit fee for each calendar quarter in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage from time to time during such quarter for Revolving Loans that are maintained as LIBOR Loans, on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit;

     (d) To the Issuing Lender, for its own account, a facing fee for each calendar quarter in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.25% on the daily average aggregate Stated Amount of such Letters of Credit (provided, however, that, notwithstanding the
                                  --------  -------
foregoing, the amount of such fee with regard to any single Letter of Credit shall not be less than $500), payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit; and

     (e) To the Administrative Agent, for its own account, the annual administrative fee described in paragraph (ii) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

     2.10. Interest Periods.  Concurrently with the giving of (y) a Notice of
           ----------------
Revolving Borrowing or (z) a Notice of Conversion/Continuation in respect of any Borrowing (whether in respect of Term Loans or Revolving Loans) comprised of ABR Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, three or six-month period; provided, however, that:
              --------  -------

           (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

           (iii) LIBOR Loans may not be outstanding under more than seven (7) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

           (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

           (v) the Borrower may not select any Interest Period that begins prior to the Closing Date or that expires (x) after the Tranche A Maturity Date, with respect to Tranche A Term Loans that are to be maintained as LIBOR Loans, (y) after the Tranche B Maturity Date, with respect to Tranche B Term Loans that are to be maintained as LIBOR Loans, or (z) after the Revolving Credit Maturity Date, with respect to Revolving Loans that are to be maintained as LIBOR Loans;

           (vi) the Borrower may not select any Interest Period having a duration longer than one month at any time prior to the Syndication Completion Date;

           (vii) no Interest Period may be selected for any Borrowing of Tranche A Term Loans that would end after a scheduled date for repayment of principal of the Tranche A Term Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Tranche A Term Loans that are ABR Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

           (viii) no Interest Period may be selected for any Borrowing of Tranche B Term Loans that would end after a scheduled date for repayment of principal of the Tranche B Term Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Tranche B Term Loans that are ABR Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

           (ix) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

           (x) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into ABR Loans as of the expiration of the then current Interest Period applicable thereto.

     2.11. Conversions and Continuations.  (a)  The Borrower shall have the
           -----------------------------
right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any ABR Loans of any Class into LIBOR Loans of the same Class, or to convert any LIBOR Loans of any Class the Interest Periods for which end on the same day into ABR Loans of the same Class, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans of any Class the Interest Periods for which end on the same day for an additional Interest Period, provided that (w) any such conversion of LIBOR Loans into ABR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; any such conversion of ABR Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) except as otherwise provided in SECTION 2.16(D), LIBOR Loans may be converted into ABR Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into an ABR Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 2.18 to be paid as a consequence thereof), (y) no such conversion or continuation shall be permitted with regard to any ABR Loans that are Swingline Loans, and (z) no conversion of ABR

Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) The Borrower shall make each such election by giving the Administrative Agent written notice (or oral notice promptly confirmed in writing) not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of ABR Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into ABR Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT E (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT E) and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount, Class and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender having a Commitment for Loans of the relevant Class (or having outstanding Loans of the relevant Class) of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to ABR Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).

     2.12. Method of Payments; Computations.  (a)  All payments by the Borrower
           --------------------------------
hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders), at the Administrative Agent's office referred to in SECTION 11.5, prior to 1:00 p.m., Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 1:00 p.m., Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the proviso of clause (iv) in SECTION 2.10 is applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 1:00 p.m., Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 1:00 p.m., Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative

Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

     (c) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, at the Federal Funds Rate.

     (d) Each Lender for whose account any payment is to be made hereunder may, but shall not be obligated to, debit the amount of any such payment not made as and when required hereunder to any ordinary deposit account of the Borrower with such Lender (with prompt notice to the Administrative Agent and the Borrower); provided, however, that the failure to give such notice shall not
               --------  -------
affect the validity of such debit by such Lender.

     (e) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on ABR Loans, 365 or 366 days, as the case may be, or (ii) in all other instances, 360 days; and in each instance under (i) and (ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

     2.13. Recovery of Payments.  (a)  The Borrower agrees that to the extent
           --------------------
the Borrower makes a payment or payments to or for the account of the Administrative Agent, the Issuing Lender or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

     2.14. Use of Proceeds.  The proceeds of the Loans shall be used solely (i)
           ---------------
to finance a portion of the purchase price of the Petersen Acquisition, (ii) to pay or reimburse reasonable transaction fees and expenses in connection with the consummation of the Petersen Acquisition, the consummation of the transactions contemplated hereby and the consummation of the other Transactions, and (iii) in the case of the Revolving Loans only, for working capital and general corporate purposes and to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in SECTION 6.9.

     2.15. Pro Rata Treatment; Sharing of Payments.  (a)  Except in the case of
           ---------------------------------------
Swingline Loans, all fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans of such Class (in the case of the initial funding of Loans of such Class pursuant to SECTION 2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Loans of such Class pursuant to SECTION 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

     (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to SECTION 11.7 or SECTION 2.20) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess
              --------  -------
payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

     2.16. Increased Costs; Change in Circumstances; Illegality; etc.  (a)  If,
           ---------------------------------------------------------
at any time after the date hereof and from time to time, the introduction of or any change after the date hereof in any applicable law, rule or regulation or in the interpretation or administration thereof by any

Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than taxes on the overall net income of such Lender or its applicable Lending Office or any change in the rate or basis thereof), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or participating in Letters of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

     (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change after the date hereof in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or issuance of or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

     (c) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or
(z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into ABR Loans, (ii) the obligation of the Lenders to make, to convert ABR Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Revolving Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for ABR Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

     (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into an ABR Loan, (ii) the obligation of such Lender to make, to convert ABR Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing of Revolving Loans for which the Administrative Agent has received a Notice of Revolving Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Revolving Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for an ABR Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

     (e) Determinations by the Administrative Agent or any Lender for purposes of this SECTION 2.16 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No
            --------
failure by the Administrative Agent or any Lender at any time to demand payment of any amounts payable under this SECTION 2.16 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this SECTION 2.16 shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

     2.17. Taxes.  (a)  Any and all payments by the Borrower hereunder or under
           -----
any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Administrative Agent or any Lender by the United States or by the jurisdiction under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.17), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment.

     (b) The Borrower will indemnify the Administrative Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.17) paid by the Administrative Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted; provided
                                                                       --------
that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as the case may be, will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor.

     (c) Each of the Administrative Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Administrative Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this SECTION 2.17 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the
                               --------  -------
request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Administrative Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

     (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Administrative Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue

Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Administrative Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Administrative Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

     (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Administrative Agent as therein required, then the Borrower and the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     2.18. Compensation.  The Borrower will compensate each Lender upon demand
           ------------
for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Revolving Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to SECTION 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this SECTION
2.18 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender
                                            --------  -------
may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION
2.18. Determinations by any Lender for purposes of this SECTION 2.18 of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.
--------

     2.19. Duty to Mitigate.  Any of the Administrative Agent or any Lender
           ----------------
claiming any additional amounts payable pursuant to SECTION 2.16(A), SECTION 2.16(B) or SECTION 2.17 or exercising its rights under SECTION 2.16(D) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower or to change the jurisdiction of its applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of the Administrative Agent or such Lender, as the case may be, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. Each of the Administrative Agent and each Lender agrees to use reasonable efforts to notify the Borrower as promptly as practicable upon its becoming aware that circumstances exist that would cause the Borrower to become obligated to pay additional amounts to the Administrative Agent or such Lender pursuant to
SECTION 2.16(A), SECTION 2.16(B) or SECTION 2.17 or that would entitle such Lender to exercise its rights under SECTION 2.16(D).

     2.20. Replacement of Lenders.  The Borrower may, at any time and so long as
           ----------------------
no Default or Event of Default has then occurred and is continuing, replace any Lender that has requested additional amounts from the Borrower under SECTION 2.16(A), SECTION 2.16(B) or SECTION 2.17 or the obligation of which to make or maintain LIBOR Loans has been suspended under SECTION 2.16(D), in either case by written notice to such Lender and the Administrative Agent given not more than thirty (30) days after any such event and identifying one or more Persons each of which shall be reasonably acceptable to the Administrative Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"), provided that (i) the notice from the
                                     --------
Borrower to the Replaced Lender and the Administrative Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to SECTION 11.7(A) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to
SECTION 11.7(A)), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Administrative Agent, all (but not less than all) of the Commitments and outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of
(y) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (z) the Replaced Lender's ratable share of all accrued but unpaid fees owing to the Replaced Lender hereunder, and
(iii) all other obligations of the Borrower owing to the Replaced Lender under this Agreement (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including, without limitation, amounts payable under SECTION 2.18 as a result of the actions required to be taken under this SECTION 2.20, shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date.


                                  ARTICLE III

                               LETTERS OF CREDIT

     3.1.  Issuance.  Subject to and upon the terms and conditions herein set
           --------
forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Maturity Date and (ii) the Revolving Credit Termination Date, and upon request by the Borrower in accordance with the provisions of SECTION 3.2, issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Notwithstanding the foregoing:

     (a) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to the aggregate Letter of Credit Exposure of the Revolving Credit Lenders at such time, would exceed $10,000,000 or (ii) when added to the sum of (x) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time, (y) the aggregate principal amount of all Revolving Loans then outstanding and (z) the aggregate principal amount of all Swingline Loans then outstanding, would exceed the aggregate Revolving Credit Commitments at such time;

     (b) Unless the Issuing Lender otherwise agrees, there shall not be more than five (5) Letters of Credit issued and outstanding at any time;

     (c) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Maturity Date or, in any event, more than one
(1) year after its date of issuance; provided, however, that a Letter of Credit
                                     --------  -------
may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

     (d) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTIONS 4.1 (if applicable) or 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

     3.2.  Notices.  Whenever the Borrower desires the issuance of a Letter of
           -------
Credit, the Borrower will give the Issuing Lender written notice (or oral notice promptly confirmed in writing) with a copy to the Administrative Agent not later than 1:00 p.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of EXHIBIT F (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT F) and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents required by the

Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Lender.

     3.3.  Participations.  Immediately upon the issuance of any Letter of
           --------------
Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of
                    --------  -------
Credit described in SECTION 2.9(D) shall be payable directly to the Issuing Lender as provided therein, and the Revolving Credit Lenders shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of the Lenders pursuant to SECTION 11.7(A), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

     3.4.  Reimbursement.  The Borrower hereby agrees to reimburse the Issuing
           -------------
Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment (provided that any
                                                           --------
such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Revolving Loans made on or prior to the next Business Day following the date of the Borrower's receipt of notice of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 1:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, the Adjusted Alternate Base Rate applicable to Revolving Loans as in effect from time to time during such period, such interest also to be payable on demand.
The Issuing Lender will provide the Administrative Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

     3.5.  Payment by Revolving Loans.  In the event that the Issuing Lender
           --------------------------
makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to SECTION 3.4, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 3.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Revolving Credit Lender, of such failure. If the Administrative Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Revolving Credit Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Revolving Credit Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Administrative Agent such other Lender's pro rata share of any such payment. Each such payment by a Revolving Credit Lender under this SECTION 3.5 of its pro rata share of an amount paid by the Issuing Lender shall constitute a Revolving Loan by such Revolving Credit Lender (the Borrower being deemed to have given a timely Notice of Revolving Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized
           --------
Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

     3.6.  Payment to Lenders.  Whenever the Issuing Lender receives a payment
           ------------------
in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Revolving Credit Lenders pursuant to SECTION 3.5, the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Revolving Credit Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Revolving Credit Lenders) of such Reimbursement Obligation.

     3.7.  Obligations Absolute.  The Reimbursement Obligations of the Borrower,
           --------------------
and the obligations of the Revolving Credit Lenders under SECTION 3.5 to make payments to the Administrative Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

     (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to
---------
comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

     (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft,
                                                        --------
certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

     (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

     (g)   The occurrence of any Default or Event of Default; or

     (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary (so long as such documents appear on their face to comply with the terms of such Letter of Credit), (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

     3.8.  Cash Collateral Account.  At any time and from time to time (i) after
           -----------------------
the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under SECTION 2.6(D), or to the extent any amount of a required prepayment under any of SECTIONS 2.6(E) through 2.6(I) remains after prepayment of all outstanding Loans and Reimbursement Obligations and termination of the Commitments, as contemplated by
SECTION 2.6(J), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account"). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Revolving Credit Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide cash collateral pursuant to SECTION 2.6(D), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum
                    --------
of (x) the aggregate principal amount of all Revolving Loans outstanding at such time, (y) the aggregate principal amount of all Swingline Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time would not exceed the Aggregate Revolving Credit Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

     3.9.  Effectiveness.  Notwithstanding any termination of the Revolving
           -------------
Credit Commitments or repayment of the Loans, or both, the obligations of the Borrower under this ARTICLE III shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.


                                  ARTICLE IV

                            CONDITIONS OF BORROWING

     4.1.  Conditions of Initial Borrowing.  The obligation of each Lender to
           -------------------------------
make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes and any certificates or instruments required to be delivered under the Borrower Pledge and Security Agreement and the Parent Pledge and Security Agreement, in sufficient copies for each Lender:

             (i) (w) a Tranche A Term Note for each Tranche A Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Tranche A Commitment, (x) a Tranche B Term Note for each Tranche B Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Tranche B Commitment, (y) a Revolving Credit Note for each Revolving Credit Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Revolving Credit Commitment, and (z) a Swingline Note for the Swingline Lender, in the amount of the Swingline Commitment, in each case duly completed in accordance with the relevant provisions of SECTION 2.4 and executed by the Borrower;

            (ii) the Parent Guaranty, duly completed and executed by each of BrightView and Holdings;

           (iii) the Borrower Pledge and Security Agreement, duly completed and executed by the Borrower, and the Parent Pledge and Security Agreement, duly completed and executed by each of BrightView and Holdings, in each case together with any certificates evidencing the interests being pledged thereunder as of the Closing Date and undated assignments separate from certificate for any such certificate, duly executed in blank, and any promissory notes being pledged thereunder, duly endorsed in blank (or, in the case of uncertificated interests, appropriately completed and duly executed instructions for registration and notification thereof); and

            (iv) the favorable opinions of (A) Kirkland & Ellis, special counsel to the Credit Parties, in substantially the form of EXHIBIT J-1, and (B) Heller, Ehrman, White & McAuliffe, special California counsel to the Credit Parties, in substantially the form of EXHIBIT J-2, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     (b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions, the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions, the initial Loans hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the Transactions, the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since November 30, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the consummation of the Petersen Acquisition have been satisfied in all material respects and have not been waived or amended without the prior written consent of the Administrative Agent.

     (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles of organization and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, and (ii) that attached thereto is a true and complete copy of the limited liability company operating agreement of the Borrower and all amendments thereto, as then in effect, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement or any of the other Credit Documents on behalf of the Borrower, and attaching all such copies of the documents described above.

     (d) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of Holdings, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles of organization and all amendments thereto of Holdings, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, and (ii) that attached thereto is a true and complete copy of the limited liability company operating agreement of Holdings and all amendments thereto, as then in effect, and as to the incumbency and genuineness of the signature of each officer of Holdings executing any of such Credit Documents on behalf of Holdings, and attaching all such copies of the documents described above.

     (e) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of BrightView, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of BrightView, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of BrightView, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate and (iii) that attached thereto is a true and complete copy of the resolutions adopted by the board of directors of BrightView (x) authorizing the execution, delivery and performance by BrightView of the Credit Documents to which it is a party, (y) authorizing, in its capacity as the managing member of Holdings, the execution, delivery and performance by Holdings of the Credit Documents to which Holdings is a party, and (z) authorizing, in its capacity as the managing member of Holdings (in Holdings' capacity as the managing member of the Borrower), the execution, delivery and performance by the Borrower of the Credit Documents to which the Borrower is a party, and as to the incumbency and genuineness of the signature of each officer of BrightView executing any of such Credit Documents, and attaching all such copies of the documents described above.

     (f) The Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower, Holdings and BrightView under the laws of the State of Delaware, from the Secretary of State of Delaware, and (ii) certificates as of a recent date of the qualification of the Borrower to conduct business as a foreign corporation in the States of Illinois and California, from the Secretaries of State of Illinois and California.

     (g) All aspects of the structure and documentation of the Transactions (including the Asset Purchase Agreement, the Subordinated Debt Agreement, the Securities Purchase Agreement, the Securityholders Agreement and the other Transaction Documents), all legal matters and documentation relating to the Facilities, and all corporate or other proceedings incident to the Transactions, shall be satisfactory in form and substance to the Administrative Agent, and the Documentation Agent, and the Administrative Agent shall have received copies of the executed Transaction Documents in such number as it shall have reasonably requested.

     (h) Except as set forth on SCHEDULE 5.4, all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions shall have been obtained, (without the imposition of conditions that are not acceptable to the Administrative Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Transaction Documents or the consummation of the Transactions, or that, in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

     (i) The Asset Purchase Agreement shall not have been amended, modified or supplemented, nor any provision thereof waived, in any material respect since the date thereof, except as shall have been approved in writing by the Administrative Agent; BrightView shall have duly complied with and performed in all material respects all of its agreements and conditions set forth in the Asset Purchase Agreement required to be complied with or performed by it on or prior to the closing date thereunder; the Asset Purchase Agreement, the Petersen License Agreement and the other documents and instruments executed and delivered by Petersen in connection with the Asset Purchase Agreement shall be in full force and effect, and BrightView's rights and interest thereunder shall have been assigned to the Borrower in compliance with the terms thereof and pursuant to documentation acceptable to the Administrative Agent; the Administrative Agent shall have received evidence satisfactory to it that, concurrently with the making of the initial Loans hereunder, the Petersen Acquisition shall be consummated in all material respects in accordance with the terms of the Asset Purchase Agreement and in compliance with all applicable Requirements of Law, including any necessary stockholder approvals; the Administrative Agent shall have received a letter from O'Melveny & Myers LLP, counsel to Petersen, addressed to the Administrative Agent and the Lenders and in sufficient copies for each Lender, to the effect that the Administrative Agent and the Lenders are entitled to rely on their opinion delivered to the Borrower in connection with the Petersen Acquisition as if such opinion were addressed to them and attaching a copy thereof; and after giving effect to the Petersen Acquisition, senior management of the Borrower shall be reasonably acceptable to the Administrative Agent.

     (j) The Administrative Agent shall have received evidence in form and substance satisfactory to it that the Borrower shall have received gross cash proceeds of not less than $100,000,000 from the issuance of the Subordinated Bridge Indebtedness pursuant to the Subordinated Debt Agreement or from such other issuance of debt securities as is acceptable to the Lenders, in either case on terms and conditions satisfactory to the Administrative Agent.

     (k) The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that the Equity Contribution shall have been made, that Holdings and BrightView shall have contributed to the capital of the Borrower gross proceeds of not less than $163,000,000 therefrom (including cash proceeds of not less than $138,000,000), and that Willis Stein shall have contributed not less than $50,000,000 of the Equity Contribution, all on terms and conditions satisfactory to the Administrative Agent.

     (l) All transaction fees and expenses payable by or on behalf of the Borrower in connection with the Transactions shall be in an aggregate amount reasonably acceptable to the Administrative Agent, and the Administrative Agent shall have received such evidence thereof in form and substance satisfactory to it (including itemizations thereof) as it shall have reasonably requested.

     (m) The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing (i) any judgment or tax lien filing that names the Borrower as debtor in any of the jurisdictions listed on Annex A to the Borrower Pledge and Security Agreement or that names Holdings or BrightView as debtor in any of the jurisdictions listed beneath its respective name on Annex A to the Parent Pledge and Security Agreement and (ii) any Uniform Commercial Code financing statement that names the Borrower, Holdings or BrightView as debtor in any of such jurisdictions, as applicable, and the results thereof shall be satisfactory to the Administrative Agent.

     (n) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed UCC-1 financing statements in each jurisdiction listed on Annex A to the Borrower Pledge and Security Agreement or Annex A to the Parent Pledge and Security Agreement) necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made.

     (o) The Administrative Agent shall have received a duly executed consent from Petersen and Robert Petersen, in form and substance satisfactory to it, to the grant of a security interest by the Borrower pursuant to the Borrower Pledge and Security Agreement in the Petersen License Agreement.

     (p) Since November 30, 1995, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (q) The Borrower shall have paid (i) to First Union and CIBC, the unpaid balance of the fees described in paragraph (i) of the Fee Letter, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in paragraph (ii) of the Fee Letter, and (iii) all other fees and expenses of the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (r) The Administrative Agent shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheet and the Projections as described in SECTIONS 5.10(C) and 5.10(D), all of which shall be in form and substance satisfactory to the Administrative Agent.

     (s) The Administrative Agent shall have received evidence, in form and substance satisfactory to it, demonstrating the Borrower's compliance with the Leverage Ratio, determined on a pro forma basis as of November 30, 1996 after giving effect to the initial Loans hereunder and the consummation of the Transactions, and further demonstrating that as of the Closing Date and after giving effect to the Transactions (i) Consolidated Funded Debt is not greater than $300,000,000 and (ii) Net Availability is greater than $15,000,000. The Borrower makes no representation or warranty as to any forecast or projection for September, October or November 1996 on which such evidence may be based.

     (t) The Administrative Agent shall have received, in form and substance satisfactory to it, the financial statements of the Business at August 31, 1996 and for the nine-month period then ended, together with the review letter of Ernst & Young, L.L.P. thereon.

     (u) The Administrative Agent shall have received from the Borrower its consolidated operating budget for the period from the Closing Date through December 31, 1997, and the same shall be in form and substance satisfactory to the Administrative Agent.

     (v) The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of SECTION
6.6 and those provisions of the Borrower Pledge and Security Agreement relating to the maintenance of insurance have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on
SCHEDULE 5.17 and all other or additional coverages required under the Borrower Pledge and Security Agreement and naming the Administrative Agent as loss payee or additional insured, as its interests may appear.

     (w) The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

     (x) The Administrative Agent shall have received such other documents, certificates, opinions and instruments in connection with the Transactions as it shall have reasonably requested.

     4.2.  Conditions of All Borrowings.  The obligation of each Lender to make
           ----------------------------
any Loans hereunder, including the initial Loans (but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to SECTION 2.2(E)), and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

     (a) The Administrative Agent shall have received a Notice of Revolving Borrowing in accordance with SECTION 2.2(B), or (together with the Swingline Lender) a Notice of Swingline Borrowing in accordance with SECTION 2.2(D), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with
SECTION 3.2, as applicable (provided that, insofar as the request for the
                            --------
Borrowing of the Term Loans on the Closing Date is set forth in SECTION 2.2(B), no further notice shall be required as a condition to the Borrowing of the Term Loans);

     (b) Each of the representations and warranties contained in ARTICLE V and in the other Credit Documents shall be true and correct in all material respects on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

     Each giving of a Notice of Revolving Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice (and the making of the request for the Borrowing of the Term Loans set forth in SECTION 2.2(B)), and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders, both before and after giving effect to the Transactions, as follows:

     5.1.  Corporate Organization and Power.  Each Credit Party (i) is a limited
           --------------------------------
liability company, corporation, partnership or other business organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full limited liability company, corporate, partnership or other applicable power and authority to execute, deliver and perform the Transaction Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign limited liability company, corporation, partnership or other business organization and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     5.2.  Authorization; Enforceability.  Each Credit Party has taken, or on
           -----------------------------
the Closing Date will have taken, all necessary limited liability company or corporate action to execute, deliver and perform each of the Transaction Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Transaction Documents to which it is or will be a party. This Agreement constitutes, and each of the other Transaction Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Credit Parties that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles or principles of good faith and fair dealing.

     5.3.  No Violation.  The execution, delivery and performance by each Credit
           ------------
Party of this Agreement and each of the other Transaction Documents to which it is or will be a party, compliance by it with the terms hereof and thereof, and the consummation of the Transactions, do not and will not (i) violate any provision of its articles of organization, certificate of incorporation, certificate of partnership, operating agreement, bylaws, partnership agreement or other constituent documents, as applicable, or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, (iii) require any approval of stockholders, members or partners of any Credit Party or any approval or consent of any Person under any agreement to which any Credit Party is a party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders or such approvals or consents the failure of which to obtain could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, or (iv) except for the Liens granted pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is subject to any restriction or encumbrance on its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Credit Documents, (ii) the Subordinated Debt Agreement and any other agreement or instrument evidencing or governing any Indebtedness permitted under clause (ii) of SECTION 8.2, (iii) applicable Requirements of Law, (iv) customary non-assignment provisions in any lease governing a leasehold interest, (v) the terms of licenses of trademarks and copyrights entered into in the ordinary course of business, and (vi) other contractual restrictions in respect of assets not material to the business of the Credit Parties, taken as a whole.

     5.4.  Governmental Authorization; Permits.  (a)  No consent, approval,
           -----------------------------------
authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by any Credit Party of this Agreement or any of the other Transaction Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings in connection with the Petersen Acquisition that, except as indicated on SCHEDULE 5.4, have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on
SCHEDULE 5.4, (ii) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (iii) consents that would be required in respect of the leases referred to in clause (iv) of SECTION 5.3, and (iv) consents the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Each Credit Party has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

     5.5.  Litigation.  There are no actions, investigations, suits or
           ----------
proceedings pending or, to the knowledge of the Borrower (after due investigation) threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person ("Litigation"), (i) against or affecting any Credit Party or any of such Person's properties that could, if adversely determined, be reasonably expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Transaction Documents or any of the Transactions. The Borrower has not been advised that there is a reasonable likelihood of an adverse determination of any Litigation, which adverse determination, should it occur, would have a Material Adverse Effect.

     5.6.  Taxes.  Each Credit Party has timely filed all federal and all
           -----
material state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Except as described in SCHEDULE 5.6, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of any Credit Party and there is no unresolved claim by any Governmental Authority concerning the tax liability of any Credit Party for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. No Credit Party has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes. As of the Closing Date, no federal income tax return or report has been required to have been filed by any Credit Party.

     5.7.  Subsidiaries.  As of the Closing Date and after giving effect to the
           ------------
Transactions, the Borrower has no Subsidiaries and does not otherwise have any equity or other ownership interest in any corporation, partnership, joint venture or other Person.

     5.8.  Full Disclosure.  All factual information furnished to the
           ---------------
Administrative Agent or any Lender on or prior to the Closing Date in writing by or on behalf of any Credit Party for purposes of or in connection with this Agreement, the transactions contemplated hereby and the other Transactions is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of any Credit Party will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading. No fact is known, no condition exists nor has any event occurred which has not been disclosed herein or in any other document, certificate or statement furnished to the Administrative Agent or the Lenders for use in the transactions contemplated hereby which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.9.  Margin Regulations.  Neither the Borrower nor any of its Subsidiaries
           ------------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

     5.10. Financial Matters.  (a)  To the knowledge of the Borrower, the
           -----------------
audited consolidated balance sheets of Petersen at November 30, 1995, 1994 and 1993 and the related consolidated statements of income, stockholders equity and cash flows of Petersen for the three-year period ended November 30, 1995, certified by Ernst & Young, L.L.P., copies of which have been delivered to the Administrative Agent, were prepared in accordance with Generally Accepted Accounting Principles, have been prepared from, and are consistent with, the books and records of Petersen and fairly present the consolidated financial position of Petersen as at the respective dates thereof and the consolidated results of operations and cash flows of Petersen for the periods then ended. No events which have had or could reasonably be expected to have a Material Adverse Effect have occurred since November 30, 1995 (it being understood that, with regard solely to the period from November 30, 1995 to the Closing Date, such representation is made to the knowledge of the Borrower).

     (b) To the knowledge of the Borrower, the unaudited consolidated balance sheets of Petersen at August 31, 1996 and the related consolidated statements of income, stockholders equity and cash flows of Petersen for the nine-month period then ended, copies of which have been delivered to the Administrative Agent, were prepared in accordance with Generally Accepted Accounting Principles consistently applied (except to the extent noted therein), have been prepared from, and are consistent with, the books and records of Petersen and fairly present the consolidated financial position of Petersen as of such date and the consolidated results of operations and cash flows of Petersen for the period covered thereby, in each case subject to normal year-end audit adjustments (including footnotes), consistent with past practices.

     (c) The unaudited pro forma balance sheet of the Company as of August 31, 1996, a copy of which has heretofore been delivered to the Administrative Agent (the "Pro Forma Balance Sheet"), gives pro forma effect to the consummation of the Petersen Acquisition, the issuance of the Subordinated Bridge Indebtedness, the completion of the Equity Contribution, the extensions of credit made under this Agreement, the payment of transaction fees and expenses incident to the foregoing, and the consummation of all other Transactions, all as if such events had occurred on such date. The Pro Forma Balance Sheet has been prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of footnotes required by Generally Accepted Accounting Principles and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly in all material respects the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the Transactions as described above. Prior to the Closing Date, the Borrower has not engaged in any business, owned any assets or incurred or assumed any liabilities except in connection with the execution and performance of the Transaction Documents.

     (d) The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the six-year period beginning with the year ended December 31, 1996, giving effect to the consummation of the Petersen Acquisition, the issuance of the Subordinated Bridge Indebtedness, the completion of the Equity Contribution, the extensions of credit made under this Agreement, the payment of transaction fees and expenses related to the foregoing, and the consummation of the other Transactions (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections and without any representation or warranty that the projected results will be achieved.

     (e)   Upon consummation of the Transactions and as of the Closing Date:

           (i) The fair saleable value of the assets of the Borrower and each of its Subsidiaries, on a stand-alone basis, exceeds the amount that will reasonably be required to be paid on or in respect of the existing debts and other liabilities (including Contingent Obligations) of such Person as they mature.

           (ii) The assets of each of the Borrower and each of its Subsidiaries, on a stand-alone basis, do not constitute unreasonably small capital for any such Person to carry out its business as conducted as of the Closing Date and as proposed to be conducted, including the capital needs of any such Person, taking into account the particular capital requirements of the business conducted and to be conducted by such Person, and the availability of capital in respect thereof (with reference, without limitation, to the Projections).

           (iii) The Borrower does not intend to, and does not intend to permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of each of such Person). As of the Closing Date, the anticipated cash flow of the Borrower and each of its Subsidiaries, after taking into account all presently anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of Indebtedness of each such Person when such amounts are, as anticipated as of the Closing Date, required to be paid.

           (iv) The Borrower does not intend, and does not believe, that final judgments against any of the Borrower or its Subsidiaries in actions for money damages will be rendered at a time when, or in an amount such that, any such Person will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The anticipated cash flow of the Borrower and each of its Subsidiaries, on a stand-alone basis, after taking into account all other anticipated uses of the cash of each such Person (including the payments on or in respect of debt referred to in clause (iii) of this
     SECTION 5.10(E)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

     5.11. Ownership of Properties.  Each Credit Party (i) has good and
           -----------------------
marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted (including, to the knowledge of the Borrower, as conducted by Petersen prior to the Closing Date) and without any material conflict with the rights of others, and (iv) after giving effect to the Petersen Acquisition, has good title to all of its other properties and assets reflected in the most recent financial statements referred to in SECTION 5.10(A) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens, and other than encumbrances or restrictions that could not reasonably be expected to have a Material Adverse Effect. SCHEDULE 5.11 lists, as of the Closing Date and after giving effect to the Transactions, all real property leasehold interests of each Credit Party, indicating in each case the identity of the owner, the nature of the leased premises and the address of the property. As of the Closing Date and after giving effect to the Transactions, no Credit Party owns any fee interest in any real property.

     5.12. ERISA.  Each Plan is and has been administered in compliance in all
           -----
material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code.
No ERISA Event has occurred and is continuing or, to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan, in either case that could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Multiemployer Plan.

     5.13. Environmental Matters.  (a)  No Hazardous Substances are or have been
           ---------------------
generated, used, located, released, treated, disposed of or stored by any Credit Party or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of any Credit Party, except as could not reasonably be expected to have a Material Adverse Effect, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by any Credit Party, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of any Credit Party has been or is presently the subject of an environmental audit, assessment or remedial action, except for any such contamination, audit, assessment or remedial action that could not reasonably be expected to have a Material Adverse Effect.

     (b) No portion of any real property leased or owned by any Credit Party as of the Closing Date has been used by a Credit Party or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or

(other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by any Credit Party has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal or state list) of sites subject to possible environmental problems; and there are not, and to the Borrower's knowledge have never been, any underground or above-ground storage tanks situated on any real property currently leased or owned by any Credit Party.

     (c) Each Credit Party has obtained all licenses and permits under Environmental Laws necessary to their respective operations, and all such licenses and permits are being maintained in good standing, and each Credit Party is in compliance with all material terms and conditions of such licenses and permits, except for any such failure to obtain, maintain or comply which could not reasonably be expected to have a Material Adverse Effect.

     (d) No Credit Party has received (i) any notice or claim to the effect that it is or may be liable to any Person under any Environmental Law, including without limitation, any claim relating to any Hazardous Materials except as could not reasonably be expected to have a Material Adverse Effect or (ii) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable foreign or state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of the Borrower's knowledge, no Credit Party is involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any real property occupied by such Person or at any other location except for such of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     (e) No Credit Party is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     (f) No Credit Party nor any of its respective properties or operations is subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under any Environmental Laws or (b) any Environmental Claims, except for such of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     (g) No Credit Party or, to the best of the Borrower's knowledge, any predecessor of any Credit Party, has filed any notice under any Environmental Law indicating past or present ownership or operation of a hazardous waste treatment, storage or disposal facility, as defined under 40 C.F.R. Parts 260-270 or any state equivalent.

     (h) No Lien in favor of any Person relating to or in connection with any Environmental Claim has attached to any property currently owned by any Credit Party, except for any such Lien which could not reasonably be expected to have a Material Adverse Effect.

     (i) All activities and operations of each Credit Party are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. No Credit Party is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, in either case with respect to any actual, alleged or threatened Environmental Claims that, if adversely determined, could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

     (j) To the Borrower's knowledge, no event or condition has occurred which may interfere with present compliance by any Credit Party with any Environmental Law, or which may give rise to any liability of any Credit Party under any Environmental Law, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

     5.14. Compliance With Governing Documents, Decrees and Laws.  (a)  No
           -----------------------------------------------------
Credit Party is in violation of (i) its articles of incorporation, articles of organization, bylaws, operating agreement or any other organizational documents or (ii) any order, decree or judgment of any Governmental Authority having jurisdiction over any such Person.

     (b) Each Credit Party has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     5.15. Labor Relations.  Except as could not reasonably be expected to have
           ---------------
a Material Adverse Effect: (a) no Credit Party is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended; (b) there is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened against any Credit Party, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened against any Credit Party and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities with respect to any Credit Party; and (c) the Borrower is not aware of any existing or imminent labor disturbance by the employees of any Credit Party's principal suppliers, manufacturers or customers.

     5.16. Regulated Industries.  No Credit Party is (i) an "investment
           --------------------
company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended or (iii) subject to regulation under the Federal Power Act.

     5.17. Insurance.  SCHEDULE 5.17 sets forth a summary (that is true and
           ---------
correct in all material respects) of all insurance policies or arrangements carried or maintained by any Credit Party as of the Closing Date and after giving effect to the Transactions. The assets, properties and business of the Credit Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies of established repute engaged in the same or similar businesses and under policies issued by insurers of recognized responsibility.

     5.18. Certain Contracts.  SCHEDULE 5.18 lists, as of the Closing Date and
           -----------------
after giving effect to the Transactions, each contract, agreement or commitment, written or oral, to which any Credit Party is a party, by which any of them or their respective properties is bound or to which any of them is subject and that
(i) relates to employment of senior executives of a Credit Party or labor matters, (ii) evidences Funded Debt of a Credit Party, or (iii) the termination of which by any party or the breach of which by a Credit Party could reasonably be expected to have a Material Adverse Effect, in each case other than purchase orders in the ordinary course of business and the Transaction Documents, and also indicates the parties, subject matter and term thereof. As of the Closing Date, each such contract is in full force and effect, and no Credit Party or, to the knowledge of the Borrower, any other party thereto, is in default under any such contract.

     5.19. Capitalization.  As of the Closing Date and after giving effect to
           --------------
the Transactions, the capitalization of each Credit Party is set forth on
SCHEDULE 5.19. All issued and outstanding Capital Stock of the Borrower and each Subsidiary has been duly authorized and validly issued and, to the extent applicable, is fully paid and nonassessable. As of the Closing Date and after giving effect to the Transactions, there will be no outstanding securities convertible into or exchangeable for Capital Stock of any Credit Party or options, warrants or other rights to purchase or subscribe for Capital Stock of any Credit Party or contracts, commitments, agreements, understandings or arrangements of any kind to which any Credit Party is a party relating to the issuance of any Capital Stock of such Credit Party, any such convertible or exchangeable securities or any such options, warrants or rights. As of the Closing Date, no stockholder or member of the Borrower or any of its Subsidiaries has any preemptive rights to subscribe for any additional equity securities of such Credit Party. Any issuance and sale of Capital Stock of the Borrower or any Subsidiary, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

     5.20. Security Documents.  The provisions of each of the Security Documents
           ------------------
(whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each Credit Party that is a party thereto in and to the Collateral purported to be pledged by such Credit Party thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, (iii) the filing of appropriately completed short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, (iv) in the case of uncertificated securities, compliance with
Section 8-313 (or its successor provision) of the applicable Uniform Commercial Code, and (v) the possession by the Administrative Agent of any certificates evidencing the securities pledged thereby, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of each such Credit Party in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

     5.21. Transaction Documents.  The Borrower has heretofore furnished to each
           ---------------------
Lender a true and complete copy of each of the Asset Purchase Agreement, the Subordinated Debt Agreement, the Securities Purchase Agreement and the Securityholders Agreement, in each case together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments, modifications and waivers relating thereto. As of the Closing Date, none of such Transaction Documents has been amended, modified or supplemented, nor have any of the provisions thereof been waived, in any material respect other than as approved in writing by the Administrative Agent. All representations and warranties of any Credit Party contained in any of such Transaction Documents were true and correct in all material respects on and as of the date made and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as contemplated by the terms of such Transaction Documents.

     5.22. Broker's or Finder's Fees.  No broker's or finder's fees or
           -------------------------
commissions will be payable by any Credit Party with respect to any transaction contemplated hereby or in connection with the Transactions and no similar fees or commissions will be payable by any Credit Party for any other services rendered to a Credit Party in connection with the transactions contemplated hereby and thereby.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     6.1.  Financial Statements.  The Borrower will deliver to each Lender:
           --------------------

     (a) As soon as available and in any event within thirty (30) days after the end of each month ending after the Closing Date, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month and unaudited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the month then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding month or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such month, and certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of the dates and for the periods indicated;

     (b) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ended September 30, 1996, (i) unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter (and, in the case of the financial statements as of and for the period ended September 30, 1996, which are not required by this Agreement to be delivered together with a Compliance Certificate, such statements shall be certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of the dates and for the periods indicated) and (ii) if applicable, the Borrower's quarterly report on Form 10-Q for such quarterly period; and

     (c) As soon as available and in any event within 100 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1996,
(i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail, together with (y) a report thereon by Ernst & Young, L.L.P. or another certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders that is not qualified as to going concern or scope of audit and to the effect that
(A) such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such year and (B) the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, such accountants obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants
                                   --------  -------
shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) if applicable, the Borrower's annual report on Form 10-K for such year; and

     (d) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of each fiscal year, beginning with the fiscal quarter ended September 30, 1996, unaudited statements of profit and loss (listing revenues, contribution profit and circulation figures) for each of the top twenty publications (ranked by revenues) of the Borrower and its Subsidiaries (and to the extent not already included in such group, the Scheduled Titles) for such fiscal quarter.

           At the Borrower's option, the financial statements described in subsections (a), (b) and (c) above may be consolidated financial statements of Holdings and its Subsidiaries, provided that not less than 99% of the assets,
                               --------
liabilities, revenues, income and other financial items contained in the consolidated financial statements of Holdings and its Subsidiaries shall be attributable to the Borrower and its Subsidiaries.

     6.2.  Other Business and Financial Information.  The Borrower will deliver
           ----------------------------------------
to each Lender:

     (a) Concurrently with each delivery of the financial statements described in SECTION 6.1(B) or SECTION 6.1(C), beginning with the delivery of financial statements with respect to the fiscal year ending December 31, 1996, a Compliance Certificate in the form of EXHIBIT L with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in SECTIONS 7.1 through 7.4 as of the last day of the period covered by such financial statements;

     (b) Concurrently with each delivery of the financial statements described in SECTION 6.1(C) and in any event not later than one hundred (100) days after the last day of each fiscal year, beginning with the fiscal year ending December 31, 1997, a certificate in the form of EXHIBIT C, executed by a Financial Officer of the Borrower and setting forth the calculations required under
SECTION 2.6(I);

     (c) As soon as available and in any event within thirty (30) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1996, a consolidated operating budget for the Borrower and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis), together with a certificate of a Financial Officer of the Borrower to the effect that such budget has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby and that such Financial Officer has no reason to believe such budget is misleading in any material respect in light of the circumstances existing at the time of preparation or delivery thereof (but without representation or warranty that the results reflected therein will actually be achieved); and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

     (d) Promptly upon receipt thereof, copies of all reports in final form (other than reports of a routine or ministerial nature which are not material) submitted to the Borrower by its independent certified public accountants in connection with each annual, interim or special audit, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit, and promptly upon completion thereof, any response reports from the Borrower in respect thereof;

     (e) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to Holdings or the members of Holdings in their capacity as such or to BrightView or the stockholders of BrightView, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

     (f) Promptly upon (and in any event within five (5) Business Days after) a Responsible Officer obtains knowledge thereof, written notice of any of the following:

           (i) the occurrence of any Default or Event of Default or of any condition or event that would be required to be disclosed in a current report filed with the Commission on Form 8-K (whether or not the Borrower is required to file such reports under the Exchange Act), together with a written statement of a Responsible Officer of the Borrower specifying the nature and period of existence of such event or condition and the action that the Borrower has taken, is taking and proposes to take with respect thereto;

           (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that seeks to enjoin or otherwise prevent the consummation of, or to recover damages or obtain relief as a result of, any of the Transactions, or that could, if adversely determined, be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION 5.5 or this SECTION 6.3(F)(II);

           (iii) the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, could be reasonably expected to have a Material Adverse Effect;

           (iv) the occurrence of any ERISA Event that could be reasonably expected to have a Material Adverse Effect, together with (i) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken, is taking and proposes to take with respect thereto, (ii) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (iii) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

           (v) the termination, resignation or replacement of any of the chairman, chief executive officer, president or chief operating officer of the Borrower, and (together with copies thereof) the execution of any modification of any existing employment agreement, or any new employment agreement, with any such officer;

           (vi) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any material contract or agreement to which the Borrower or any of its Subsidiaries is a party, the termination or cancellation of which could be reasonably expected to have a Material Adverse Effect;

           (vii) the occurrence of any of the following: (i) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned;
     (ii) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or
     (iii) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (i),
     (ii) and (iii) above, only to the extent the same could be reasonably expected to have a Material Adverse Effect; and

           (viii) any other matter or event that has, or could be reasonably expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken, is taking and proposes to take with respect thereto;

     (g) At the same time provided to the holders of the Subordinated Bridge Notes or the Subordinated Term Notes (or of any debt securities in respect of any Permitted Refinancing Indebtedness), any information provided to such holders pursuant to Section 5.1 of the Subordinated Debt Agreement (or pursuant to any similar provisions of any agreement or instrument in respect of such Permitted Refinancing Indebtedness);

     (h) Promptly upon (and in any event not later than two (2) Business Days after) determination of the Petersen Purchase Price Adjustment, a certificate signed by a Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, attaching or setting forth the calculation of the Petersen Purchase Price Adjustment;

     (i) Not later than the last day of each fiscal year of the Borrower, a report in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

     (j) Promptly after the availability thereof, copies of all material amendments to the articles of organization, operating agreement or other organizational documents of the Borrower or any of its Subsidiaries; and

     (k) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA, and including any statements, audits or other reports submitted by or on behalf of the Borrower or any of its Subsidiaries to any state Governmental Authority) as the Administrative Agent or any Lender may from time to time reasonably request.

     6.3.  Existence; Franchises; Maintenance of Properties.  The Borrower will,
           ------------------------------------------------
and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its limited liability company or corporate existence, as applicable, except as expressly permitted otherwise by SECTION 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect, and
(iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

     6.4.  Compliance with Laws.  The Borrower will, and will cause each of its
           --------------------
Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not be reasonably expected to have a Material Adverse Effect.

     6.5.  Payment of Obligations.  The Borrower will, and will cause each of
           ----------------------
its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so could not be reasonably expected to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the
                                         --------  -------
Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, unless and until any tax lien notice has become effective with respect thereto or until any lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

     6.6.  Insurance.  The Borrower will, and will cause each of its
           ---------
Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies of established reputation engaged in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any Security Document.

     6.7.  Maintenance of Books and Records; Inspection.  The Borrower will, and
           --------------------------------------------
will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries in all material respects shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with Generally Accepted Accounting Principles and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants, in the presence of a Responsible Officer, to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     6.8.  Interest Rate Protection.  At March 31, 1997, the Borrower shall have
           ------------------------
entered into or obtained, and the Borrower will thereafter maintain in full force and effect, Interest Rate Protection Agreements in form and substance reasonably satisfactory to the Administrative Agent the effect of which shall be to fix or limit interest rates payable by the Borrower as to at least fifty percent (50%) of all principal amounts outstanding under all Funded Debt at such date of the Borrower and its Subsidiaries for a period of not less than three
(3) years after such date. The Borrower will deliver to the Administrative Agent, promptly upon receipt thereof, copies of such Interest Rate Protection Agreements (and any supplements or amendments thereto), and promptly upon request therefor, any other information reasonably requested by the Administrative Agent to evidence its compliance with the provisions of this Section.

     6.9.  Permitted Acquisitions.  (a)  Subject to the provisions of subsection
           ----------------------
(b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with respect to each
                                            --------
Permitted Acquisition:

           (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto;

           (ii)  if, after giving pro forma effect to such Permitted
     Acquisition and any incurrence of Indebtedness in connection therewith (determined as if such Permitted Acquisition had been consummated and such Indebtedness incurred as of the first day of the period of four consecutive fiscal quarters ending on the last day of the Borrower's most recently ended fiscal quarter), the Leverage Ratio as of the last day of the Borrower's most recently ended fiscal quarter is equal to or greater than
     5.0 to 1.0, the Acquisition Amount with respect thereto (x) to the extent paid or payable in cash (other than cash contributed by Holdings or BrightView to the Borrower specifically for the purpose of paying all or a portion of the Acquisition Amount and which is in fact used solely for such purpose ("Designated Acquisition Funds")), shall not exceed $10,000,000,
     (y) together with the aggregate of the Acquisition Amounts (to the extent paid or payable in cash other than Designated Acquisition Funds) for all other Permitted Acquisitions consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $20,000,000, and (z) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $80,000,000; and

           (iii) if, after giving pro forma effect to such Permitted
     Acquisition and any incurrence of Indebtedness in connection therewith (determined as if such Permitted Acquisition had been consummated and such Indebtedness incurred as of the first day of the period of four consecutive fiscal quarters ending on the last day of the Borrower's most recently ended fiscal quarter), the Leverage Ratio as of the last day of the Borrower's most recently ended fiscal quarter is less than 5.0 to 1.0, the Acquisition Amount with respect thereto (to the extent paid or payable in cash other than Designated Acquisition Funds), together with the aggregate of the Acquisition Amounts (to the extent paid or payable in cash other than Designated Acquisition Funds) for all other Permitted Acquisitions consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $20,000,000.

     (b) The Borrower shall have delivered to the Administrative Agent and each Lender the items listed in clauses (i) and (ii) below not less than ten
(10) Business Days prior to the consummation of any Permitted Acquisition with respect to which the Acquisition Amount exceeds $10,000,000, and the items listed in clauses (iii) and (iv) below not less than three (3) Business Days prior thereto:

           (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target");

           (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;

           (iii) consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Borrower of each relevant Target) for the three-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

           (iv) a certificate, in form and substance reasonably satisfactory to the Administrative Agents, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this SECTION 6.9, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in SECTIONS 7.1 through 7.4 (and, additionally, in the case of a Permitted Acquisition subject to clause
     (iii) of subsection (a) above, that the Borrower will be in compliance with the requirements set forth in such clause (iii) as to the Leverage Ratio), such compliance determined with regard to calculations made on a pro forma
                                                                      --- -----
     basis in accordance with Generally Accepted Accounting Principles as if each Target had been consolidated with the Borrower for those periods applicable to SECTION 6.9 and such covenants (such calculations to be attached to the certificate), (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Revolving Credit Commitments to meet its ongoing working capital requirements.

     (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Borrower will deliver to the Administrative Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved by the Required Lenders) all conditions thereto set forth in this
SECTION 6.9 and in the description furnished under clause (i) of subsection (b) above have been satisfied in all material respects, that the same is permitted in accordance with the terms of this Agreement and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in clause (iv) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of SECTIONS 4.2 and 9.1.

     6.10. Creation or Acquisition of Subsidiaries.  Subject to the provisions
           ---------------------------------------
of SECTION 8.5, the Borrower may from time to time create or acquire new Subsidiaries in connection with Permitted

Acquisitions or otherwise, and the Subsidiaries of the Borrower may create or acquire new Subsidiaries, provided that:
                          --------

     (a) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by the Borrower thereof, each such new Subsidiary (unless such Subsidiary is a Designated Non-Guarantor Subsidiary) will execute and deliver to the Administrative Agent (i) a Subsidiaries Guaranty (or an appropriate joinder to an existing Subsidiaries Guaranty), pursuant to which such new Subsidiary shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents, and (ii) a Subsidiaries Pledge and Security Agreement (or an appropriate joinder to an existing Subsidiaries Pledge and Security Agreement), pursuant to which such new Subsidiary shall grant to the Administrative Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Subsidiaries Guaranty, subject only to Permitted Liens;

     (b) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by the Borrower, the Borrower will execute and deliver to the Administrative Agent an appropriate amendment or supplement to the Borrower Pledge and Security Agreement pursuant to which all of the Capital Stock of such new Subsidiary owned by the Borrower shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by another Subsidiary (the "Parent Subsidiary"), the Parent Subsidiary will execute and deliver to the Administrative Agent an appropriate joinder, amendment or supplement to the Subsidiaries Pledge and Security Agreement, pursuant to which all of the Capital Stock of such new Subsidiary owned by such Parent Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank (provided that no more
                                                       --------
than 65% of the Capital Stock of any Foreign Subsidiary shall be required to be pledged pursuant to this subsection (b)); and

     (c) As promptly as reasonably possible, the Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above. In the event of a sale or other disposition of the Capital Stock of any Subsidiary Guarantor in a transaction expressly permitted by or pursuant to this Agreement or any other applicable Credit Document, such Subsidiary Guarantor shall be released from its obligations under the applicable Subsidiaries Guaranty, Subsidiaries Pledge and Security Agreement and any other Security Documents to which it is a party, the security interest of the Administrative Agent in the Collateral of such Subsidiary Guarantor pledged thereunder shall be released, and in connection therewith the Administrative Agent, at the request and expense of the Borrower, will execute and deliver to such Subsidiary Guarantor such documents and instruments evidencing such release or termination as the Borrower may reasonably request.

     6.11. Additional Security; Further Assurances.  (a)  The Borrower will, and
           ---------------------------------------
will cause each of its Subsidiaries (other than any Designated Non-Guarantor Subsidiaries) to, grant to the Administrative Agent from time to time security interests, Liens and mortgages in and upon such assets and properties of the Borrower or such Subsidiary as are not covered by the Security Documents executed and delivered on the Closing Date or pursuant to SECTION 6.10 and as may be reasonably requested from time to time by the Required Lenders (including, without limitation, Liens on assets acquired by the Borrower or a Subsidiary in connection with any Permitted Acquisition). Such security interests, Liens and mortgages shall be granted pursuant to documentation in form and substance reasonably satisfactory to the Required Lenders and shall constitute valid and perfected security interests and Liens, subject to no Liens other than Permitted Liens. Without limitation of the foregoing, in connection with the grant of any mortgage or deed of trust with respect to any interest in real property, the Borrower will, and will cause each applicable Subsidiary to, at the Borrower's expense, prepare, obtain and deliver to the Administrative Agent any environmental assessments, appraisals, surveys, title insurance and other matters or documents as the Administrative Agent may reasonably request or as may be required under applicable banking laws and regulations.

     (b) The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

     6.12. Fiscal Year.  The Borrower will, within thirty (30) days after the
           -----------
Closing Date, cause the ending date of its fiscal year to be December 31.

     6.13. Consents.  The Borrower shall use its best efforts to obtain duly
           --------
executed consents, in form and substance satisfactory to the Administrative Agent, to the grant of a security interest by the Borrower pursuant to the Borrower Pledge and Security Agreement in each contract listed on Annex D thereto for which a consent has not previously been furnished as required by the terms of such contract.

     6.14. Financial Statements of the Business.  The Borrower will deliver to
           ------------------------------------
the Lenders, as soon as available, copies of the audited financial statements of the Business as of and for the fiscal years ended November 30, 1995, 1994 and 1993, together with the report hereon by Ernst and Young, L.L.P.

     6.15. Projected Analysis.  The Borrower will deliver to the Lenders, on or
           ------------------
prior to October 15, 1996, a pro forma and projected analysis, prepared by Ernst & Young, L.L.P., with regard to operating cash flow of the Business for the twelve-month period ending November 30, 1996, which analysis shall show adjustments to such operating cash flow consistent with those set forth in
SCHEDULE 6.15 and shall be consistent with the reviewed financial statements of the Business at August 31, 1996 and for the nine-month period then ended.

                                  ARTICLE VII

                              FINANCIAL COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     7.1.  Leverage Ratio.  The Borrower will not permit the Leverage Ratio as
           --------------
of the last day of any fiscal quarter during the periods set forth below to be greater than the ratio set forth below opposite such period:

           Date                                          Leverage Ratio
           ----                                          --------------

           October 1, 1996 through
             March 31, 1997                                 6.50 : 1.0

           April 1, 1997 through
             June 30, 1997                                  6.35 : 1.0

           July 1, 1997 through
             September 30, 1997                             6.25 : 1.0

           October 1, 1997 through
             March 31, 1998                                 6.15 : 1.0

           April 1, 1998 through
             September 30, 1998                             5.50 : 1.0

           October 1, 1998 through
             March 31, 1999                                 4.75 : 1.0

           April 1, 1999 through
             September 30, 1999                             4.40 : 1.0

           Thereafter                                       4.00 : 1.0

     7.2.  Interest Coverage Ratio.  The Borrower will not permit the Interest
           -----------------------
Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be less than the ratio set forth below opposite such period:

           Date                                  Interest Coverage Ratio
           ----                                  -----------------------

           October 1, 1996 through
             September 30, 1997                             1.50 : 1.0

           October 1, 1997 through
             March 31, 1998                                 1.55 : 1.0

           April 1, 1998 through
             September 30, 1998                             1.85 : 1.0

           October 1, 1998 through
             March 31, 1999                                 2.00 : 1.0

           April 1, 1999 through
             September 30, 1999                             2.10 : 1.0

           Thereafter                                       2.25 : 1.0

     7.3.  Fixed Charge Coverage Ratio.  The Borrower will not permit the Fixed
           ---------------------------
Charge Coverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1996, to be less than 1.05 : 1.0.

     7.4.  Capital Expenditures.  The Borrower will not permit Capital
           --------------------
Expenditures during the period of four consecutive fiscal quarters (a "Reference Period") ending on the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1996, to be greater than the sum of (i) $3,500,000 (the "Permitted Amount") plus (ii) fifty percent (50%) of the excess, if any, of
                         ----
the Permitted Amount applicable to the immediately preceding Reference Period (without giving effect to any carryover from any prior Reference Period) over the actual amount of Capital Expenditures for such immediately preceding Reference Period.


                                 ARTICLE VIII

                              NEGATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     8.1.  Merger; Consolidation.  The Borrower will not, and will not permit or
           ---------------------
cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:
           --------  -------

             (i) the Borrower may merge or consolidate with another Person so long as (w) the Borrower is the surviving entity, (x) if such other Person is a Subsidiary immediately prior to giving effect thereto, the aggregate of any cash or other assets of the Borrower or any of its Subsidiaries received as consideration pursuant to such transaction by Persons other than the Borrower or a Wholly Owned Subsidiary shall be deemed to constitute an Investment made by the Borrower pursuant to clause (xiv) of
     SECTION 8.5, (y) if such other Person is not a Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

             (ii) any Subsidiary may merge or consolidate with another Person so long as (w) the surviving entity is the Borrower or a Subsidiary Guarantor (which may be the acquired entity), (x) if such other Person is a Subsidiary immediately prior to giving effect thereto, the aggregate of any cash or other assets of the Borrower or any of its Subsidiaries received as consideration pursuant to such transaction by Persons other than the Borrower or a Wholly Owned Subsidiary shall be deemed to constitute an Investment made by the Borrower pursuant to clause (xiv) of SECTION 8.5,
     (y) if such other Person is not a Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     8.2.  Indebtedness.  The Borrower will not, and will not permit or cause
           ------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

             (i) Indebtedness incurred under this Agreement, the Notes, the Parent Guaranty and any Subsidiaries Guaranty;

             (ii) the Subordinated Bridge Indebtedness and, upon maturity thereof, the Subordinated Term Indebtedness, and any Permitted Refinancing Indebtedness (provided that, in the event any Excess Permitted Refinancing
                   --------
     Indebtedness is issued, the Borrower will make a prepayment of the Term Loans in an amount equal to the Net Cash Proceeds thereof in accordance with the provisions of SECTION 2.6(F));

             (iii) subordinated guarantees of the Subordinated Bridge Indebtedness (and, upon maturity thereof, the Subordinated Term Indebtedness) by the guarantors party to the Subordinated Debt Agreement, as set forth in the Subordinated Debt Agreement, and guarantees of the Permitted Refinancing Indebtedness which guarantees are subordinated to the guarantees of the Obligations to at least the same extent and in the same manner as the Permitted Refinancing Indebtedness is subordinated to the Obligations;

             (iv) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid within thirty (30) days of when due except to the extent being contested in good faith and by appropriate proceedings;

             (v) loans and advances by the Borrower or any Subsidiary Guarantors to any other Subsidiary Guarantor or by any Subsidiary Guarantor to the Borrower, provided that any such loan or advance is subordinated in
                      --------
     right and time of payment to the Obligations and is evidenced by a promissory note, in form and substance satisfactory to the Administrative Agent, pledged to the Administrative Agent pursuant to the Security Documents;

             (vi) Indebtedness of the Borrower under Interest Rate Protection Agreements required pursuant to SECTION 6.8 or entered into for the purpose of hedging interest rate risk and not for speculation;

             (vii) Indebtedness under Commodity Hedge Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

             (viii) Indebtedness of the type described in, and secured by Liens of the type described in, clauses (iv) and (v) of SECTION 8.3;

             (ix) Indebtedness consisting of guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

             (x) Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business after the Closing Date, including Indebtedness in respect of capital lease obligations ("Purchase Money Indebtedness") and any refinancings, renewals or replacements of any such Purchase Money Indebtedness (subject to the limitations on the principal amount thereof set forth in this clause (x)), and other Indebtedness that is unsecured (other than Indebtedness specified in clauses (i) through (ix) above), which Purchase Money Indebtedness and other unsecured Indebtedness shall not exceed $10,000,000 in the aggregate at any time.

     8.3.  Liens.  The Borrower will not, and will not permit or cause any of
           -----
its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

             (i)    Liens created under the Security Documents;

             (ii)   Liens in existence on the Closing Date and set forth on
     SCHEDULE 8.3;

             (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles (if so required);

             (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under SECTION 9.1(J)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

             (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles (if so required);

             (vi) Liens securing the Purchase Money Indebtedness permitted under clause (x) of SECTION 8.2, provided that the aggregate principal
                                      --------
     amount at any time outstanding of all Indebtedness secured by such Liens, when combined with the aggregate amount of all other unsecured Indebtedness outstanding at such time incurred pursuant to clause (x) of SECTION 8.2, does not exceed $10,000,000, and provided further that any such Lien (i)
                                      -------- -------
     shall attach to such property concurrently with or within twenty (20) days after the acquisition thereof by the Borrower or such Subsidiary, (ii) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (iii) shall not encumber any other property of the Borrower or any of its Subsidiaries; and the replacement, extension or renewal of any such Lien, provided that
                                                                 --------
     such replacement, extension or renewal Lien shall not extend to or cover any property other than the property subject to such Lien immediately prior to such replacement, extension or renewal, and provided further that the
                                                    -------- -------
     Indebtedness secured by such replacement, extension or renewal Lien is permitted under this Agreement;

             (vii) any attachment or judgment Lien not constituting an Event of Default under SECTION 9.1(I) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles (if so required);

             (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of operating leases;

             (ix) Liens arising by operation of law in favor of depositary banks and collecting banks, incurred in the ordinary course of business;

             (x) Liens consisting of restrictions on the transfer of securities pursuant to applicable federal and state securities laws;

             (xi) interests of lessors and licensors under leases and licenses to which the Borrower or any of its Subsidiaries is a party;

             (xii) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

             (xiii) Liens in favor of the trustee or agent under any agreement or indenture relating to Indebtedness of the Borrower permitted under clause (ii) of SECTION 8.2, covering sums required to be deposited with such trustee or agent thereunder.

     8.4.  Disposition of Assets.  The Borrower will not, and will not permit or
           ---------------------
cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

             (i) sales of inventory and licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

             (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

             (iii) the sale or other disposition of any or all right, title and interest of the Borrower and its Subsidiaries in and to the assets and properties (other than cash) directly associated with the publications listed in SCHEDULE 8.4 (such assets and properties, collectively, the "Scheduled Titles"), and the sale or other disposition of any Investments made by the contribution of any of the Scheduled Titles to a joint venture, partnership or other Person (which may be a Subsidiary) as permitted by clause (xi) of SECTION 8.5, in each case provided that, in the good faith
                                              --------
     judgment of the Borrower, fair value is received in exchange for such sale or other disposition;

             (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to another Wholly Owned Subsidiary if, immediately after giving effect thereto, no Default or Event of Default would exist; and

             (v) the sale or disposition of assets outside the ordinary course of business for cash, provided that (w) the Net Cash Proceeds from
                                  --------
     such sales or dispositions, when aggregated with the Net Cash Proceeds from all other sales and dispositions not otherwise specifically permitted under this SECTION 8.4 that are consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, do not exceed (A) $5,000,000 in the aggregate for the Borrower and its Subsidiaries if at the time of such sale or disposition the Leverage Ratio (determined with reference to the Compliance Certificate then most recently delivered to the Lenders) is greater than or equal to 5.0 to 1.0, and (B) $10,000,000 in the aggregate for the Borrower and its Subsidiaries if at the time of such sale or disposition the Leverage Ratio (determined with reference to the Compliance Certificate then most recently delivered to the Lenders) is less than 5.0 to 1.0, (x) to the extent not theretofore expended or committed to be expended within a reasonable period to acquire assets or properties or otherwise reinvested in the businesses of the Borrower, such Net Cash Proceeds are delivered to the Administrative Agent within 180 days after receipt thereof for application in prepayment of the Loans in accordance with the provisions of
     SECTION 2.6(H), (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary (other than a Subsidiary to which the Borrower has contributed no assets or properties other than assets consisting of Scheduled Titles), and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     8.5.  Investments.  The Borrower will not, and will not permit or cause any
           -----------
of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

             (i)    Cash Equivalents;

             (ii) Investments consisting of (a) purchases and acquisitions of inventory, supplies, materials and equipment, or (b) licenses or leases of intellectual property and other assets, in each case in the ordinary course of business,

             (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

             (iv) without duplication, Investments consisting of Indebtedness permitted under clause (v) of SECTION 8.2;

             (v)    Investments existing on the Closing Date and described in
     SCHEDULE 8.5;

             (vi) Investments of the Borrower under Interest Rate Protection Agreements required pursuant to SECTION 6.8 or entered into for the purpose of hedging interest rate risk and not for speculation;

             (vii) Investments under Commodity Hedge Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

             (viii) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

             (ix) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by the Borrower or any Subsidiary in any other Subsidiary that is (or after giving effect to such Investment will be) a Subsidiary Guarantor, and
     (b) by any Subsidiary in the Borrower;

             (x)    Permitted Acquisitions;

             (xi) Investments consisting of the contribution by the Borrower to partnerships, joint ventures or other Persons (including Subsidiaries) of the Scheduled Titles in exchange for equity interests in such Persons, provided that all such Investments are made within 365 days after the
     --------
     Closing Date;

             (xii) Investments consisting of the licensing of publication titles and other assets pursuant to joint marketing arrangements with other Persons;

             (xiii) Investments in the Borrower or any Subsidiary consisting of Designated Acquisition Funds; and

             (xiv) Investments (other than Investments specified in clauses (i) through (xiii) above) in an aggregate amount, as valued at the time each such Investment is made, not exceeding $5,000,000 for all such Investments from and after the Closing Date (which Investments may include, without limitation, (a) Investments in Foreign Subsidiaries and other Designated Non-Guarantor Subsidiaries, (b) Investments in Persons holding Scheduled Titles, to the extent such Investments are made with cash or other property not consisting of Scheduled Titles, and (c) cash or other assets of the Borrower or any of its Subsidiaries received as consideration by any Person other than the Borrower or a Wholly Owned Subsidiary in a transaction permitted by SECTION 8.1); provided that the permitted aggregate amount of
                                --------
     such Investments shall increase to (A) $10,000,000 upon delivery pursuant to SECTION 6.2(A) of a Compliance Certificate indicating a Leverage Ratio of less than 5.0 to 1.0, and (B) $15,000,000 upon delivery pursuant to
     SECTION 6.2(A) of a Compliance Certificate evidencing a Leverage Ratio of less than 4.0 to 1.0; and provided further that for purposes of determining
                               -------- -------
     compliance with the limitations set forth in this clause (xiv), the amount of any such Investment shall be reduced (but not below zero) by the amount of any cash distributions or cash proceeds (in the case of a sale or other disposition of such Investment) actually received from time to time by the Borrower or any Subsidiary in respect thereof.

     8.6.  Restricted Payments.  (a)  The Borrower will not, and will not permit
           -------------------
or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock (including any warrants issued in connection with the Subordinated Term Indebtedness), or set aside funds for any of the foregoing, except that:

             (i) the Borrower may declare and make dividend payments or other distributions payable solely in Qualified Capital Stock;

             (ii) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned

     Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law;

             (iii) so long as no Event of Default pursuant to SECTION 9.1(A), 9.1(B), 9.1(G) or 9.1(H) shall have occurred and is continuing, or would result from any such distribution, the Borrower may make distributions to Holdings and BrightView from time to time in an amount approximately equal to the income tax liability of such member (but in the case of Holdings and for so long as Holdings is treated as a pass-through entity for taxation purposes, to the income tax liability that Holdings would have if it were required to pay income taxes) resulting from the taxable income of the Borrower (after taking into account all of the Borrower's prior tax losses, to the extent such losses have not previously been deemed to reduce the taxable income of the Borrower and thereby reduce distributions for taxes pursuant to this clause (iii)); such distribution for taxes shall be based on the approximate highest combined tax rate that applies to any one of the members of the Borrower; and

             (iv) so long as no Default or Event of Default shall have occurred and is continuing, the Borrower may make dividend payments or other distributions of cash in an amount not in excess of (y) $1,000,000 per fiscal year solely for the purpose of paying fees and expenses of the Credit Parties, including directors' fees, less (z) the amount of any management, advisory, consulting and similar fees paid by the Borrower to Willis Stein and its Affiliates during such fiscal year.

     (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of, any of the Subordinated Bridge Indebtedness, the Subordinated Term Indebtedness or any Permitted Refinancing Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes, other than (i) the issuance of the Subordinated Term Indebtedness in payment of and exchange for the Subordinated Bridge Indebtedness in accordance with the terms of the Subordinated Debt Agreement and (ii) the repayment and redemption in full of the Subordinated Bridge Indebtedness or the Subordinated Term Indebtedness, as the case may be, with the proceeds from the issuance of Permitted Refinancing Indebtedness.

     8.7.  Transactions with Affiliates.  The Borrower will not, and will not
           ----------------------------
permit or cause any of its Subsidiaries to, enter into any material transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:
--------  -------

             (i) transactions described on SCHEDULE 8.7 or otherwise expressly permitted under this Agreement;

             (ii)   the consummation on the Closing Date of the Transactions;
and

             (iii) transactions after the Closing Date that are expressly contemplated by the Securities Purchase Agreement and the Securityholders Agreement (including any registration rights described therein) and that are not prohibited by any other provision of this Agreement or any other Credit Document, provided that the aggregate management, advisory,
                      --------
     consulting and similar fees paid by the Borrower to Willis Stein and its Affiliates pursuant to the Securities Purchase Agreement or otherwise shall not exceed (y) $1,000,000 during any fiscal year less (z) the amount of any distributions made by the Borrower during such fiscal year pursuant to
     SECTION 8.6(A)(IV), and provided further that any such fees may accrue but
                             -------- -------
     shall not be paid by the Borrower at any time after the occurrence and during the continuance of a Default or Event of Default.

     8.8.  Lines of Business.  The Borrower will not, and will not permit or
           -----------------
cause any of its Subsidiaries to, engage in any businesses other than the publication, sale, distribution and licensing of publications and brand names, copyrights, patents, servicemarks and trademarks for the conduct of a publishing, programming, events and media business (including, without limitation, electronic media), and including new or additional publications, media, programming or events and the business and activities ancillary thereto (the "Permitted Lines of Business").

     8.9.  Certain Amendments.  The Borrower will not, and will not permit or
           ------------------
cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the Subordinated Debt Agreement, the Subordinated Bridge Notes, the Subordinated Term Notes or any other agreement or instrument evidencing or governing any Indebtedness permitted under clause (ii) of SECTION 8.2, the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, (ii) amend, modify or waive, or permit the amendment, modification or waiver of, any material provision of the Asset Purchase Agreement, or (iii) amend, modify or change any provision of its articles of organization, certificate of incorporation, limited liability company operating agreement or bylaws, as applicable, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to materially and adversely affect the Lenders.

     8.10. Limitation on Certain Restrictions.  The Borrower will not, and will
           ----------------------------------
not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the right of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the right of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Credit Documents, (ii) the Subordinated Debt Agreement and any other agreement or instrument evidencing or governing any Indebtedness permitted under clause (ii) of SECTION 8.2, (iii) applicable Requirements of Law, (iv) customary non-assignment provisions in any lease governing a leasehold interest, (v) the terms of licenses or trademarks and copyrights entered into in the ordinary course of business, and (vi) other contractual restrictions in respect of assets not material to the business of the Credit Parties, taken as a whole.

     8.11. No Other Negative Pledges.  The Borrower will not, and will not
           -------------------------
permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents, (ii) the Subordinated Debt Agreement or any other agreement or instrument evidencing or governing any Indebtedness permitted under clause
(ii) of SECTION 8.2, (iii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), (iv) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business, (v) interests of licensors in licenses entered into by the Borrower or any of its Subsidiaries as licensee in the ordinary course of business, and (vi) restrictions on assignability in other contracts not material to the business of the Credit Parties, taken as a whole.

     8.12. Fiscal Year.  The Borrower will not, and will not permit or cause any
           -----------
of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

     8.13. Accounting Changes.  The Borrower will not, and will not permit or
           ------------------
cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by Generally Accepted Accounting Principles.

     8.14. Designated Senior Indebtedness.  The Borrower will not designate any
           ------------------------------
Indebtedness other than the Indebtedness under this Agreement as "Designated Senior Indebtedness" for purposes of any Permitted Refinancing Indebtedness.


                                  ARTICLE IX

                               EVENTS OF DEFAULT

     9.1.  Events of Default.  The occurrence of any one or more of the
           -----------------
following events shall constitute an "Event of Default":

     (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due;

     (b) The Borrower shall fail to pay any interest on any Loan, any fee or any other Obligation (other than as set forth in subsection (a) above) when due, and such failure shall continue unremedied for three (3) days;

     (c) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of SECTIONS 2.14, 6.2(F)(I), 6.3(I), 6.9, 6.10, 6.12, ARTICLE VII or ARTICLE VIII;

     (d) The Borrower or any other Credit Party shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections
(a), (b) and (c) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and
(ii) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

     (e) (i) Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Credit Party in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished, or (ii) any representation or warranty made or deemed made by or on behalf of Petersen in the Asset Purchase Agreement or in any certificate, instrument, report or other document furnished in connection therewith or in connection with the transactions contemplated thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished, and in the case of this clause (ii) the effect of such misrepresentation is that the Business is materially and adversely different from that represented by Petersen in the Asset Purchase Agreement;

     (f) The Borrower or any other Credit Party shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000; or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

     (g) The Borrower or any other Credit Party (other than a Designated Non-Guarantor Subsidiary) shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (h) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

     (h) Any involuntary petition or case shall be filed or commenced against the Borrower or any other Credit Party (other than a Designated Non-Guarantor Subsidiary) seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (i) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $1,000,000 shall be entered or filed against the Borrower or any other Credit Party or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

     (j) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan, and such ERISA Event, together with all other ERISA Events then existing, if any, could be reasonably expected to have a Material Adverse Effect;

     (k) The Petersen License Agreement shall be terminated or shall, for any other reason, fail to be in full force and effect and enforceable in accordance with its terms in all material respects;

     (l) Any Security Document to which any Credit Party is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon any material portion of the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender, or any Credit Party shall assert any of the foregoing;

     (m) The Parent Guaranty or any Subsidiaries Guaranty shall cease to be in full force and effect, or either BrightView or Holdings or any Person acting on its behalf shall deny or disaffirm such Credit Party's obligations under the Parent Guaranty, or any Subsidiary or any Person acting on its behalf shall deny or disaffirm such Subsidiary's obligations under any Subsidiaries Guaranty; or

     (n) Any of the following shall occur: (i) Holdings and BrightView collectively shall cease to own all of the outstanding Capital Stock of the Borrower; (ii) prior to a Qualified IPO, (x) Holdings shall cease to be the managing member of the Borrower or shall otherwise cease to have the sole right and authority to exercise control over the management of the Borrower, (y) BrightView shall cease to be the managing member of Holdings or shall otherwise cease to have the sole right and authority to exercise control over the management of Holdings, or (z) Willis Stein shall cease to have the power (regardless of whether such power is exercised) to elect a majority of the Board of Directors of BrightView; (iii) in connection with or subsequent to a Qualified IPO, any Person or group of Persons acting in concert as a partnership or other group (other than the Permitted Holders) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of Holdings or BrightView or such successor entity representing 20% or more of the combined voting power of the then outstanding securities of Holdings or BrightView or such successor entity, as the case may be, ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, managers or other members of its governing body; or
(iv) a Change of Control (as defined in the Subordinated Debt Agreement) shall occur under the Subordinated Debt Agreement, or any other "change of control" or similar event within the meaning of any agreement or instrument governing or evidencing Permitted Refinancing Indebtedness shall occur thereunder.

     9.2.  Remedies: Termination of Commitments, Acceleration, etc.  Upon and at
           -------------------------------------------------------
any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent

shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments, the Swingline Commitment, and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default
                      --------
pursuant to SECTION 9.1(G) or SECTION 9.1(H), the Commitments, the Swingline Commitment, and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of
                        --------
Default pursuant to SECTION 9.1(G) or SECTION 9.1(H), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

     (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in
SECTION 3.8; and

     (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

     9.3.  Remedies: Set-Off.  In addition to all other rights and remedies
           -----------------
available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations.
Each Lender agrees to notify the Borrower promptly after any such set-off and application; provided, however, that the failure to give such notice shall not
             --------  -------
affect the validity of such set-off and application.


                                   ARTICLE X

                           THE ADMINISTRATIVE AGENT

     10.1. Appointment.  Each Lender hereby irrevocably appoints and authorizes
           -----------
First Union to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

     10.2. Nature of Duties.  The Administrative Agent shall have no duties or
           ----------------
responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

     10.3. Exculpatory Provisions.  Neither the Administrative Agent nor any of
           ----------------------
its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     10.4. Reliance by Administrative Agent.  The Administrative Agent shall be
           --------------------------------
entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

     10.5. Non-Reliance on Administrative Agent and Other Lenders.  Each Lender
           ------------------------------------------------------
expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10.6. Notice of Default.  The Administrative Agent shall not be deemed to
           -----------------
have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative

Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any
                                                  --------  -------
such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to SECTIONS 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative
                         --------
Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     10.7. Indemnification.  To the extent the Administrative Agent is not
           ---------------
reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for
                        --------  -------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

     10.8. The Administrative Agent in its Individual Capacity.  With respect to
           ---------------------------------------------------
its Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     10.9.  Successor Administrative Agent.  The Administrative Agent may resign
            ------------------------------
at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the Borrower's consent shall not be required
                      --------
in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

     10.10. Collateral Matters.  (a)  The Administrative Agent is hereby
            ------------------
authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

     (b) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Letters of Credit and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release Collateral pursuant to this subsection (b).

     10.11. Syndication Agent, Documentation Agent.  Notwithstanding any other
            --------------------------------------
provision of this Agreement or any of the other Credit Documents, the Syndication Agent and the Documentation Agent are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

     10.12. Issuing Lender and Swingline Lender.  The provisions of this ARTICLE
            -----------------------------------
X (other than SECTION 10.9) shall apply to the Issuing Lender and the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the
       ------- --------
Administrative Agent.


                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1. Fees and Expenses.  The Borrower agrees (i) whether or not the
           -----------------
transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Documentation Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent and counsel to the Documentation Agent, and the allocated costs of internal counsel) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents, and all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent, and the allocated costs of internal counsel) in connection with any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent or any Lender, including the allocated costs of internal counsel) in connection with
(y) after the occurrence and during the continuance of an Event of Default, any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold harmless the Administrative Agent and each Lender from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

     11.2. Indemnification.  The Borrower agrees, whether or not the
           ---------------
transactions contemplated by this Agreement shall be consummated, to indemnify and hold harmless the Administrative Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement, any of the other Credit Documents or any of the other Transaction Documents, any of the transactions contemplated herein or therein (including, without limitation, the Transactions) or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the
               --------  -------
right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

     11.3. Governing Law; Consent to Jurisdiction.  THIS AGREEMENT AND THE OTHER
           --------------------------------------
CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED
                                                                      --------
THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON
                                                                    ---------
CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING.  THE BORROWER CONSENTS THAT
----------
ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     11.4. Arbitration; Preservation and Limitation of Remedies.  (a)  Upon
           ----------------------------------------------------
demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit

Document ("Disputes") between or among the Borrower, the Administrative Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Administrative Agent is located. The expedited procedures set forth in Rule 51 et seq. of the
                                                           -- ---
Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Interest Rate Protection Agreements.

     (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

     11.5. Notices.  All notices and other communications provided for hereunder
           -------
shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

           (a) if to the Borrower, to Petersen Publishing Company, L.L.C., 6420 Wilshire Blvd., Los Angeles, California 90048, Attention: Neal Vitale and Richard Vitale, Telecopy No. (213) 782-2041;

           (b) if to the Administrative Agent, to First Union National Bank of North Carolina, One First Union Center, TW-10, 301 South College Street, Charlotte, North Carolina 28288-0608, Attention: Syndication Agency Services, Telecopy No. (704) 383-0288; and

           (c) if to any Lender, to it at the address for notices set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address for notices set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to
                                  --------
the Administrative Agent shall not be effective until received by the Administrative Agent.

     11.6. Amendments, Waivers, etc.  No amendment, modification, waiver or
           ------------------------
discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment,
                         --------  -------
modification, waiver, discharge, termination or consent shall:

     (a) unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent for its own account), or (ii) extend the Tranche A Maturity Date, the Tranche B Maturity Date, the Revolving Credit Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under SECTION 2.8(B) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Administrative Agent for its own account) or any other Obligations;

     (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase or extension), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take or approve, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral, release BrightView or Holdings from the Parent Guaranty, or release any material Guarantor from a Subsidiaries Guaranty, or (iv) change any provision of SECTION 2.15 or this SECTION 11.6;

     (c) unless agreed to by (i) all of the Revolving Credit Lenders, extend the expiry date of any Letter of Credit beyond the seventh day prior to the Revolving Credit Maturity Date or reduce or forgive any Reimbursement Obligation, or (ii) Revolving Credit Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Revolving Credit Commitments (or, if the Commitments have been terminated, Revolving Credit Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Exposure), change any other provision of ARTICLE III; and

     (d) unless agreed to by the Issuing Lender, the Swingline Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender, the Swingline Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that (i) if any amendment, modification, waiver or consent
    -------- -------
would adversely affect the holders of Loans of a particular Class (the "affected Class") relative to holders of Loans of any other Class (including, without limitation, by way of reducing the relative proportion of any payments, prepayments or Commitment reductions to be applied for the benefit of holders of Loans of the affected Class under SECTIONS 2.6(E) through 2.6(I)), then such amendment, modification, waiver or consent shall require the consent of Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding principal amount of all Loans of the affected Class, and (ii) the Fee Letter and any Interest Rate Protection Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

     11.7. Assignments, Participations.  (a)  Each Lender may assign to one or
           ---------------------------
more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided,
                                                                       --------
however, that (i) any such assignment (other than an assignment to a Lender or
-------
an Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent and the Borrower (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consents shall not be unreasonably withheld, provided that the Borrower's consent shall
                                    --------
not be required in the event a Default or Event of Default shall have occurred and be continuing, and provided further that in the case of an assignment of a
                       -------- -------
Revolving Credit Commitment, the Issuing Lender must also give its prior written consent thereto (which consent shall not be unreasonably withheld), (ii) each such assignment by a Lender of any of its interests relating to Loans of a particular Class shall be made in such manner so that the same portion of its Commitment, Loans, Note or Notes and other interests under and with respect to such Class is assigned to the relevant Assignee, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than (w) in the case of Tranche A Term Loans, $5,000,000 (or, if less, the full amount of the assigning Lender's outstanding Tranche A Term Loans), (x) in the case of Tranche B Term Loans, $5,000,000 (or, if less, the full amount of the assigning Lender's outstanding Tranche B Term Loans), (y) in the case of Revolving Credit Commitments, $5,000,000, determined by combining the amount of the assigning Lender's outstanding Revolving Loans, L/C Exposure and Unutilized Revolving Credit Commitment being assigned pursuant to such assignment (or, if less, the entire Revolving Credit Commitment of the assigning Lender), or (z) in the case of Swingline Loans, the entire Swingline Commitment and the full amount of the outstanding Swingline Loans, (iv) unless the assigning Lender ceases to be a Lender, the aggregate amount of the Loans owing to and unused Commitments of such Lender after giving effect to such assignment shall not be less than $5,000,000, and (v) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree),

(A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

     (b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counterexecuted by the Borrower and the Issuing Lender (if required), together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance,
(ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of SECTION 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments (or outstanding Term Loans, as the case may be) of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of EXHIBITS B-1, B-2, B-3 and B-4, as applicable. The Administrative Agent will return cancelled Notes to the Borrower.

     (d) Each Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided,
                                                                       --------
however, that (i) such Lender's obligations under this Agreement shall remain
-------
unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would
(x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Tranche A Maturity Date, the Tranche B Maturity Date, the Revolving Credit Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of SECTIONS 2.16(A), 2.16(B), 2.17, 2.18 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant
                                                 --------
shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

     (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall
                      --------  -------
release a Lender from any of its obligations hereunder.

     (f) Assignments and participations pursuant to this SECTION 11.7 need not be pro rata as among the Facilities.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed
                        --------
Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under SECTION 11.13.

     11.8. No Waiver.  The rights and remedies of the Administrative Agent and
           ---------
the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     11.9.  Successors and Assigns.  This Agreement shall be binding upon, inure
            ----------------------
to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower
                                    --------  -------
shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement or any other Credit Document without the prior written consent of all of the Lenders and (ii) any Assignees shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of SECTION 11.7.

     11.10. Survival.  All representations, warranties and agreements made by or
            --------
on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of SECTIONS 2.16(A), 2.16(B), 2.17, 2.18, 10.7, 11.1 and 11.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     11.11. Severability.  To the extent any provision of this Agreement is
            ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     11.12. Construction.  The headings of the various articles, sections and
            ------------
subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

     11.13. Confidentiality.  Each Lender agrees to keep confidential, pursuant
            ---------------
to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its
--------  -------
directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Administrative Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of SECTION 11.7(G).

     11.14. Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

     11.15. Entire Agreement.  THIS AGREEMENT AND THE OTHER DOCUMENTS AND
            ----------------
INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED AUGUST 8, 1996, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By: ?????????????
                             ----------------------------------
                         Title: Chief Executive Officer
                               --------------------------------


                             (signatures continued)

                         FIRST UNION NATIONAL BANK OF
                          NORTH CAROLINA, as Administrative
                          Agent and as a Lender


Tranche A Commitment:    By: ????????????????
$55,000,000                  ------------------------------------
                         Title: SVP
Tranche B Commitment:          ----------------------------------
$55,000,000
                         Instructions for wire transfers to the
Revolving Credit            Administrative Agent:
Commitment:
$33,000,000              First Union National Bank of
                          North Carolina
                         ABA Routing No. 053000219
                         Charlotte, North Carolina
                         General Ledger No. 465906, RC No. 5007
                         Attention: Syndication Agency Services
                         Re:  Petersen Publishing Company, L.L.C.

                         Address for notices (as a Lender):

                         First Union National Bank of
                          North Carolina
                         One First Union Center, 5th Floor
                         301 South College Street
                         Charlotte, North Carolina 28288-0735
                         Attention: James W. Wood
                         Telephone: (704) 374-3242
                         Telecopy: (704) 374-4092

                         Lending Office:

                         First Union National Bank of
                          North Carolina
                         One First Union Center, 5th Floor
                         301 South College Street
                         Charlotte, North Carolina 28288-0735
                         Attention: James W. Wood
                         Telephone: (704) 374-3242
                         Telecopy: (704) 374-4092



                             (signatures continued)

                                   CIBC INC.


Tranche A Commitment:    By: ????????????
$45,000,000                 -------------------------------------
                         Title: DIRECTOR, CIBC WOOD GUNDY
                               ----------------------------------
Tranche B Commitment:          SECURITIES CORP., AS AGENT
$45,000,000
                         Address for Notices of Borrowing, Notices of
Revolving Credit         Conversion/Continuation and Letter of Credit Notices:
Commitment:
$27,000,000              2727 Paces Ferry Road, Suite 1200
                         Atlanta, Georgia 30339
                         Attention: Bonnie Harris
                         Telephone: (770) 319-4850
                         Telecopy: (770) 319-4950

                         Address for all other notices:

                         425 Lexington Avenue
                         New York New York 10017
                         Attention: Susan Hanna
                         Telephone: (212) 856-3839
                         Telecopy: (212) 856-3558

                         Lending Office:

                         2727 Paces Ferry Road, Suite 1200
                         Atlanta, Georgia 30339
                         Attention: Bonnie Harris
                         Telephone: (770) 319-4850
                         Telecopy: (770) 319-4950

                                    ANNEX I
                                    -------

                         APPLICABLE MARGIN PERCENTAGES



   Applicable Margin Percentages for Tranche A Term Loans and Revolving Loans
   --------------------------------------------------------------------------

                                                          Applicable Margin   Applicable Margin
                                                            Percentage for      Percentage for
                     Leverage Ratio                           ABR Loans          LIBOR Loans
                     --------------                           ---------          -----------
          Greater than or equal to 5.5 to 1.0                   1.5%                2.75%

          Greater than or equal to 5.0 to 1.0
           but less than 5.5 to 1.0                            1.25%                 2.5%

          Greater than or equal to 4.5 to 1.0
           but less than 5.0 to 1.0                           0.875%               2.125%

          Greater than or equal to 4.0 to 1.0
           but less than 4.5 to 1.0                             0.5%                1.75%

          Less than 4.0 to 1.0                                0.125%               1.375%

             Applicable Margin Percentages for Tranche B Term Loans
             ------------------------------------------------------

                                                          Applicable Margin   Applicable Margin
                                                            Percentage for      Percentage for
                     Leverage Ratio                           ABR Loans          LIBOR Loans
                     --------------                           ---------          -----------
           Greater than or equal to 5.5 to 1.0                  2.0%               3.25%

           Greater than or equal to 5.0 to 1.0
            but less than 5.5 to 1.0                           1.75%                3.0%

           Greater than or equal to 4.5 to 1.0
            but less than 5.0 to 1.0                          1.375%              2.625%

           Greater than or equal to 4.0 to 1.0
            but less than 4.5 to 1.0                          1.375%              2.625%

           Less than 4.0 to 1.0                               1.375%              2.625%

       Applicable Margin Percentages for Revolving Credit Commitment Fee
       -----------------------------------------------------------------

                                                                                 Applicable Margin
                                Leverage Ratio                                       Percentage
                                --------------                                       ----------
                       Greater than or equal to 5.5 to 1.0                              0.5%

                       Greater than or equal to 5.0 to 1.0
                        but less than 5.5 to 1.0                                        0.5%

                       Greater than or equal to 4.5 to 1.0
                        but less than 5.0 to 1.0                                        0.5%

                       Greater than or equal to 4.0 to 1.0
                        but less than 4.5 to 1.0                                        0.5%

                       Less than 4.0 to 1.0                                           0.375%

                                            Exhibit A-1 to Credit Agreement
                                            First Union National Bank
                                             of North Carolina, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            September 30, 1996 / $260,000,000
                                            ______________________________



                                    FORM OF
                         NOTICE OF REVOLVING BORROWING

                                     [Date]


First Union National Bank of
 North Carolina, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, Petersen Publishing Company, L.L.C. (the "Borrower"), refers to the Credit Agreement, dated as of September 30, 1996, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC Inc., as Documentation Agent, and you, as Administrative Agent for the Lenders and as Syndication Agent (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 2.2(B) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of Revolving Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by SECTION 2.2(B) of the Credit Agreement:

             (i) The aggregate principal amount of the Proposed Borrowing is $_______________./1/

             (ii) The Revolving Loans comprising the Proposed Borrowing shall be initially made as [ABR Loans] [LIBOR Loans]./2/

             [(iii) The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/three/six months].]/3/

_________________________

     /1/Shall be an amount not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (in the case of ABR Loans), or $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (in the case of LIBOR Loans).

     /2/Select the applicable Type of Revolving Loans.

     /3/Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

             (iv) The Proposed Borrowing is requested to be made on __________________ (the "Borrowing Date")./4/

     The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

             (A) Each of the representations and warranties contained in ARTICLE V of the Credit Agreement and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

             (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

             (C) After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders, and
     (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Revolving Credit Commitments.

                             Very truly yours,

                             PETERSEN PUBLISHING COMPANY, L.L.C.


                             By: ______________________________

                             Title: _____________________________


______________________

     /4/Shall be a Business Day at least one Business Day after the date hereof (in the case of ABR Loans) or at least three Business Days after the date hereof (in the case of LIBOR Loans).

                                             Exhibit A-2 to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ______________________________



                                    FORM OF
                         NOTICE OF SWINGLINE BORROWING

                                    [Date]


First Union National Bank of
 North Carolina, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, Petersen Publishing Company, L.L.C. (the "Borrower"), refers to the Credit Agreement, dated as of September 30, 1996, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC Inc., as Documentation Agent, and you, as Administrative Agent for the Lenders and as Syndication Agent (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 2.2(D) of the Credit Agreement, hereby gives you, as Swingline Lender, irrevocable notice that the Borrower requests a Borrowing of a Swingline Loan under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by SECTION 2.2(D) of the Credit Agreement:

             (i) The principal amount of the Proposed Borrowing is $_______________./1/


             (ii) The Proposed Borrowing is requested to be made on __________________ (the "Borrowing Date")./2/

     The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

             (A) Each of the representations and warranties contained in ARTICLE V of the Credit Agreement and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of

_________________

     /1/Shall be an amount not less than $500,000 or, if greater, an integral multiple of $250,000 in excess thereof.

     /2/Shall be a Business Day.

     each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

             (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

             (C) After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders, and
     (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Revolving Credit Commitments.

                             Very truly yours,

                             PETERSEN PUBLISHING COMPANY, L.L.C.


                             By: ______________________________

                             Title: _____________________________

                                             Exhibit B-1 to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ------------------------------


                               Borrower's Taxpayer Identification No. 95-4597937


                                    FORM OF
                              TRANCHE A TERM NOTE


$__________                                                  _____________, 1996
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of

     _______________________________________________ (the "Lender"), at the
offices of First Union National Bank of North Carolina (the "Administrative Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent, the principal sum of

     __________________________ DOLLARS ($___________), under the terms and conditions of this promissory note (this "Tranche A Term Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Tranche A Term Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Tranche A Term Note is one of a series of Tranche A Term Notes referred to in the Credit Agreement and is issued to evidence the Tranche A Term Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Tranche A Term Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Tranche A Term
Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Tranche A Term Note.

     In the event of an acceleration of the maturity of this Tranche A Term Note, this Tranche A Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Tranche A Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Tranche A Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Tranche A Term Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By: _________________________________

                         Title: ________________________________

                                             Exhibit B-2 to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ------------------------------


                               Borrower's Taxpayer Identification No. 95-4597937


                                    FORM OF
                              TRANCHE B TERM NOTE


$___________                                                  ____________, 1996
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of

     _______________________________________________ (the "Lender"), at the
offices of First Union National Bank of North Carolina (the "Administrative Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent, the principal sum of

     __________________________ DOLLARS ($___________), under the terms and conditions of this promissory note (this "Tranche B Term Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Tranche B Term Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Tranche B Term Note is one of a series of Tranche B Term Notes referred to in the Credit Agreement and is issued to evidence the Tranche B Term Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Tranche B Term Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Tranche B Term
Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Tranche B Term Note.

     In the event of an acceleration of the maturity of this Tranche B Term Note, this Tranche B Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Tranche B Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Tranche B Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Tranche B Term Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By: _________________________________

                         Title: ________________________________

                                             Exhibit B-3 to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ------------------------------


                               Borrower's Taxpayer Identification No. 95-4597937


                                    FORM OF
                             REVOLVING CREDIT NOTE


$___________                                                  ____________, 1996
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of

     _______________________________________________ (the "Lender"), at the
offices of First Union National Bank of North Carolina (the "Administrative Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent, the principal sum of

     __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Lender, under the terms and conditions of this promissory note (this "Revolving Credit Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Revolving Credit Note is one of a series of Revolving Credit Notes referred to in the Credit Agreement and is issued to evidence the Revolving Loans made by the Lender from time to time pursuant to the Credit Agreement.
All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Credit Note.

     In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By: _________________________________

                         Title: ________________________________

                                             Exhibit B-4 to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ------------------------------


                               Borrower's Taxpayer Identification No. 95-4597937


                                    FORM OF
                                SWINGLINE NOTE


$___________                                                  ____________, 1996
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of

     _______________________________________________ (the "Swingline Lender"),
at the offices of First Union National Bank of North Carolina (the "Administrative Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent, the principal sum of

     __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Swingline Loans made by the Swingline Lender, under the terms and conditions of this promissory note (this "Swingline Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Swingline Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Swingline Note is issued to evidence the Swingline Loans made by the Swingline Lender from time to time pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Swingline Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Swingline Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Swingline Note.

     In the event of an acceleration of the maturity of this Swingline Note, this Swingline Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Swingline Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Swingline Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By: _________________________________

                         Title: ________________________________

                                             Exhibit C to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                             Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000

                                             -----------------------------------


                                    FORM OF
                         EXCESS CASH FLOW CERTIFICATE

          THIS CERTIFICATE is given pursuant to SECTION 2.6(I) of the Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among PETERSEN PUBLISHING COMPANY, L.L.C. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent.

          The undersigned hereby certifies that:

          1.   He is a duly elected Financial Officer of the Borrower.

          2. Attached to this Certificate as Attachment A is a worksheet reflecting the computation of the Borrower's Excess Cash Flow for the fiscal year ended December 31, _____________ and the amount required to be prepaid in respect of the Term Loans pursuant to Section 2.6(i) of the Credit Agreement.


          IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ________________, ____.


                                        PETERSEN PUBLISHING COMPANY, L.L.C.

                                        By: [signature of Financial Officer]
                                            ------------------------------------

                                        Name: __________________________________

                                        Title: _________________________________

                                 ATTACHMENT A

                          EXCESS CASH FLOW WORKSHEET

-------------------------------------------------------------------------------

(1)  Consolidated Operating Cash Flow
     for the fiscal year ended December 31, _____ /1/            $__________

(2)  Amount of any decrease in Consolidated Working
     Capital for such period                                     $__________

(3)  Deductions from Consolidated Operating
     Cash Flow:


     (a)  Consolidated Fixed Charges for such
          period (to the extent paid in cash)     $__________


     (b)  Optional prepayments on the Term
          Loans made during such period           $__________

     (c)  Cash amounts paid in Permitted
          Acquisitions during such period         $__________

     (d)  Amount of any increase in Consolidated
          Working Capital for such period         $__________

     (e)  Total deductions from Consolidated
          Operating Cash Flow:
            Add Line 3(a), (b), (c) and (d)       ($__________)


(4)  Total Excess Cash Flow:
      Add Lines 1 and 2 and subtract Line 3(d)                   $==========


(5)  Percentage of Excess Cash Flow required to
     be paid pursuant to Section 2.6(i)/2/                                 %
                                                                 -----------

(6)  Amount of Excess Cash Flow prepayment:
       Multiply Lines 4 and 5                                    $==========

-------------------------------------------------------------------------------

--------------------------

     /1/As set forth in the Compliance Certificate delivered pursuant to
Section 6.2(a) of the Credit Agreement for the most recently completed fiscal year.

     /2/75% if the Leverage Ratio is greater than or equal to 5.0 to 1.0 as of the last day of the subject fiscal year, and 50% if such ratio as of such time is less than 5.0 to 1.0 but greater than or equal to 4.0 to 1.0 (as set forth in the Compliance Certificate delivered pursuant to Section 6.2(a) of the Credit Agreement for the most recently completed fiscal year).

                                             Exhibit D to Credit Agreement
                                              First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ___________________________________



                                    FORM OF
                             NOTICE OF PREPAYMENT

                                    [Date]

First Union National Bank of
 North Carolina, as
 Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte,  North Carolina 28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, Petersen Publishing Company, L.L.C. (the "Borrower"), refers to the Credit Agreement, dated as of September 30, 1996, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC Inc., as Documentation Agent, and you, as Administrative Agent for the Lenders and as Syndication Agent (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined,) and, pursuant to SECTION 2.7(A) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower intends to prepay certain Loans under the Credit Agreement, and to that end sets forth the following information with respect to such prepayment as required by SECTION 2.7(A) of the Credit
Agreement:

     1. The Borrower shall prepay [Tranche A Term/Tranche B Term/Revolving Credit] Loans in an aggregate amount of $_____________, consisting of [ABR Loans in an aggregate amount of $_________] [LIBOR Loans in an aggregate amount of $____________]. [The Borrowing pursuant to which such LIBOR Loans were made has an Interest Period of ________________ month(s), ending on _____________________.]/1/


     2. The Borrower shall prepay the above referenced Loans on the following Business Day: __________________.

                              Very truly yours,

                              PETERSEN PUBLISHING COMPANY, L.L.C.


                              By:______________________________________

                              Title:______________________________________


_________________________

/1/     Insert in the case of a prepayment of LIBOR Loans.

                                             Exhibit E to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000

                                             ----------------------------------


                                    FORM OF
                       NOTICE OF CONVERSION/CONTINUATION

                                    [DATE]


First Union National Bank of
 North Carolina, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, Petersen Publishing Company, L.L.C. (the "Borrower"), refers to the Credit Agreement, dated as of September 30, 1996, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC Inc., as Documentation Agent, and you, as Administrative Agent for the Lenders and as Syndication Agent (as amended, modified or supplemented form time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 2.11(B) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]/1/ of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by SECTION 2.11(B) of the Credit
Agreement:

               (i) The Proposed [Conversion] [Continuation] is requested to be made on _______________./2/







_____________________

   /1/Insert "conversion" or "continuation" throughout the notice, as applicable.

   /2/Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into ABR Loans) or at least three Business Days after the date hereof (in the case of any conversion of ABR Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into ABR Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable to such LIBOR Loans.

               (ii) The Proposed [Conversion] [Continuation] involves $____________/3/ in aggregate principal amount of [Tranche A Term] [Tranche B Term] [Revolving]/4/ Loans made pursuant to a Borrowing on ________________,/5/ which Loans are presently maintained as [ABR] [LIBOR] Loans and are proposed hereby to be [converted into ABR Loans] [converted into LIBOR Loans] [continued as LIBOR Loans]./6/


              [(iii) The initial Interest Period for the Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/three/six months].]/7/



     The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].


                                   Very truly yours,

                                   PETERSEN PUBLISHING COMPANY, L.L.C.


                                   By: _________________________________________

                                   Title: ______________________________________







___________________________

   /3/Shall be an amount not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (in the case of any conversion of LIBOR Loans into ABR Loans) or $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (in the case of any conversion of ABR Loans into, or continuation of, LIBOR Loans).

   /4/Select the applicable Class of Loans.

   /5/Insert the applicable Borrowing Date for the Loans being converted or continued.

   /6/Complete with the applicable bracketed language.


   /7/Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of ABR Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

                                             Exhibit F to Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as
                                               Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             -----------------------------------


                                    FORM OF
                            LETTER OF CREDIT NOTICE

                                    [Date]

First Union National Bank of
  North Carolina, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

First Union National Bank of
  North Carolina, as Issuing Lender
One First Union Center, 5th Floor
301 South College Street
Charlotte, North Carolina 28288-0735
Attention: James W. Wood,
           Communications/Media Finance Group

Ladies and Gentleman:

     The undersigned, Petersen Publishing Company, L.L.C. (the "Borrower"), refers to the Credit Agreement, dated as of September 30, 1996, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC Inc., as Documentation Agent, and you, as Administrative Agent for the Lenders and as Syndication Agent (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION
3.2 of the Credit Agreement, hereby gives you, as Issuing Lender, irrevocable notice that the Borrower requests the issuance of a Letter of Credit for its account under the Credit Agreement, and to that end sets forth below the information relating to such Letter of Credit (the "Requested Letter of Credit") as required by SECTION 3.2 of the Credit Agreement:

             (i) The Business Day on which the Requested Letter of Credit is requested to be issued is ___________./1/

             (ii) The Stated Amount of the Requested Letter of Credit is $____________.

___________________

/1/Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) after the date hereof.

             (iii)  The expiry date of the Requested Letter of Credit is
     ______________.

             (iv) The name and address of the beneficiary of the Requested Letter of Credit is ________________________________.

     The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:

             (A) Each of the representations and warranties contained in ARTICLE V of the Credit Agreement and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the issuance of the Requested Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

             (B) No Default or Event of Default has occurred and is continuing or would result from the issuance of the Requested Letter of Credit; and

             (C) After giving effect to the issuance of the Requested Letter of Credit, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Revolving Lenders, and (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Revolving Credit Commitments.

                             Very truly yours,

                             PETERSEN PUBLISHING COMPANY, L.L.C.


                             By: ________________________________

                             Title: _____________________________



cc:  First Union National Bank of
       North Carolina, as Administrative Agent
     One First Union Center, TW-10
     301 South College Street
     Charlotte, North Carolina 28288-0608
     Attention: Syndication Agency Services

                                             Exhibit G to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ___________________________________



                                    FORM OF
                                PARENT GUARANTY


     THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of the ____ day of _________, 1996 (this "Guaranty"), is made between (a) PETERSEN HOLDINGS, L.L.C., a Delaware limited liability company ("Holdings"), and BRIGHTVIEW COMMUNICATIONS GROUP, INC., a Delaware corporation ("BrightView"; each of Holdings and BrightView, a "Guarantor," and collectively, the "Guarantors"), and
(b) FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as administrative agent for the banks and other financial institutions (collectively, the "Lenders") party to the Credit Agreement referred to below (in such capacity, the "Administrative Agent"), for the benefit of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.


                                   RECITALS

     A. Petersen Publishing Company, L.L.C., a Delaware limited liability company (the "Borrower"), the Lenders, CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent, are parties to a Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein. The Guarantors own all of the membership interests in the Borrower.

     B. It is a condition to the extension of credit to the Borrower under the Credit Agreement that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without this Guaranty.

     C. The Guarantors will obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Guaranty.


                            STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, each Guarantor hereby agrees as follows:

     1.     Guaranty.  (a)  Each Guarantor hereby irrevocably, absolutely and
            --------
unconditionally, and jointly and severally:

            (i) guarantees to the Lenders (including the Issuing Lender and the Swingline Lender in their capacities as such, and including any Lender in its capacity as a counterparty to any Interest Rate Protection Agreement with the Borrower), the Documentation Agent and the Administrative Agent (collectively, the "Guaranteed Parties") the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Borrower under the Credit Agreement and the other Credit Documents, including, without limitation, all principal of and interest on the Loans, all Reimbursement Obligations in respect of Letters of Credit, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, "Insolvency Laws"), whether or not the claim for such interest is allowed in such proceeding), all obligations of the Borrower to any Lender under any Interest Rate Protection Agreement, and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this clause (i), collectively, the "Guaranteed Obligations"); and

           (ii) agrees to pay or reimburse upon demand all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder and (z) the Administrative Agent in connection with any amendment, modification or waiver hereof or consent pursuant hereto (all liabilities and obligations described in this clause (ii), collectively, the "Other Obligations"; and the Other Obligations, together with the Guaranteed Obligations, the "Total Obligations").

     (b) The guaranty of each Guarantor set forth in this SECTION 1 is a guaranty of payment as a primary obligor, and not a guaranty of collection.

     2.    Guaranty Absolute.  Each Guarantor agrees that its obligations
           -----------------
hereunder are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and (to the full extent permitted by applicable law) shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

            (i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

           (ii) the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

           (iii) the release of either Guarantor hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

           (iv) any renewal, extension, increase, decrease, release, discharge, modification, settlement, compromise or other action or inaction in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof (other than satisfaction of the Termination Requirements (as hereinafter defined)), including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

           (v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

           (vi) the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

           (vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations (it being understood and agreed that, as between each Guarantor, on the one hand, and the Guaranteed Parties, on the other hand, (a) the maturity of the Guaranteed Obligations may be accelerated as provided in the Credit Agreement for the purposes of such Guarantor's guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in the Credit Agreement, such Obligations (whether or not due and payable) shall forthwith become due and payable in full by such Guarantor for purposes of this Guaranty);

           (viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

          (ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Borrower, either Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (x) the payment in full of the Total Obligations (other than indemnity obligations not then due and payable and that survive termination of the Credit Documents), (y) the termination or expiration of all Letters of Credit under the Credit Agreement and (z) the termination of the Commitments under the Credit Agreement (the events in clauses (x), (y) and (z) above, collectively, the "Termination Requirements").

     3.   Waivers.  Each Guarantor hereby knowingly, voluntarily and expressly
          -------
waives to the full extent permitted by applicable law:

           (i) presentment, demand for payment, demand for performance, protest and notice of any other kind, including, without limitation, notice of nonpayment or other nonperformance (including notice of default under any Credit Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower and of any of the matters referred to in SECTION 2 and of any rights to consent thereto;

          (ii) any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by the Guarantors hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of either Guarantor against the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security; and, without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North Carolina, as amended from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time;

         (iii) any right or defense based on or arising by reason of any right or defense of the Borrower or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Credit Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

          (iv) any defense based on the acts or omissions of any Guaranteed Party in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

           (v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party (including, without limitation, failure of consideration, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims; and

           (vi) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

     4.   Waiver of Subrogation; Subordination. Each Guarantor hereby knowingly,
          ------------------------------------
voluntarily and expressly waives, until satisfaction of the Termination Requirements, all claims and rights that it may have against the Borrower at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including all rights of subrogation to the rights of any Guaranteed Party against the Borrower, all rights of indemnity, contribution or reimbursement against the Borrower, all rights to enforce any remedies of any Guaranteed Party against the Borrower, and any benefit of, and any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including, without limitation, the Bankruptcy Code), common law or otherwise. Each Guarantor agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Borrower to such Guarantor, including, without limitation, any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Total Obligations. Each Guarantor agrees further that if any amount shall be paid to or any distribution received by such Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any such rights of subrogation, indemnity, contribution or reimbursement at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Administrative Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Credit Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty.

     5.   Representations and Warranties. Each Guarantor represents and warrants
          ------------------------------
to the Guaranteed Parties as follows:

     (a) Such Guarantor (i) is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full limited liability company or corporate power and authority to execute, deliver and perform this Guaranty and the other Transaction Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and
(iii) is duly qualified to do business as a foreign limited liability company or corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     (b) Such Guarantor has taken, or on the Closing Date will have taken, all necessary limited liability company or corporate action to execute, deliver and perform this Guaranty and each of the other Transaction Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered this Guaranty and each of the other Transaction Documents to which it is or will be a party. This Guaranty constitutes, and upon execution and delivery thereof each of such other Transaction Documents will constitute, the legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles or principles of good faith and fair dealing.

     (c) The execution, delivery and performance by such Guarantor of this Guaranty and each of the other Transaction Documents to which it is or will be a party, compliance by it with the terms hereof and thereof, and the consummation of the Transactions, do not and will not (i) violate any provision of its articles of organization, certificate of incorporation, operating agreement or bylaws, as applicable, or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, (iii) require any approval of its stockholders or members or any approval or consent of any Person under any agreement to which it is a party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders or such approvals or consents the failure of which to obtain could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, or (iv) except for the Liens granted pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets.

     (d) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Guarantor of this Guaranty or any of the other Transaction Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings in connection with the Petersen Acquisition that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on SCHEDULE 5.4 to the Credit Agreement, and (ii) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents.

     (e) There are no actions, investigations, suits or proceedings pending or, to the knowledge of such Guarantor (after due investigation) threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting such Guarantor or any of its properties that could, if adversely determined, be reasonably expected to have a Material Adverse Effect, or (ii) with respect to this Guaranty, any of the other Transaction Documents or any of the Transactions.

     (f) All representations and warranties contained in the Credit Agreement or any of the other Credit Documents that relate to such Guarantor are true and correct in all material respects.

     (g) Such Guarantor has been provided with a true and complete copy of the executed Credit Agreement, as in effect as of the date hereof, and its principal officers are familiar with the contents thereof, particularly insofar as the contents thereof relate or apply to such Guarantor.

     6.   Financial Condition of the Borrower. Each Guarantor represents that it
          -----------------------------------
has knowledge of the Borrower's financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower's ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of either Guarantor nor to advise either Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to either Guarantor, or might (or does) materially increase the risk of either Guarantor as guarantor, or might (or would) affect the willingness of either Guarantor to continue as a guarantor of the Guaranteed Obligations.

     7.   Negative Covenants. Each Guarantor covenants and agrees that, until
          ------------------
the termination of the Commitments and all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing under the Credit Agreement:

     (a) Such Guarantor will not incur, create, assume or suffer to exist any Indebtedness (including, without limitation, any Contingent Obligations), except for (i) the Indebtedness created by this Guaranty, (ii) guaranties of the Subordinated Bridge Indebtedness, the Subordinated Term Indebtedness and any Permitted Refinancing Indebtedness (provided that such guaranties are
                                    --------
subordinated to the obligations of the Guarantors under this Guaranty to at least the same extent and in the same manner as the Subordinated Bridge Indebtedness, the Subordinated Term Indebtedness or Permitted Refinancing Indebtedness, as the case may be, is (or are) subordinated to the Guaranteed Obligations), and (iii) Indebtedness in an aggregate principal amount not exceeding $5,000,000 outstanding at any time issued to repurchase its Capital Stock from former management employees in connection with their termination or departure (provided that such Indebtedness is subordinated in right and time of
           --------
payment to the Guaranteed Obligations on terms and conditions satisfactory to the Administrative Agent in its sole discretion (which terms and conditions may, at the sole discretion of the Administrative Agent, provide that such Indebtedness shall not mature or require any cash payment of principal or interest at any time prior to the first anniversary of the Tranche B Maturity
Date)).

     (b) Such Guarantor shall not own, lease, manage or otherwise operate any assets or properties, or make any investments, loans or advances to any Person, in each case other than in connection with the activities described in subsection (c) below.

     (c) Such Guarantor shall not conduct, transact or otherwise engage, or commit to transact, conduct or otherwise engage, in any business or operations other than (i) the consummation of the Transactions, (ii) the ownership of equity interests in the Borrower (and, as to BrightView, also the ownership of equity interests in Holdings) and the exercise of rights and performance of obligations in connection therewith,
(iii) the entry into, and exercise of rights and performance of obligations in respect of, (A) this Guaranty and any other Transaction Documents to which it is or may become a party, (B) contracts and agreements with or for the benefit of officers, directors and employees of it or any Subsidiary thereof relating to their employment or directorships, (C) insurance policies and related contracts and agreements and (D) equity subscription agreements, registration rights agreements, warrant agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, (iv) the offering, issuance and sale of its equity securities to the extent such offering, issuance or sale does not constitute a Default or Event of Default,
(v) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws,
(vi) the performance of obligations under and compliance with its articles of organization and operating agreement, or certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (vii) the performance of contractual obligations not otherwise prohibited hereunder, (viii) the incurrence and payment of its business expenses and any taxes for which it may be liable, and
(ix) other activities reasonably incidental or related to the foregoing .

     (d) Such Guarantor will (i) maintain and preserve in full force and effect its limited liability company or corporate existence, as applicable, and (ii) comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not be reasonably expected to have a Material Adverse Effect.

     (e) Such Guarantor will contribute to the Borrower, promptly upon its receipt thereof, such of the Net Cash Proceeds received by it from any Debt Issuance or Equity Issuance as shall enable the Borrower to comply with its obligations under SECTION 2.6(F) of the Credit Agreement arising as a result of such Debt Issuance or Equity Issuance.

     (f) Such Guarantor will deliver to the Lenders, promptly upon the sending, filing or receipt thereof, all reports and other information sent, filed or received by it of the types described in SECTIONS 6.2(D) and 6.2(E) of the Credit Agreement.

     (g) Such Guarantor shall not take or omit to take any action if such action or omission would result in a violation of any of the covenants of the Borrower contained in ARTICLE VI, ARTICLE VII or ARTICLE VIII of the Credit Agreement.

     8.   Payments; Application; Set-Off.  (a)  Each Guarantor agrees that,
          ------------------------------
upon the failure of the Borrower to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will forthwith pay or cause to be paid to the Administrative Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

     (b) All payments made by each Guarantor hereunder will be made in Dollars to the Administrative Agent, without set-off, counterclaim or other defense and, in accordance with SECTION 2.17 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of SECTION 2.17 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Section are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein at length.

     (c)  All payments made hereunder shall be applied upon receipt as follows:

             (i) first, to the payment of all Other Obligations owing to the Administrative Agent;

            (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Total Obligations owing to the Guaranteed Parties; and

           (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Guaranty, to the Guarantors or any other Person lawfully entitled to receive such surplus.

     (d) For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Guaranteed Party that has entered into an Interest Rate Protection Agreement with the Borrower for a determination (which such Guaranteed Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Guaranteed Obligations owed to such Guaranteed Party under any such Interest Rate Protection Agreement. Unless it has actual knowledge (including by way of written notice from any such Guaranteed Party) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Obligations in respect thereof are in existence between any Guaranteed Party and the Borrower.

     (e) The Guarantors shall remain jointly and severally liable to the extent of any deficiency between the amount of all payments made hereunder and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection
(c) above.

     (f) In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party may, and is hereby authorized by each Guarantor, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Guarantor, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Guaranteed Party to or for the credit or the account of such Guarantor against any or all of the obligations of such Guarantor to such Guaranteed Party hereunder now or hereafter existing, whether or not such obligations may be contingent or unmatured, each Guarantor hereby granting to each Guaranteed Party a continuing security interest in and Lien upon all such deposits and other property as security for such obligations. Each Guaranteed Party agrees to notify any affected Guarantor promptly after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     9.   Enforcement.  The Guaranteed Parties agree that, except as provided
          -----------
in SECTION 8(F), this Guaranty may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors' obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against either Guarantor whether or not action is brought against the Borrower or the other Guarantor and whether or not the Borrower or the other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a "Reclaimed Amount"), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term "Guaranteed Obligations" includes all Reclaimed Amounts that may arise from time to time.
Notwithstanding any other provisions contained herein or in any other Credit Document, no provision of this Guaranty shall require or permit the collection from either Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law.

     10.  Amendments, Waivers, etc.  No amendment, modification, waiver,
          ------------------------
discharge or termination of, or consent to any departure by either Guarantor from, any provision of this Guaranty, shall be effective unless in a writing executed and delivered in accordance with SECTION 11.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

     11.  Continuing Guaranty; Term; Successors and Assigns; Assignment;
          --------------------------------------------------------------
Survival. This Guaranty is a continuing guaranty and covers all of the
--------
Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements, (ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any
         --------  -------
of its rights, interests, duties or obligations hereunder without the prior written consent of all of the Lenders) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty.

     12.  Governing Law; Consent to Jurisdiction.  THIS GUARANTY SHALL BE
          --------------------------------------
INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE GUARANTEED PARTIES AND THE GUARANTORS DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY

PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR SUCH GUARANTOR. EACH GUARANTOR IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO
                                                        --------------------
THE CONDUCT OF ANY SUCH PROCEEDING. EACH GUARANTOR CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

     13.  Arbitration; Preservation and Limitation of Remedies. (a) Upon demand
          ----------------------------------------------------
of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Credit Document ("Disputes") between or among the Guarantors and the Guaranteed Parties, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Guaranty, the Credit Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Administrative Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or, if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Interest Rate Protection Agreements.

     (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

     14.  Notices.  All notices and other communications provided for hereunder
          -------
shall be given in the manner set forth in and subject to the provisions of
SECTION 11.5 of the Credit Agreement and shall be addressed (a) if to either Guarantor, in care of the Borrower and at the Borrower's address for notices set forth in SECTION 11.5 of the Credit Agreement, and (b) if to any Guaranteed Party, at its address for notices set forth in SECTION 11.5 of the Credit Agreement; or to such other address as any of the Persons listed above may designate for itself by like notice to the other Persons listed above; and in each case, with copies to such other Persons as may be specified under the provisions of the Credit Agreement.

     15.  No Waiver.  The rights and remedies of the Guaranteed Parties
          ---------
expressly set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between either Guarantor and any Guaranteed Party or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon either Guarantor in any case shall entitle such Guarantor or the other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     16.  Severability.  To the extent any provision of this Guaranty is
          ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

     17.  Construction. The headings of the various sections and subsections of
          ------------
this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

     18.  Counterparts.  This Guaranty may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their duly authorized officers as of the date first above written.



                         PETERSEN HOLDINGS, L.L.C.


                         By: ___________________________________

                         Title: ________________________________



                         BRIGHTVIEW COMMUNICATIONS GROUP, INC.


                         By: ___________________________________

                         Title: ________________________________



Accepted and agreed to:

FIRST UNION NATIONAL BANK
 OF NORTH CAROLINA, as
 Administrative Agent


By: _________________________________

Title: ______________________________

                                             Exhibit H to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000

                                             ___________________________________



                                    FORM OF
                    BORROWER PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT, dated as of the _____ day of _____________, 1996 (this "Agreement"), is made by PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Pledgor"), in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as administrative agent for the banks and other financial institutions (collectively, the "Lenders") party to the Credit Agreement referred to below (in such capacity, the "Administrative Agent"), for the benefit of the Secured Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.


                                   RECITALS

     A. The Pledgor, the Lenders, CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent, are parties to a Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of certain credit facilities to the Pledgor upon the terms and subject to the conditions set forth therein.

     B. It is a condition to the extension of credit to the Pledgor under the Credit Agreement that the Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of its Obligations under the Credit Agreement and the other Credit Documents. The Secured Parties are relying on this Agreement in their decision to extend credit to the Pledgor under the Credit Agreement, and would not enter into the Credit Agreement without this Agreement.


                            STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Pledgor thereunder, the Pledgor hereby agrees as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1  Defined Terms.  For purposes of this Agreement, in addition to the
          -------------
terms defined elsewhere herein, the following terms shall have the meanings set forth below:

     "Accounts" shall mean, collectively, all of the Pledgor's accounts, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all of the Pledgor's accounts receivable, all rights to payment for goods sold or leased or to be sold or to be leased (including all rights to returned or repossessed goods) or for services rendered at any time or for services to be rendered (including any rights to stoppage in transit, repossession and reclamation and other rights of an unpaid vendor or secured party), all rights under or evidenced by book debts, notes, bills, drafts or acceptances, all Instruments evidencing or relating to any of the foregoing, and all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising.

     "Collateral" shall have the meaning given to such term in SECTION 2.1.

     "Collateral Accounts" shall have the meaning given to such term in SECTION 6.3.

     "Contracts" shall mean, collectively, all rights of the Pledgor under all leases, contracts and agreements to which the Pledgor is now or hereafter a party, including, without limitation, all rights, privileges and powers, whether for payment or performance, under distribution agreements, printing service agreements and promotional and marketing agreements, and all rights, privileges and powers under Investment Agreements and Licenses as more particularly described in the definitions of such terms herein, together with any and all extensions, modifications, amendments and renewals of such contracts and agreements and all rights of the Pledgor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such contracts and agreements, but excluding rights under (but not excluding proceeds of) any lease, agreement, license (including without limitation any License) or contract that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which lease, agreement or contract any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction has not been rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.

     "Copyrights" shall mean, collectively, all of the Pledgor's copyrights, copyright registrations and applications for copyright registration, whether under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether now owned or existing or hereafter acquired or arising.

     "Copyright Collateral" shall mean, collectively, (i) all Copyrights and
(ii) all Copyright Licenses to which the Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyrights, in each case whether now owned or existing or hereafter acquired or arising.

     "Copyright License" shall mean any agreement now or hereafter in effect granting any right to any third party under any Copyright now or hereafter owned by the Pledgor or which the Pledgor otherwise has the right to license, or granting any right to the Pledgor under any property of the type described in the definition of Copyright herein now or hereafter owned by any third party, and all rights of the Pledgor under any such agreement.

     "Deposit Accounts" shall mean, collectively, all of the Pledgor's deposit accounts, whether maintained with the Administrative Agent or any other bank or depository institution, in each case whether now owned or existing or hereafter acquired or arising and including, without limitation, any Collateral Account, together with all funds held from time to time therein and all certificates and instruments from time to time representing, evidencing or deposited into such accounts.

     "Equipment" shall mean, collectively, all of the Pledgor's equipment, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all machinery, equipment, computer equipment and software, parts, supplies, appliances, fittings, furniture and fixtures of every kind and nature, wherever located and whether or not affixed to any real property, all Mobile Goods, and all accessions, accessories, additions, attachments, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising.

     "General Intangibles" shall mean, collectively, all of the Pledgor's general intangibles, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all Contracts, all Copyright Collateral, Patent Collateral and Trademark Collateral, all inventions, designs, trade secrets, trade processes, confidential or proprietary technical or business information, know-how, registrations, licenses, permits and franchises, all rights under or evidenced by book debts, notes, bills, drafts, acceptances, chooses in action, causes of action or Instruments, all indebtedness, obligations and other amounts at any time owing to the Pledgor from any Person and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts (including, without limitation, all Intercompany Obligations), all judgments, tax refund claims, claims against carriers and shippers, claims under liens and insurance policies, all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, all invoices, customer lists, books and records, ledger and account cards, computer tapes, disks, software, printouts and other corporate or business records relating to the foregoing, and all other intangible personal property of every kind and nature, and all accessions, additions, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising, but excluding Accounts and excluding leases, agreements, licenses (including without limitation Licenses) and contracts to the extent excluded from Contracts under the definition of such term herein.

     "Instruments" shall mean, collectively, all instruments, chattel paper or documents, each as defined in the Uniform Commercial Code, of the Pledgor, whether now owned or existing or hereafter acquired or arising, evidencing, representing, securing, arising from or otherwise relating to any Accounts, General Intangibles, Intercompany Obligations or other Collateral, including, without limitation, any promissory notes, drafts, bills of exchange, documents of title and receipts.

     "Intercompany Obligations" shall mean, collectively, all indebtedness, obligations and other amounts at any time owing to the Pledgor from its Subsidiaries and Affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

     "Interests" shall mean, collectively, all partnership, joint venture, limited liability company or other equity interests in any Person not a corporation (including, without limitation, any such Person that is or hereafter becomes a Subsidiary of the Pledgor) at any time owned by the Pledgor, and all rights, powers and privileges relating thereto or arising therefrom, including, without limitation, the Pledgor's right to vote and to manage and administer the business of any such Person pursuant to the applicable Investment Agreement, together with all other rights, interests, claims and other property of the Pledgor in any manner arising out of or relating to any such interests, whether now existing or hereafter arising or acquired, of whatever kind or character (including any tangible or intangible property or interests therein), and further including, without limitation (but subject to the provisions of SECTION 5.3), all rights of the Pledgor to receive amounts due and to become due (including, without limitation, dividends, distributions, interest, income and returns of capital) under or in respect of any Investment Agreement, to receive payments or other amounts upon termination of any Investment Agreement, and to receive any other payments or distributions, whether in cash, securities, property, or a combination thereof, in respect of any such interests, all of the Pledgor's rights of access to the books and records of any such Person, and all rights granted or available under applicable law in connection therewith, all options, warrants and other rights exercisable for any of the foregoing, and all securities convertible into any of the foregoing, in each case whether now or hereafter existing and any time owned by the Pledgor, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing.

     "Inventory" shall mean, collectively, all of the Pledgor's inventory, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-process and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of the Pledgor, all goods in which the Pledgor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of the Pledgor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Pledgor or is held by the Pledgor or by others for the account of the Pledgor, and in each case whether now owned or existing or hereafter acquired or arising.

     "Investment Agreement" shall mean any partnership agreement, joint venture agreement, limited liability company operating agreement or other agreement creating, governing or evidencing any Interests and to which the Pledgor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

     "Investments" shall mean, collectively, the Stock and the Interests.

     "License" shall mean any Copyright License, Patent License or Trademark License.

     "Material Contracts" shall have the meaning given to such term in SECTION 3.8.

     "Mobile Goods" shall mean, collectively, all of the Pledgor's motor vehicles, tractors, trailers, aircraft, rolling stock and other like property, whether or not the title thereto is governed by a certificate of title or ownership), in each case whether now owned or existing or hereafter acquired or arising.

     "Patents" shall mean, collectively, all of the Pledgor's letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

     "Patent Collateral" shall mean, collectively, (i) all Patents and (ii) all Patent Licenses to which the Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patents, in each case whether now owned or existing or hereafter acquired or arising.

     "Patent License" shall mean any agreement now or hereafter in effect granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Pledgor or which the Pledgor otherwise has the right to license, is in existence, or granting to the Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patent herein, now or hereafter owned by any third party, is in existence, and all rights of the Pledgor under any such agreement.

     "Proceeds" shall have the meaning given to such term in SECTION 2.1.

     "Secured Parties" shall mean, collectively, the Lenders (including the Issuing Lender and the Swingline Lender in their capacities as such, and including any Lender in its capacity as a counterparty to any Interest Rate Protection Agreement with the Pledgor), the Documentation Agent and the Administrative Agent.

     "Securities Act" shall have the meaning given to such term in SECTION 6.5.

     "Stock" shall mean, collectively, all of the issued and outstanding shares, interests or other equivalents of capital stock of any corporation (including, without limitation, any corporation that is or hereafter becomes a Subsidiary of the Pledgor) at any time owned by the Pledgor, whether voting or non-voting and whether common or preferred, all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing, all interest, dividends, distributions and other amounts, and all additional stock, warrants, options, securities and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing, in each case whether now or hereafter existing and any time owned by the Pledgor, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing.

     "Trademarks" shall mean, collectively, all of the Pledgor's trademarks, service marks, trade names, corporate and company names, business names, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising.

     "Trademark Collateral" shall mean, collectively, (i) all Trademarks and
(ii) all Trademark Licenses to which the Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademarks, in each case whether now owned or existing or hereafter acquired or arising.

     "Trademark License" shall mean any agreement now or hereafter in effect granting any right to any third party under any Trademark now or hereafter owned by the Pledgor or which the Pledgor otherwise has the right to license, or granting any right to the Pledgor under any property of the type described in the definition of Trademark herein now or hereafter owned by any third party, and all rights of the Pledgor under any such agreement.

     1.2  Other Terms.  All terms in this Agreement that are not capitalized
          -----------
shall have the meanings provided by the applicable Uniform Commercial Code to the extent the same are used or defined therein.


                                  ARTICLE II

                         CREATION OF SECURITY INTEREST

     2.1  Pledge and Grant of Security Interest.  The Pledgor hereby pledges,
          -------------------------------------
assigns and delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of the Pledgor's right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the "Collateral"):

          (i)  all Accounts;

         (ii)  all Contracts;

        (iii)  all Deposit Accounts;

         (iv)  all Equipment;

          (v)  all General Intangibles;

         (vi)  all Inventory;

        (vii)  all Instruments;

       (viii)  subject to the provisions of SECTION 5.1(A), all Investments;

         (ix)  to the extent not covered or not specifically excluded by clauses
     (i) through (viii) above, all of the Pledgor's other personal property, whether now owned or existing or hereafter arising or acquired; and

          (x) any and all proceeds, as defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included, (w) all payments under any insurance (whether or not the Administrative Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing

     Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, "Proceeds"). For purposes of this Agreement, the term "Proceeds" includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

     2.2  Security for Obligations.  This Agreement and the Collateral secure
          ------------------------
the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Pledgor under the Credit Agreement and the other Credit Documents, including, without limitation, all principal of and interest on the Loans, all Reimbursement Obligations in respect of Letters of Credit, all fees, expenses, indemnities and other amounts payable by the Pledgor under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Pledgor seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), all obligations of the Pledgor to any Lender under any Interest Rate Protection Agreement, all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and all fees, costs and expenses payable by the Pledgor under SECTION 8.1, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     The Pledgor represents and warrants as follows:

     3.1  Ownership of Collateral.  The Pledgor owns, or has valid rights as a
          -----------------------
lessee or licensee with respect to, all Collateral purported to be pledged by it hereunder, free and clear of any Liens except for the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement, and except for other Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and the Pledgor has not filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Administrative Agent as secured party, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Administrative Agent as secured party and (iii) as may be otherwise permitted by the Credit Agreement.

     3.2  Security Interests; Filings.  This Agreement, together with (i) the
          ---------------------------
filing of duly completed and executed Uniform Commercial Code financing statements naming the Pledgor as debtor, the Administrative Agent as secured party, and describing the Collateral, in the jurisdictions set forth on Annex B
                                                                        -------
hereto, which have been duly executed and delivered by the Pledgor and delivered to the

Administrative Agent for filing, (ii) to the extent required by applicable law, the filing of duly completed and executed assignments in the forms set forth as Exhibits B and C with the U.S. Copyright Office or the U.S. Patent and Trademark
----------     -
Office, as appropriate, with regard to registered Copyright Collateral, Patent Collateral and Trademark Collateral, as the case may be, (iii) in the case of uncertificated Investments, compliance with Section 8-313 (or its successor provision) of the applicable Uniform Commercial Code, (iv) as to Mobile Goods covered by a certificate of title or ownership, the notation of the Administrative Agent's security interest therein on the applicable certificates of title or ownership, and (v) the delivery to the Administrative Agent of all chattel paper, promissory notes and other Instruments included in the Collateral, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession of such chattel paper, promissory notes or Instruments, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Article 9 of the applicable Uniform Commercial Code or from the filing requirements under such Article 9 by reason of Section 9-104 or 9-302 of the applicable Uniform Commercial Code and other than continuation statements required under the applicable Uniform Commercial Code (it being specifically noted that the Administrative Agent may at its option, but shall not be required to, require that any bank or other depository institution at which a Deposit Account is maintained enter into a written agreement or take such other action as may be necessary to perfect the security interest of the Administrative Agent in such Deposit Account and the funds therein, and it being specifically understood that the security interest of the Administrative Agent in such Deposit Account, absent such action, might not be perfected).

     3.3  Locations.  Annex C lists, as to the Pledgor, (i) the address of its
          ---------   -------
chief executive office and principal place of business and each other place of business, (ii) the address of each location of all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Accounts, General Intangibles or other Collateral, and (iii) the address of each location at which any Equipment or Inventory (other than Mobile Goods and goods in transit) is kept or maintained, in each instance except for any new locations established in accordance with the provisions of SECTION 4.2. Except as may be otherwise noted therein, all locations identified in Annex C
                                                                      -------
are leased by the Pledgor. The Pledgor does not presently conduct business under any prior or other limited liability company name or under any trade or fictitious name, except as indicated on Annex C, and the Pledgor has not entered
                                        -------
into any contract or granted any Lien within the past five years under any name other than its legal limited liability company name or a trade or fictitious name indicated on Annex C.
                  -------

     3.4  Authorization; Consent.  No authorization, consent or approval of, or
          ----------------------
declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by the Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Administrative Agent provided for herein, or the exercise by the Administrative Agent of its rights and remedies hereunder, except for the filings described in SECTION 3.2, any notices required under the Federal Assignment of Claims Act and similar state statutes and any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state, and, in the case of Investments, except as may be required in connection with a disposition of any such Collateral by laws affecting the offering and sale of securities generally.

     3.5  No Restrictions.  There are no statutory or regulatory restrictions,
          ---------------
prohibitions or limitations on the Pledgor's ability to grant to the Administrative Agent a Lien upon and security interest in the Collateral pursuant to this Agreement or on the exercise by the Administrative Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral, assuming compliance with any notice and other procedural requirements applicable to such action under law), and there are no contractual restrictions on the Pledgor's ability so to grant such Lien and security interest.

     3.6  Accounts.  Each Account is, or at the time it arises will be, a bona
          --------
fide, valid and legally enforceable indebtedness of the account debtor according to its terms, arising out of or in connection with the sale, lease or performance of goods or services by the Pledgor.

     3.7  Investments.  As of the date hereof, the Investments required to be
          -----------
pledged by the Pledgor hereunder consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of equity interests (in the case of issuers other than corporations) as described in Annex A. All of the Investments have been duly and validly issued
             -------
and are fully paid and nonassessable (or, in the case of Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer.

     3.8  Material Contracts.  As to each Investment Agreement, each Contract
          ------------------
listed on Annex D, each Contract specified in writing by the Administrative
          -------
Agent to the Pledgor at any time after the date hereof, and each other Contract to which the Pledgor is or hereafter becomes a party and that is material to its business (the foregoing, collectively, "Material Contracts"), (i) the Pledgor is not in default in any material respect under such Material Contract, and to the knowledge of the Pledgor, none of the other parties to such Material Contract is in default in any material respect thereunder (except as shall have been disclosed in writing to the Administrative Agent), (ii) such Material Contract is, or at the time of execution will be, the legal, valid and binding obligation of all parties thereto, enforceable against such parties in accordance with the respective terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and no defense, offset, deduction or counterclaim will exist in any material respect thereunder in favor of any such party, (iii) the performance by the Pledgor of its obligations under such Material Contract in accordance with its terms will not contravene any Requirement of Law or any contractual restriction binding on or affecting the Pledgor or any of its properties, and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) the Pledgor has (or at the time of execution will have) furnished the Administrative Agent with a correct and complete copy of each Material Contract to which it is a party as then in effect.

     3.9  Intellectual Property.  Annexes E, F and G correctly set forth all
          ---------------------   ------------     -
registered Copyrights, Patents and Trademarks owned by the Pledgor and as of the date hereof used or proposed to be used in its business. The Pledgor owns or possesses the valid right to use all such Copyrights, Patents and Trademarks listed under its name; all registrations therefor have been validly issued under applicable law and are in full force and effect; no claim has been made in writing or, to the knowledge of the Pledgor, orally, that any of such Copyrights, Patents or Trademarks is invalid or unenforceable or violates or infringes the rights of any other Person, and there is no such violation or infringement in existence; and to the knowledge of the Pledgor, no other Person is presently infringing upon the rights of the Pledgor with regard to any of such Copyrights, Patents or Trademarks.

     3.10 Documents of Title.  No bill of lading, warehouse receipt or other
          ------------------
document or instrument of title is outstanding with respect to any Collateral other than Mobile Goods and other than Inventory in transit in the ordinary course of business to a location set forth on Annex C or to a customer of the
                                              -------
Pledgor.


                                  ARTICLE IV

                                   COVENANTS

     4.1  Use and Disposition of Collateral.  So long as no Event of Default
          ---------------------------------
shall have occurred and be continuing, the Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Credit Documents, use, control and manage the Collateral in the operation of its business, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that the Pledgor will not sell
                             --------  -------
or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Administrative Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of this Agreement and the Credit Agreement (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Administrative Agent).

     4.2  Change of Name, Locations, etc.  The Pledgor will not (i) change its
          -------------------------------
name, identity or corporate structure, (ii) change its chief executive office or principal place of business from the location thereof listed on Annex C, or
                                                                -------
(iii) remove any Collateral (other than Mobile Goods and goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex C, or keep or maintain any
                                      -------
Collateral at a location not listed on Annex C, unless in each case the Pledgor
                                       -------
has (1) given twenty (20) days' prior written notice to the Administrative Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Administrative Agent may reasonably request, and (2) delivered to the Administrative Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Administrative Agent (including, at the reasonable request of the Administrative Agent, delivery of opinions of counsel reasonably satisfactory to the Administrative Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of SECTION 3.2.

     4.3  Records; Inspection.  (a)  The Pledgor will keep and maintain at its
          -------------------
own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and will furnish to the Administrative Agent from time to time such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral as the Administrative Agent may reasonably request.

     (b) The Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, (i) make available to the Administrative Agent for inspection and review at the

Pledgor's offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and such other information as the Administrative Agent shall reasonably request), and (ii) permit the Administrative Agent or its representatives to visit its offices or the premises upon which any Collateral may be located, inspect its books and records and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs with its officers, employees and independent accountants and take any other actions necessary for the protection of the interests of the Secured Parties in the Collateral. At the request of the Administrative Agent, the Pledgor will legend, in form and manner satisfactory to the Administrative Agent, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein. The Administrative Agent shall have the right to make test verifications of Accounts in any reasonable manner and through any reasonable medium, and the Pledgor agrees to furnish all such reasonable assistance and information as the Administrative Agent may require in connection therewith.

     4.4  Accounts.  Unless notified otherwise by the Administrative Agent in
          --------
accordance with the terms hereof, the Pledgor shall endeavor to collect its Accounts and all amounts owing to it thereunder in the ordinary course of its business consistent with reasonable business practices and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, and in connection therewith shall, at the request of the Administrative Agent, take such action as the Administrative Agent may deem necessary or advisable (within applicable laws) to enforce such collection. The Pledgor shall not, except to the extent done in the ordinary course of its business consistent with reasonable business practices and in accordance with sound business judgment and provided that no Event of Default shall have occurred and be continuing, (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, in whole or in part, any Person or property liable for the payment of any Account, or (iv) allow any credit or discount on any Account. The Pledgor shall promptly inform the Administrative Agent of any disputes with any account debtor or obligor and of any claimed offset and counterclaim that may be asserted with respect thereto involving, in each case, $100,000 or more, where the Pledgor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

     4.5  Equipment.  The Pledgor will, in accordance with sound business
          ---------
practices, maintain all Equipment used by it in its business (other than obsolete Equipment) in good repair, working order and condition (normal wear and tear excepted) and make all necessary repairs and replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved. The Pledgor shall not knowingly permit any Equipment to become a fixture to any real property.

     4.6  Inventory.  The Pledgor will, in accordance with sound business
          ---------
practices, maintain all Inventory held by it or on its behalf in good saleable or useable condition. Unless notified otherwise by the Administrative Agent in accordance with the terms hereof, the Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Credit Documents, process,inconsistent use and, in the ordinary course of business but not otherwise, sell its Inventory. Without limiting the generality of the foregoing, the Pledgor agrees that it shall not permit any material amount of Inventory to be in the possession of any bailee, warehouseman, agent or processor at any time unless such bailee, warehouseman, agent or processor shall have been notified of the security interest created by this

Agreement and the Pledgor shall have exercised its reasonable best efforts to obtain, at the Pledgor's sole cost and expense, a written agreement to hold such Inventory subject to the security interest created by this Agreement and the instructions of the Administrative Agent and to waive and release any Lien (whether arising by operation of law or otherwise) it may have with respect to such Inventory, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

     4.7  Contracts.  The Pledgor will, at its expense, at all times perform and
          ---------
comply with, in all material respects, all terms and provisions of each Material Contract to which it is or hereafter becomes a party required to be performed or complied with by it and enforce in all material respects the terms and provisions thereof in accordance with its terms, and will not waive, amend or modify any provision thereof in any manner other than in the ordinary course of business of the Pledgor in accordance with reasonable business practices and for a valid economic reason benefitting the Pledgor (provided that in no event may
                                                 --------
any waiver, amendment or modification be made that would materially adversely affect the interests of the Administrative Agent and the Secured Parties). The Pledgor will deliver copies of each Material Contract and each material amendment or modification thereof to the Administrative Agent promptly upon the execution and delivery thereof. With regard to all leases, contracts, licenses and agreements that are excluded from the definition of the term "Contracts," the Pledgor covenants and agrees to exercise all of its material rights and remedies under such leases, agreements, licenses and contracts in a commercially reasonable manner consistent with the interests of the Administrative Agent and the Secured Parties. The Pledgor will not enter into any Material Contract that by its terms prohibits the assignment of the Pledgor's rights and interest thereunder in the manner contemplated by this Agreement, other than as may be entered into in the ordinary course of business of the Pledgor in accordance with reasonable business practices and for a valid economic reason benefitting the Pledgor. The Pledgor further covenants and agrees to use its reasonable best efforts to obtain any required consent to the collateral assignment of any Material Contract, in form and substance reasonably satisfactory to the Administrative Agent, upon the request of the Administrative Agent, and will deliver copies thereof to the Administrative Agent promptly upon execution and delivery thereof. The Pledgor will notify the Administrative Agent promptly in writing upon any termination of any Material Contract, in whole or in part, or any material breach, default or event of default by any party thereunder.

     4.8  Taxes.  The Pledgor will pay and discharge (i) all taxes, assessments
          -----
and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims that, if unpaid, might become a Lien upon any of its properties; provided, however, that the Pledgor shall not be required
                       --------  -------
to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Pledgor has maintained adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, unless and until any tax lien notice has become effective with respect thereto or until any Lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

     4.9  Insurance.  (a)  The Pledgor will, and will cause each of its
          ---------
Subsidiaries to, maintain and pay for, or cause to be maintained and paid for, insurance covering commercial general liability, property and casualty, business interruption and such other risks, and in such amounts and with such financially sound and reputable insurance companies, as are usually and customarily carried by companies of similar size engaged in similar businesses (and in any event, insuring all Inventory and Equipment against such losses and risks), and will, and will cause each of its Subsidiaries to, deliver certificates of such insurance to the Administrative Agent with standard loss payable endorsements naming the Administrative Agent as loss payee (on property and casualty policies) and additional insured

(on liability policies) as its interests may appear. Each such policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent before any cancellation of the policies for any reason whatsoever and shall provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of the Pledgor or any Subsidiary that might result in the forfeiture of such insurance.

     (b) The Pledgor will, and will cause each of its Subsidiaries to, direct all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder in excess of $1,000,000 for each loss directly to the Administrative Agent. The Administrative Agent shall hold all such proceeds for the account of the Pledgor. So long as no Event of Default has occurred and is continuing, and subject to Section 2.6(g) of the Credit Agreement, the Administrative Agent shall, at the Pledgor's request, disburse such proceeds as payment for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Administrative Agent of such required payments and such other documents as the Administrative Agent may reasonably request. As and to the extent required by Section 2.6(g) of the Credit Agreement, and in any event upon and during the continuance of an Event of Default, the Administrative Agent shall be entitled to receive all proceeds of property and casualty insurance directly from the insurers and shall apply such proceeds as a prepayment of the Term Loans in the order and manner provided in the Credit Agreement. The Pledgor hereby irrevocably makes, constitutes and appoints the Administrative Agent at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

     (c) If the Pledgor fails to, or to cause any of its Subsidiaries to, obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, the Administrative Agent may, without waiving or releasing any obligation or Default, at the Pledgor' expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Administrative Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable by the Pledgor to the Administrative Agent on demand and shall be additional Obligations hereunder, secured by the Collateral.

     (d) The Pledgor will, and will cause each of its Subsidiaries to, deliver to the Administrative Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies. Not less than 30 days prior to the expiration date of the insurance policies required to be maintained by the Pledgor and its Subsidiaries hereunder, the Pledgor will, and will cause each of its Subsidiaries to, deliver to the Administrative Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as the Administrative Agent may request. Upon the reasonable request of the Administrative Agent from time to time, the Pledgor will, and will cause each of its Subsidiaries to, deliver to the Administrative Agent evidence that the insurance required to be maintained pursuant to this Section is in effect.

     4.10 Intellectual Property.  (a)  The Pledgor will, at its own expense,
          ---------------------
execute, deliver and record, as promptly as possible (but in any event within 10 days) after the date hereof fully completed assignments in the forms of Exhibits
                                                                        --------
B and C, as applicable, in the U.S. Copyright Office or the U.S. Patent and
-     -
Trademark Office pursuant to 35 U.S.C. (S)261, 15 U.S.C. (S)1060 or 17 U.S.C.
(S)205, as
applicable, with regard to any Copyright Collateral, Patent Collateral or Trademark Collateral, as the case may be, described in Annex E, F or G hereto.
                                                       -------  -    -
In the event that after the date hereof the Pledgor shall acquire any registered Copyright, Patent or Trademark, or effect any registration of any Copyright, Patent or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, the Pledgor shall promptly furnish written notice thereof to the Administrative Agent together with information sufficient to permit the Administrative Agent, upon its receipt of such notice, to (and the Pledgor hereby authorizes the Administrative Agent
to) modify this Agreement, as appropriate, by amending Annexes E, F and G
                                                       ---------  -     -
hereto or to add additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and the Pledgor shall additionally, at its own expense, execute, deliver and record, as promptly as possible (but in any event within 10 days) after the date of such acquisition, registration or application, as applicable, with regard to United States Patents, Trademarks and Copyrights, fully completed assignments in the forms of Exhibits B and C, as applicable, in the U.S. Copyright Office or the
         ----------     -
U.S. Patent and Trademark Office as more fully described hereinabove (provided
                                                                      --------
that, notwithstanding the foregoing, the Pledgor may at its election furnish such notices and execute, deliver and record such documents and instruments on a quarterly basis with respect to all Copyrights, Patents and Trademarks that become part of the Collateral during such quarter), together in all instances with any other agreements, instruments and documents that the Administrative Agent may reasonably request from time to time to further effect and confirm the assignment and security interest created by this Agreement in such Copyrights, Patents and Trademarks, and the Pledgor hereby appoints the Administrative Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to the Pledgor (except that compliance with this subsection shall not be required with respect to any Copyright, Patent or Trademark that the Pledgor has elected to abandon).

     (b) The Pledgor (either itself or through its licensees or its sublicensees) will, for each material Trademark used in the conduct of its business, use its best efforts to (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark,
(iii) display such Trademark with notice of federal registration to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights.

     (c) The Pledgor (either itself or through its licensees or sublicensees) will refrain from committing any act, or omitting any act, whereby any material Patent used in the conduct of the Pledgor's business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a material Patent with the relevant patent number as required by applicable patent laws.

     (d) The Pledgor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under applicable copyright laws.

     (e) The Pledgor shall notify the Administrative Agent immediately if it knows or has reason to know that any material Patent, Trademark or Copyright used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding the Pledgor's ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

     (f) The Pledgor will take all necessary steps that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each registration of any material Patents, Trademarks and Copyrights used in the conduct of the Pledgor's business, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with sound business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

     (g) In the event that any Collateral consisting of a material Patent, Trademark or Copyright used in the conduct of the Pledgor's business is believed infringed, misappropriated or diluted by a third party, the Pledgor shall notify the Administrative Agent promptly after it learns thereof and shall, if consistent with sound business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

     (h) Upon the occurrence and during the continuance of any Event of Default, the Pledgor shall use its reasonable best efforts to obtain all requisite consents or approvals from the licensor of each material License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment of all of the Pledgor's right, title and interest thereunder to the Administrative Agent or its designee.

     4.11 Mobile Goods.  Upon the request of the Administrative Agent at any
          ------------
time (and promptly upon the occurrence of any Event of Default), the Pledgor will deliver to the Administrative Agent originals of the certificates of title or ownership for all Mobile Goods owned by it, together (in the case of motor vehicles) with the manufacturer's statement of origin with the Administrative Agent listed as lienholder and odometer statements and together in all other cases with appropriate instruments or certificates of transfer and delivery, duly completed and executed, and will take such other action as the Administrative Agent may deem necessary to perfect the security interest created by this Agreement in all such Mobile Goods.

     4.12 Delivery of Collateral.  All certificates or instruments representing
          ----------------------
or evidencing any Accounts, Intercompany Obligations or other Collateral (other than checks or drafts, except during the continuance of an Event of Default) shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Administrative Agent, and in each case such other instruments or documents as the Administrative Agent may reasonably request.

     4.13 Protection of Security Interest.  The Pledgor agrees that it will, at
          -------------------------------
its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

                                   ARTICLE V

                  CERTAIN PROVISIONS RELATING TO INVESTMENTS

     5.1  Ownership; After-Acquired Investments.  (a)  If the Pledgor shall, at
          -------------------------------------
any time and from time to time after the date hereof, acquire any additional capital stock or other equity interests in any Person of the types described in the definition of the terms "Stock" or "Interests," the same shall be automatically deemed to be Stock or Interests, as the case may be, and to be pledged to the Administrative Agent pursuant to SECTION 2.1 (but subject, in the case of Foreign Subsidiaries, to the provisions of SECTION 6.10 of the Credit Agreement), and the Pledgor will forthwith pledge and deposit the same with the Administrative Agent and deliver to the Administrative Agent any certificates or instruments therefor, together with the endorsement of the Pledgor (in the case of any promissory notes or other instruments), undated stock powers (in the case of Stock evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Administrative Agent, together with such other certificates and instruments as the Administrative Agent may reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Administrative Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a "Pledge
                                                    ---------
Amendment") in respect thereof. The Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of the Pledgor to execute and deliver any
        --------
Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Administrative Agent in such Collateral or otherwise adversely affect the rights and remedies of the Administrative Agent hereunder with respect thereto.

     (b) If any Investments (whether now owned or hereafter acquired) included in the Collateral are "uncertificated securities" within the meaning of the applicable Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, the Pledgor will promptly notify the Administrative Agent thereof and will promptly take and cause to be taken all actions required under applicable law, including, as applicable, under Article 8 or 9 of the applicable Uniform Commercial Code, to perfect the security interest of the Administrative Agent therein.

     5.2  Voting Rights.  So long as no Event of Default shall have occurred and
          -------------
be continuing, the Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Investments (subject to its obligations under SECTION 5.1), and for that purpose the Administrative Agent will execute and deliver or cause to be executed and delivered to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing to enable the Pledgor to exercise such voting and other consensual rights; provided, however, that the Pledgor will not cast any vote, give any consent,
--------  -------
waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Credit Document, or have the effect of impairing in any material respect the position or interests of the Administrative Agent or any other Secured Party.

     5.3  Dividends and Other Distributions.  So long as no Event of Default
          ---------------------------------
shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Investments may be paid to and retained by the Pledgor; provided, however, that all such
                                            --------  -------
interest, dividends,
distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Administrative Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Obligations). The Administrative Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral,
(i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Investments included in the Collateral in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing (in the reasonable judgment of the Administrative Agent) an extraordinary, liquidating or other distribution in return of capital, (ii) all additional membership interests, warrants, options or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Investments included in the Collateral in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Credit Agreement, all additional membership interests, warrants, options or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Investments included in the Collateral in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by the Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements).


                                  ARTICLE VI

                                   REMEDIES

     6.1  Remedies.  If an Event of Default shall have occurred and be
          --------
continuing, the Administrative Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code as in effect in each relevant jurisdiction, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which the Pledgor agrees to be commercially reasonable:

     (a) To notify any or all account debtors or obligors under any Accounts, Contracts or other Collateral of the security interest in favor of the Administrative Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Administrative Agent or to an account designated by the Administrative Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by the Pledgor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from the other funds of the Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Obligations as provided herein; and by this provision, the Pledgor irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any Contract, upon receipt of notice from the Administrative Agent to the effect that an Event of Default has occurred and is continuing, to attorn to or otherwise recognize the Administrative Agent as owner under such Contract and to pay, observe and otherwise perform the obligations under such Contract to or for the Administrative Agent or the Administrative Agent's designee as though the Administrative Agent or such designee were the Pledgor named therein, and to do so until otherwise notified by the Administrative Agent;

     (b) To take possession of, receive, endorse, assign and deliver, in its own name or in the name of the Pledgor, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to the Pledgor concerning Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of the Pledgor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as the Pledgor might have done;

     (c) To notify any or all depository institutions with which any Deposit Accounts are maintained to remit and transfer all monies, securities and other property on deposit in such Deposit Accounts or deposited or received for deposit thereafter to the Administrative Agent, for deposit in a Collateral Account or such other accounts as may be designated by the Administrative Agent, for application to the Obligations as provided herein;

     (d) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to the Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

     (e) To assign any Copyright Collateral, Patent Collateral or Trademark Collateral, for such term or terms, on such conditions and in such manner as the Administrative Agent shall determine; and to license and (to the extent permitted by applicable law) sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any Copyright Collateral, Patent Collateral or Trademark Collateral, throughout the world, for such term or terms, on such conditions and in such manner as the Administrative Agent shall determine;

     (f) To require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or any part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place designated by the Administrative Agent;

     (g) To enter and remain upon the premises of any of the Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of the Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Administrative Agent or any designated agent for such time as the Administrative Agent may desire, in order to effectively collect or liquidate the Collateral;

     (h) To exercise (i) all voting, consensual and other rights and powers pertaining to the Investments (whether or not transferred into the name of the Administrative Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Investments as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investments upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Investments, and in connection therewith, the right to deposit and deliver any and all of the Investments with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications in respect of the Investments, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes the Pledgor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent, upon request, all such proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, THE PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF THE PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY INVESTMENTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

     (i) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Investments may be listed, at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory. If any of the Collateral is sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Collateral. In no event shall the Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Administrative Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, and the Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of the Pledgor or any other party or against or in payment of any or all of the Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by the Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Administrative Agent shall give the Pledgor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is commercially reasonable. The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

     6.2  Application of Proceeds.  (a)  All Proceeds collected by the
          -----------------------
Administrative Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:

          (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Administrative Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Administrative Agent for the account of the Pledgor, and all other amounts payable to the Administrative Agent under SECTION 8.1;

          (ii)  second, after payment in full of the amounts specified in clause
     (i) above, to the ratable payment of all other Obligations owing to the Secured Parties; and

          (iii) third, after payment in full of the amounts specified in clauses
     (i) and (ii) above, and following the termination of this Agreement, to the Pledgor or any other Person lawfully entitled to receive such surplus.

     (b) For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into an Interest Rate Protection Agreement with the Pledgor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any such Interest Rate Protection Agreement. Unless it has actual knowledge (including by way of written notice from any such Secured Party) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Obligations in respect thereof are in existence between any Secured Party and the Pledgor.

     (c) The Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above. Upon any sale of any Collateral hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

     6.3  Collateral Accounts.  Upon the occurrence and during the continuance
          -------------------
of an Event of Default, the Administrative Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more cash collateral bank accounts (collectively, "Collateral Accounts") for the collection of Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Obligations and shall not constitute payment thereof until applied as herein provided. The Administrative Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to (and, if directed by the Required Lenders pursuant to the Credit Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Obligations in the manner provided for in SECTION 6.2.

     6.4  Grant of License.  For the purpose of enabling the Administrative
          ----------------
Agent to exercise rights and remedies under SECTION 6.1 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Pledgor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Pledgor) to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or licensed or hereafter acquired or licensed by the Pledgor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or
                                     --------
other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Pledgor notwithstanding any subsequent cure of an Event of Default.

     6.5  Registration; Private Sales.  (a)  If, at any time after the
          ---------------------------
occurrence and during the continuance of an Event of Default, the Pledgor shall have received from the Administrative Agent a written request or requests that the Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Investments, the Pledgor will, as soon as practicable and at its expense, use its best efforts to cause such registration to be effected and be kept effective and will use its best efforts to cause such qualification and compliance to be effected and be kept effective as may be so requested and as would permit or facilitate the sale and distribution of such Investments, including, without limitation, registration under the Securities Act of 1933, as amended (the "Securities Act"), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other applicable requirements of Governmental Authorities; provided, that the
                                                     --------
Administrative Agent shall furnish to the Pledgor such information regarding the Administrative Agent as the Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Administrative Agent to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may reasonably request, and will indemnify the Administrative Agent and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Administrative Agent or any other Secured Party expressly for use therein.

     (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Investments conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Investments for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Investments for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Investments, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. The Pledgor hereby waives any claims against the Administrative Agent or any Secured Party arising by reason of the fact that the price at which any Investments may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Administrative Agent accepts the first offer received and does not offer such Investments to more than one offeree.

     (c) The Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor.

     6.6  The Pledgor Remains Liable.  Notwithstanding anything herein to the
          --------------------------
contrary, (i) the Pledgor shall remain liable under all Contracts included within the Collateral (including, without limitation, all Investment Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights or remedies hereunder shall not release the Pledgor from any of its obligations under any of such Contracts, and (iii) except as specifically provided for hereinbelow, the Administrative Agent shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of the Pledgor's obligations, duties or liabilities under any Investment Agreement, including, without limitation, the Pledgor's obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company or other issuer (collectively, the "Partner Obligations"), unless the Administrative Agent or such other Secured Party or purchaser otherwise agrees in writing to assume any or all of such Partner Obligations. In the event of foreclosure by the Administrative Agent hereunder, then except as provided in the preceding sentence, the Pledgor shall remain bound and obligated to perform its Partner Obligations and neither the Administrative Agent nor any other Secured Party shall be deemed to have assumed any Partner Obligations. In the event the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale elects to become a substitute member in place of the Pledgor, the party making such election shall adopt in writing such Investment Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, the Pledgor hereby irrevocably consents in advance to the admission of the Administrative Agent, any other Secured Party or any such purchaser as a substitute member to the extent of the Investments acquired pursuant to such sale, and agrees to execute any documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on the Administrative Agent hereunder are solely to protect its interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.


                                  ARTICLE VII

                           THE ADMINISTRATIVE AGENT

     7.1  The Administrative Agent; Standard of Care.  The Administrative Agent
          ------------------------------------------
will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement. The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Administrative Agent nor any other Secured Party shall be liable to the Pledgor (i) for any loss or damage sustained by the Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

     7.2  Further Assurances; Attorney-in-Fact.  (a)  The Pledgor agrees that it
          ------------------------------------
will join with the Administrative Agent to execute and, at its own expense, file and refile under any applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Administrative Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Administrative Agent's security interest in the Collateral, and hereby authorizes the Administrative Agent to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

     (b) The Pledgor hereby irrevocably appoints the Administrative Agent its lawful attorney-in- fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Administrative Agent's discretion after the occurrence and during the continuance of an Event of Default to take any action and to execute any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

          (i) to sign the name of the Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Administrative Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement (including, without limitation, any title or ownership applications for filing with applicable state agencies to enable any motor vehicles now or hereafter owned by the Company to be retitled and the Administrative Agent listed as lienholder thereon);

          (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (iii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to the Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

          (iv) to obtain, maintain and adjust any property or casualty insurance required to be maintained by the Pledgor under SECTION 4.9 and direct the payment of proceeds thereof to the Administrative Agent;

          (v) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become Obligations of the Pledgor to the Administrative Agent, due and payable immediately and without demand;

          (vi) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

          (vii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Administrative Agent's option and the Pledgors' expense, all other acts and things deemed necessary by the Administrative Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

     (c) If the Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Administrative Agent

(provided that no such request shall be necessary at any time after the
---------
occurrence and during the continuance of an Event of Default), the Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgor under SECTION 8.1.


                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Indemnity and Expenses.  The Pledgor agrees:
          ----------------------

     (a) To indemnify and hold harmless the Administrative Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys' fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

     (b) To pay and reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Administrative Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under ARTICLE VI), under any of the other Credit Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof. The provisions of this SECTION 8.1 shall survive the execution and delivery of this Agreement, the repayment of any of the Obligations, the termination of the Commitments under the Credit Agreement and the termination of this Agreement or any other Credit Document.

     8.2  No Waiver.  The rights and remedies of the Secured Parties expressly
          ---------
set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgor and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     8.3  Enforcement.  By its acceptance of the benefits of this Agreement,
          -----------
each Lender agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Obligations.

     8.4  Amendments, Waivers, etc.  No amendment, modification, waiver,
          ------------------------
discharge or termination of, or consent to any departure by the Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with SECTION 11.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

     8.5  Continuing Security Interest; Term; Successors and Assigns;
          -----------------------------------------------------------
Assignment; Termination and Release; Survival.  This Agreement shall create a
---------------------------------------------
continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of (x) the payment in full of the Obligations (other than indemnity obligations not then due and payable and that survive termination of the Credit Documents), (y) the termination or expiration of all Letters of Credit under the Credit Agreement and (z) the termination of the Commitments under the Credit Agreement (the events in clauses
(x), (y) and (z) above, collectively, the "Termination Requirements"), (ii) be binding upon and enforceable against the Pledgor and its successors and assigns (provided, however, that the Pledgor may not sell, assign or transfer any of its
 --------  -------
rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by the Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Administrative Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor such documents and instruments evidencing such release or termination as the Pledgor may reasonably request and will assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Administrative Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment.

     8.6  Notices.  All notices and other communications provided for hereunder
          -------
shall be given to the parties in the manner and subject to the other notice provisions set forth in the Credit Agreement.

     8.7  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     8.8  Severability.  To the extent any provision of this Agreement is
          ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     8.9  Construction.  The headings of the various sections and subsections of
          ------------
this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

     8.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.


                                        PETERSEN PUBLISHING COMPANY, L.L.C.


                                        By: _________________________________

                                        Title: ______________________________



Accepted and agreed to:

FIRST UNION NATIONAL BANK
 OF NORTH CAROLINA, as
 Administrative Agent


By: _________________________________

Title: ______________________________

                                             Annex A to Pledge and
                                              Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------

Pledged Investments
-------------------

                                                                                Percentage of
                                                                                Outstanding
                              Type of        Certificate    No. of shares       Interests
          Name of Issuer      Interests       Number        (if applicable)     in Issuer
          --------------      ---------      -----------    ---------------     ---------

                                     None.

                                             Annex B to Pledge and
                                              Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



                               FILING LOCATIONS


     Secretary of State of California


     Secretary of State of Colorado


     Secretary of State of Connecticut


     Secretary of State of Florida


     Fulton County, Georgia


     Secretary of State of Illinois


     Secretary of State of Michigan


     Secretary of State of New Jersey


     Secretary of State of New York
     New York County, New York

     Secretary of State of North Carolina


     Secretary of State of Ohio


     Secretary of State of Tennessee


     Secretary of State of Texas

                                             Annex C to Pledge and
                                              Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



           LOCATIONS OF CHIEF EXECUTIVE OFFICE, PLACES OF BUSINESS, RECORDS RELATING TO COLLATERAL, AND EQUIPMENT AND INVENTORY


     1.   Chief executive office/principal place
          of business:

          6420 Wilshire Blvd.
          Los Angeles, California

     2.   Records relating to Collateral:

          a.   6420 Wilshire Blvd.
               Los Angeles, California

          b.   437 Madison Avenue
               New York, New York  10022

          c.   333 West Fort Street
               Detroit, Michigan

          d.   800 West Airport Freeway
               Irving, Texas  75062

          e.   Union Plaza
               Lakewood, Colorado

          f.   Corporate Center Five
               Five Concourse Pkwy.
               Fulton County, Georgia

          g.   815 N. LaSalle Street
               Chicago, Illinois

          h.   c/o Willis Stein & Partners, L.P.
               227 West Monroe
               Chicago, Illinois  60606

          i.   217 Braeside Drive
               Hamden, Connecticut 06514

          j.   6 West Laurelwood Drive
               Lawrenceville, New Jersey 08648

          k.   2 Sunset Court
               Montville, New Jersey 07045


     3.   Equipment or Inventory:

          a.   6420 Wilshire Blvd.
               Los Angeles, California

          b.   437 Madison Avenue
               New York, New York  10022

          c.   333 West Fort Street
               Detroit, Michigan

          d.   800 West Airport Freeway
               Irving, Texas  75062

          e.   Union Plaza
               Lakewood, Colorado

          f.   Corporate Center Five
               Five Concourse Pkwy.
               Fulton County, Georgia

          g.   815 N. LaSalle Street
               Chicago, Illinois

          h.   inventory located at:
               World Color Press
               2030 Sylvan Road
               Dyersburg, Tennessee 38025

          i.   inventory located at:
               Johnson & Hardin Company
               760 Fujitech Road
               Lebanon, Ohio 45036

          j.   inventory located at:
               3-Z Printing
               U.S. Route 40 West
               Teutopolis, Illinois 62467


     4.   Other places of business:

          None.

                                             Annex D to Pledge and
                                              Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



                               CERTAIN CONTRACTS



     1.   License Agreement, dated as of August 15, 1996, by and between Robert
E. Petersen and Petersen Publishing Company, as licensor, and Brightview Communications Group, Inc., as licensee.

     2. Agreements, dated May 3, 1996, with World Color Press, Inc., regarding paper purchasing program.

     3. Agreement, dated December 19, 1995, with World Color Press, Inc., as modified, regarding printing services.

     4. Agreement, dated January 12, 1996, with Johnson & Hardin Company, regarding printing services.

     5. Circulation Fulfillment Agreement, dated September 1, 1995, with Neodata Services, Inc.

     6.   Agreement, dated December 1981, with Compuname, Inc.

     7. Distribution Agreement, dated January 10, 1994, with Warner Publisher Services, Inc.

     8. Distribution Agreement, dated October 18, 1995, with Worldwide Distribution Services.

     9.   Publisher Distribution Agreement, dated May 21, 1996, with Retail
Vision.

                                             ANNEX E TO PLEDGE AND
                                               SECURITY AGREEMENT
                                             FIRST UNION NATIONAL BANK
                                               OF NORTH CAROLINA, AS
                                               ADMINISTRATIVE AGENT
                                             PETERSEN PUBLISHING COMPANY, L.L.C.
                                             SEPTEMBER 30, 1996

                                             -----------------------------------

                     COPYRIGHTS AND COPYRIGHT APPLICATIONS

                         U.S. COPYRIGHT REGISTRATIONS
                         ----------------------------

--------------------------------------------------------------------------------
          TITLE                              REG. NO.            REG. DATE
--------------------------------------------------------------------------------
Image magic                                  TX15188             03/27/78
--------------------------------------------------------------------------------
The .22                                      TX15189             03/15/78
--------------------------------------------------------------------------------
Petersen Action Group street                 TX15190             03/15/78
machines & bracket racing:
no. 2
--------------------------------------------------------------------------------
Creative customizing                         TX15191             03/15/78
--------------------------------------------------------------------------------
Big-bore handguns                            TX15192             02/23/78
--------------------------------------------------------------------------------
Petersen Action Group                        TX15193             02/23/78
Chevrolet
--------------------------------------------------------------------------------
[Mini cars]                                  TX18055             03/13/78
--------------------------------------------------------------------------------
Mini-truck repair manual                     TX21709             04/03/78
--------------------------------------------------------------------------------
[Varmints]                                   TX35891             05/15/78
--------------------------------------------------------------------------------
Corvette, an American                        TX64836             06/22/78
classic
--------------------------------------------------------------------------------
Guns for big game                            TX66296             07/10/78
--------------------------------------------------------------------------------
Increasing film speed                        TX72172             06/12/78
--------------------------------------------------------------------------------
Petersen's How to build a                    TX72173             06/12/78
street rod
--------------------------------------------------------------------------------
Discover yourself II                         TX79514             07/17/78
--------------------------------------------------------------------------------
Motor Trend's Sports car                     TX84338             07/27/78
graphic
--------------------------------------------------------------------------------
Adding storage space                         TX85097             07/17/78
--------------------------------------------------------------------------------
Remodeling kitchens & baths                  TX85098             07/17/78
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          TITLE                              REG. NO.            REG. DATE
--------------------------------------------------------------------------------
Blueprint series: v.II                       TX99507             05/24/78
--------------------------------------------------------------------------------
Deer hunting                                 TX113120            09/20/78
--------------------------------------------------------------------------------
Petersen's Chevrolet tune-up                 TX113121            09/14/78
& repair
--------------------------------------------------------------------------------
Basic automotive tune-up &                   TX131091            09/14/78
test equipment
--------------------------------------------------------------------------------
Mechanical specifications,                   TX144653            11/03/78
special units & ads
--------------------------------------------------------------------------------
The Exotic world of custom                   TX149108            11/14/78
handguns
--------------------------------------------------------------------------------
Sports photography                           TX149560            11/22/78
--------------------------------------------------------------------------------
Honda tune-up & repair                       TX150333            11/13/78
--------------------------------------------------------------------------------
A Gallery of waterfowl and                   TX171443            01/05/79
upland birds/paintings
--------------------------------------------------------------------------------
Guns & ammo's Complete                       TX199877            01/22/79
new guide to blackpowder
--------------------------------------------------------------------------------
`Teen great looks health &                   TX208097            02/05/79
beauty guide
--------------------------------------------------------------------------------
Petersen's Ford tune-up &                    TX216497            03/12/79
repair: Fords, Lincolns, and
Mercury since 1970
--------------------------------------------------------------------------------
Hunting big game                             TX216498            03/14/79
--------------------------------------------------------------------------------
Petersen's Chevy/G M C                       TX216499            11/22/78
pickup repair
--------------------------------------------------------------------------------
Vans: no. 7                                  TX223252            02/09/78
--------------------------------------------------------------------------------
Petersen's Ford pickup repair                TX233270            04/03/79
--------------------------------------------------------------------------------
Photo retouching and                         TX233271            04/03/79
restoration
--------------------------------------------------------------------------------
Hot rod magazine custom                      TX241958            04/27/79
painting
--------------------------------------------------------------------------------
Modern handguns                              TX244308            05/14/79
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          TITLE                      REG. No.                 REG. DATE
--------------------------------------------------------------------------------
Car craft: Chevy Camaro              TX258552                 04/27/79
celebration!
--------------------------------------------------------------------------------
Photographic self-assignments        TX290541                 07/06/79
--------------------------------------------------------------------------------
Petersen's Toyota tune-up &          TX309374                 08/06/79
repair
--------------------------------------------------------------------------------
Petersen's Datsun tune-up &          TX309375                 08/06/79
repair
--------------------------------------------------------------------------------
Pinto tune-up & repair               TX311435                 08/09/79
--------------------------------------------------------------------------------
Jeff Cooper on handguns              TX322003                 07/20/79
--------------------------------------------------------------------------------
Hell, I was there!                   TX331615/1/              09/04/79
--------------------------------------------------------------------------------
Petersen's VW Rabbit tune-           TX341456                 09/28/79
up & repair
--------------------------------------------------------------------------------
Petersen's Dodge pickup              TX342696                 09/28/79
repair
--------------------------------------------------------------------------------
Petersen's How to tune your          TX342697                 09/28/79
car
--------------------------------------------------------------------------------
A Complete guide to handgun          TX382650                 11/28/79
hunting
--------------------------------------------------------------------------------
Planning your future                 TX418869                 02/20/80
--------------------------------------------------------------------------------
 .22 rimfire, the world's             TX455657                 04/18/80
number 1 cartridge
--------------------------------------------------------------------------------
The Paintings of Franz A.            TX458192                 04/18/80
Bischoff (1864-1929): a
retrospective exhibition from
March 27, through April 19,
1980
--------------------------------------------------------------------------------
Petersen's Chevrolet high-           TX461024                 04/18/80
performance
--------------------------------------------------------------------------------
The Darkroom guide                   TX461374                 04/29/80
--------------------------------------------------------------------------------

_______________

/1/ Search results indicate this copyright registration is owned by the Company and Elmer Keith.

--------------------------------------------------------------------------------
          TITLE                      REG. No                  REG. DATE
--------------------------------------------------------------------------------
Guns and ammo book of the            TX464246                 04/28/80
 .45 auto, king of handguns!
--------------------------------------------------------------------------------
Hot rod magazine Kit car             TX479564                 05/22/80
annual : giant buyer's guide
--------------------------------------------------------------------------------
Magnum handguns                      TX486871                 05/22/80
--------------------------------------------------------------------------------
Magnum rifles : powerhouse           TX513603                 07/11/80
cartridges from .22 to .460
--------------------------------------------------------------------------------
Money-making photography             TX513655                 07/21/80
--------------------------------------------------------------------------------
`Teen total fitness : good           TX516243                 07/21/80
looks guide
--------------------------------------------------------------------------------
Petersen's big Book of kit           TX538034                 08/25/80
cars
--------------------------------------------------------------------------------
Motor trend's Complete auto          TX556977                 09/29/80
guide for the `80s
--------------------------------------------------------------------------------
Deer hunting across North            TX556978                 09/29/80
America
--------------------------------------------------------------------------------
How to build a street                TX557931                 10/07/80
machine
--------------------------------------------------------------------------------
Electronic flash                     TX566123                 10/06/80
--------------------------------------------------------------------------------
Method modeling                      TX566124                 10/06/80
--------------------------------------------------------------------------------
Available light                      TX581002                 10/27/80
--------------------------------------------------------------------------------
Rifles & cartridges for              TX581003                 11/17/80
North American game
--------------------------------------------------------------------------------
Mechanical specifications            TX632981                 01/26/81
and postal regulations for
catalog inserts
--------------------------------------------------------------------------------
Great looks : II : health &          TX632982                 02/02/81
beauty guide
--------------------------------------------------------------------------------
The Guns & Ammo Complete             TX659690                 03/24/81
book of test fire
--------------------------------------------------------------------------------
Petersen's Hot rod shop              TX668632                 04/02/81
series engine swapping
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------
       TITLE                       REG. NO.              REG. DATE
-----------------------------------------------------------------------------
Photo filters and lens             TX668633              03/24/81
attachments
-----------------------------------------------------------------------------
Basic automotive tune-up &         TX668634              04/15/81
test equipment
-----------------------------------------------------------------------------
Special purpose handguns           TX670248              04/06/81
-----------------------------------------------------------------------------
General Motors X-cars,             TX693113              05/06/81
Citation, Omega, Phoenix,
Skylark: Petersen's tune-up
& repair
-----------------------------------------------------------------------------
`Teen's great looks summer         TX721978              06/23/81
beauty guide
-----------------------------------------------------------------------------
Petersen's Basic bodywork &        TX728458              06/24/81
painting
-----------------------------------------------------------------------------
Gunlore, the complete              TX731039              06/22/81
shooter's almanac
-----------------------------------------------------------------------------
Hot rod magazine drag racing       TX735011              06/22/81
-----------------------------------------------------------------------------
Gun & ammo centerfire              TX751440              08/05/81
revolvers
-----------------------------------------------------------------------------
Hot rod Volkswagen classics        TX752838              08/05/81
: 30 pages of outrageous
beetles!
-----------------------------------------------------------------------------
Hot rod magazine shop series       TX756275              08/31/81
-----------------------------------------------------------------------------
Guide to camera equipment          TX763355              08/31/81
-----------------------------------------------------------------------------
Petersen's Family & home           TX765063              08/28/81
protection
-----------------------------------------------------------------------------
Deer hunting                       TX791126              11/04/81
-----------------------------------------------------------------------------
Medium format photography          TX801364              11/09/81
-----------------------------------------------------------------------------
The Best of Hot rod                TX801933              11/09/81
-----------------------------------------------------------------------------
Petersen's History of drag         TX806586              11/13/81
racing
-----------------------------------------------------------------------------

----------------------------------------------------------------------------
        TITLE                      REG. NO.             REG. DATE
----------------------------------------------------------------------------
Western masters; a                 TX817452             11/31/81
comprehensive exhibition,
October 30 through
November 28, 1981
----------------------------------------------------------------------------
Guns & ammo : all around           TX843564             01/21/82
rifles : hunting
----------------------------------------------------------------------------
Petersen's Action group            TX889484             04/09/82
sports car classics
----------------------------------------------------------------------------
Guns & ammo : assault rifles       TX897645             03/05/82
----------------------------------------------------------------------------
Guns & Ammo's Famous               TX898410             03/05/81
firearms : guns that shaped
our century!
----------------------------------------------------------------------------
How to build an off-road           TX915289             04/09/82
vehicle
----------------------------------------------------------------------------
Petersen's Porsche classics        TX915969             05/10/82
----------------------------------------------------------------------------
The Guns & ammo book of            TX977644             09/20/82
 .22 rimfire
----------------------------------------------------------------------------
Petersen's Three wheeler :         TX1016489            12/02/82
torture tests! : Honda,
Yamaha, Kawasaki : special
3-wheel buyers' guide!
----------------------------------------------------------------------------
Camaro                             TX1016490            12/02/82
----------------------------------------------------------------------------
Car Craft pro street machines      TX1016491            12/02/82
----------------------------------------------------------------------------
Custom cars : the mild             TX1016492            12/02/82
custom craze
----------------------------------------------------------------------------
Motorcyclist's Dirt bike           TX1017771            12/02/82
guide
----------------------------------------------------------------------------
Petersen's Circle track            TX1018075            12/02/82
----------------------------------------------------------------------------
Handguns for home defense          TX1018077            12/02/82
----------------------------------------------------------------------------
Hot rod magazine drag              TX1018078            12/02/82
racing : the funny car story
----------------------------------------------------------------------------
Petersen's Personal security       TX1028538            12/02/82
----------------------------------------------------------------------------
`Teen modeling                     TX1029134            12/02/82
----------------------------------------------------------------------------

--------------------------------------------------------------------------------
          TITLE                        REG. NO.                REG. DATE
--------------------------------------------------------------------------------
Petersen's Circle track               TX1100649                 04/11/83
--------------------------------------------------------------------------------
Demands attention, Motor              VA136886/2/               10/05/83
Trend
--------------------------------------------------------------------------------
Demands attention, Motor              VA141530/2/               10/05/83
Trend
--------------------------------------------------------------------------------
Alson S. Clark                        TX1318493                 02/21/84
--------------------------------------------------------------------------------
Jane Wooster Scott at                 TX1465291                 10/09/84
Petersen Galleries 1984:
May 17 through June 9
--------------------------------------------------------------------------------
Motor trend presents 100              TX1704430                 11/21/85
years of the automobile
--------------------------------------------------------------------------------
Petersen's The Best of Hot            TX1762008                 02/27/86
rod
--------------------------------------------------------------------------------
Carroll Shelby's Racing               TX1839765                 06/03/86
cobra
--------------------------------------------------------------------------------
Motor trend Dodge truckin'            TX1927852                 10/14/86
--------------------------------------------------------------------------------
Chevrolet celebrating                 TX2009792                 03/13/87
seventy-five years of
performance
--------------------------------------------------------------------------------
Mechanical specifications--           TX2021133                 10/20/86
special units & ads
--------------------------------------------------------------------------------
Corvettes: how to buy,                TX3309073                 06/10/92
restore, customize
--------------------------------------------------------------------------------
Chevrolet small-block                 TX3346672                 07/08/92
engines
--------------------------------------------------------------------------------
Hot rod hot Chevy: buyer's            TX3416083                 10/23/92
guide to performance parts
--------------------------------------------------------------------------------
Hot rod swimsuit spectacular:         TX3480989                 02/18/93
the nation's top speed and
beauty combinations
--------------------------------------------------------------------------------

_______________________

 /2/ Search results indicate these copyright registrations are owned by the Company and Mirage Editions.

--------------------------------------------------------------------------------
          TITLE                         REG. NO.                 REG. DATE
--------------------------------------------------------------------------------
How to build a street rod:              TX3481033                02/18/93
step-by-step installation &
source guides
--------------------------------------------------------------------------------
Petersen's Performance cars             TX3506893                03/31/93
--------------------------------------------------------------------------------
`93 new car buyer's guide               TX3519007                12/21/92
--------------------------------------------------------------------------------
Hot Rod hot customs & Rod               TX3524903                04/27/93
& custom fat fender rods
--------------------------------------------------------------------------------
The best of street machine              TX3531371                04/27/93
nationals
--------------------------------------------------------------------------------
Home defense firearms                   TX3558060                05/14/93
--------------------------------------------------------------------------------
4-wheel tech tips & how-to's            TX3558066                05/14/93
--------------------------------------------------------------------------------
Hot rod Harleys: bitchin'               TX3559386                07/02/93
bikes and babes
--------------------------------------------------------------------------------
Hot rod Chevrolet small-                TX3574079                06/02/93
block engines: giant parts &
accessories buyer's guide
--------------------------------------------------------------------------------
Hot Chevys                              TX3587322                07/19/93
--------------------------------------------------------------------------------
Performance cars                        TX3606664                08/30/93
--------------------------------------------------------------------------------
Hot rod hot trucks: wild                                         08/20/93
pickup special!
--------------------------------------------------------------------------------
Hot rod hot trucks: wild                TX3632653                08/20/93
pickup special
--------------------------------------------------------------------------------
NSRA street rod nationals,              TX3648727                10/07/93
1993
--------------------------------------------------------------------------------
Rifles and cartridges for big           TX3648730                10/07/93
game
--------------------------------------------------------------------------------
Hot rod Harleys                         TX3681139                12/23/93
--------------------------------------------------------------------------------
How to build a hot rod                  TX3685008                12/22/93
--------------------------------------------------------------------------------
High-tech firearms                      TX3688992                12/23/93
--------------------------------------------------------------------------------
Car craft drag racing                   TX3746164                01/14/94
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TITLE                         REG. NO.               REG. DATE
--------------------------------------------------------------------------------
Hot rod 1994 truck shopper's           TX3753076              02/14/94
guide: pickups, SUV's &
accessories
--------------------------------------------------------------------------------
Motor trend giant buyer's              TX3753077              02/14/94
guide: `94 performance cars
--------------------------------------------------------------------------------
Engines                                TX3757772              04/06/94
--------------------------------------------------------------------------------
Home Defense                           TX3757779              04/06/94
--------------------------------------------------------------------------------
High-performance buyer's               TX3773683              02/03/94
guide
--------------------------------------------------------------------------------
Hot Chevys                             TX3773684              02/03/94
--------------------------------------------------------------------------------
Truck & Van Buyer's Guide              TX3794857              04/26/94
--------------------------------------------------------------------------------
Motorcycle Buyer's Guide               TX3794858              04/26/94
1994
--------------------------------------------------------------------------------
How to Build Your First                TX3801037              04/15/94
Race Car
--------------------------------------------------------------------------------
Pro Baseball                           TX3801044              04/15/94
--------------------------------------------------------------------------------
Performance Musclecars                 TX3801046              04/15/94
--------------------------------------------------------------------------------
Fastest Street Cars in                 TX3801047              04/15/94
America
--------------------------------------------------------------------------------
Motor Trend performance                TX3843038              03/30/95
cars: complete `95 buyer's
guide
--------------------------------------------------------------------------------
Petersen's Football 1994 Pro           TX3844562              07/15/94
Preview
--------------------------------------------------------------------------------
Road Tests                             TX3885057              07/15/94
--------------------------------------------------------------------------------
Rod & Custom Annual                    TX3885059              07/15/94
--------------------------------------------------------------------------------
Specialty Car                          TX3885418              07/15/96
--------------------------------------------------------------------------------
1995 Hunting Annual                    TX3902025              10/07/94
--------------------------------------------------------------------------------
Handguns for home defense              TX3906265              10/07/94
--------------------------------------------------------------------------------
How to build a budget street           TX3906267              10/07/94
machine
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          TITLE                      REG. NO.                   REG. DATE
--------------------------------------------------------------------------------
Hot rod Harleys pictorial           TX3906268                   10/07/94
--------------------------------------------------------------------------------
`55, `56, `57 classic Chevy         TX3906270                   10/07/94
builders' guide
--------------------------------------------------------------------------------
4Wheel Tech Tips & How-To's         TX3906378                   10/07/94
--------------------------------------------------------------------------------
How to Build a Street Machine       TX3906379                   10/07/94
--------------------------------------------------------------------------------
Shooting Tips                       TX3906538                   10/07/94
--------------------------------------------------------------------------------
Sport Truck - Mini Trucks           TX3906542                   10/07/94
--------------------------------------------------------------------------------
1994 Rifle Shotgun Annual           TX3943342                   12/01/94
--------------------------------------------------------------------------------
4Wheel & Off-Road 1994 Annual       TX3943475                   12/01/94
--------------------------------------------------------------------------------
Guns & Ammo Annual                  TX3943905                   12/01/94
--------------------------------------------------------------------------------
New Car Buyer's Guide 1995          TX3943933                   12/01/94
--------------------------------------------------------------------------------
Photographic Buyer's Guide 1995     TX3947200                   12/01/94
--------------------------------------------------------------------------------
How to build a 4x4; hands-on        TX3985162                   02/22/95
projects
--------------------------------------------------------------------------------
Hot rod bikes pictorial             TX4036632                   05/31/95
--------------------------------------------------------------------------------
Photographic-Big Book of            TX4038907                   08/01/95
Photography
--------------------------------------------------------------------------------
Motor Trend Road Tests              TX4053066                   07/06/95
--------------------------------------------------------------------------------
Chevy High Performance Annual       TX4077034                   08/01/95
--------------------------------------------------------------------------------
Pro Football                        TX4093696                   09/07/95
--------------------------------------------------------------------------------
Hot Rod Bikes Pictorial             TX4093717                   09/07/95
--------------------------------------------------------------------------------
Hot Rod Junior                      TX4093718                   09/07/95
--------------------------------------------------------------------------------
Double Action Auto                  TX4093722                   09/07/95
--------------------------------------------------------------------------------
4Wheel Tech Tips & How-To's         TX4132945                   10/12/95
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TITLE                     REG. NO.                       REG. DATE
--------------------------------------------------------------------------------
Rifle & Shotgun 1995               TX4132947                       10/12/95
Annual
--------------------------------------------------------------------------------
1996 Photographic Buyer's          TX4154156                       12/14/95
Guide
--------------------------------------------------------------------------------
Pro Basketball                     TX4154157                       12/14/95
--------------------------------------------------------------------------------
1996 Hunting Annual                TX4154158                       12/14/95
--------------------------------------------------------------------------------
Pocket Pistols                     TX4154454                       12/14/95
--------------------------------------------------------------------------------
High Power Handguns                TX4173030                       12/14/95
--------------------------------------------------------------------------------
Hot Rod-Hot tips & How             TX4173032                       12/14/95
To's
--------------------------------------------------------------------------------
Hot Rod 1996 Annual                TX4173033                       12/14/95
--------------------------------------------------------------------------------
Guns & Ammo 1996 Annual            TX4173037                       12/14/95
--------------------------------------------------------------------------------
Motor Trend's 1996 New Car         TX4176397                       03/19/96
Buyer's Guide
--------------------------------------------------------------------------------
Event Scene                        TX4176400                       03/19/96
--------------------------------------------------------------------------------
Dirt Rider                         TX4176401                       03/19/96
--------------------------------------------------------------------------------
5.0 Mustang                        TX4176403                       03/19/96
--------------------------------------------------------------------------------
Rod & Custom                       TX4176404                       03/19/96
--------------------------------------------------------------------------------
Custom Arms                        TX4176407                       03/19/96
--------------------------------------------------------------------------------
Custom & Classic Trucks            TX4176410                       03/19/96
--------------------------------------------------------------------------------
Photographic                       TX4179399                       04/30/96
--------------------------------------------------------------------------------
Sassy                              TX4179900                       04/30/96
--------------------------------------------------------------------------------
Sport                              TX4179903                       04/30/96
--------------------------------------------------------------------------------
Sport Rider                        TX4179904                       04/30/96
--------------------------------------------------------------------------------
Sport Truck                        TX4179905                       04/30/96
--------------------------------------------------------------------------------
`Teen                              TX4179906                       04/30/96
--------------------------------------------------------------------------------
Kit Car                            TX4203559                       03/04/96
--------------------------------------------------------------------------------
Mustang & Fords                    TX4203589                       03/04/96
--------------------------------------------------------------------------------
Golfing                            TX4203590                       03/04/96
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
          TITLE                         REG. NO.                REG. DATE
------------------------------------------------------------------------------
All About You                           TX4205056                03/19/96
------------------------------------------------------------------------------
Mountain Biker                          TX4206253                03/04/96
------------------------------------------------------------------------------
Chevy High Performance                  TX4212949                04/09/96
------------------------------------------------------------------------------
Hunting                                 TX4212950                04/09/96
------------------------------------------------------------------------------
Drag Racing                             TX4212964                04/09/96
------------------------------------------------------------------------------
Bicycle Guide                           TX4214174                02/05/96
------------------------------------------------------------------------------
Familyphoto                             TX4214404                04/09/96
------------------------------------------------------------------------------
Complete Book of the .45                TX4214405                04/09/96
------------------------------------------------------------------------------
High-Tech Firearms                      TX4214406                04/09/96
------------------------------------------------------------------------------
5.0 Mustang Hop UPS                     TX4214407                04/09/96
------------------------------------------------------------------------------
Motor Trend's Performance Cars          TX4214408                04/09/96
------------------------------------------------------------------------------
Motor Trend's Performance Cars          TX4214408                04/09/96
------------------------------------------------------------------------------
Engines                                 TX4214409                04/09/96
------------------------------------------------------------------------------
Handguns                                TX4214813                04/09/96
------------------------------------------------------------------------------
Guns & Ammo                             TX4214814                04/09/96
------------------------------------------------------------------------------
Hot Rod Bikes                           TX4214815                04/09/96
------------------------------------------------------------------------------
Motorcyclist                            TX4214816                04/09/96
------------------------------------------------------------------------------
Motor Trend                             TX4214817                04/09/96
------------------------------------------------------------------------------
4 Wheel & Off-Road                      TX4214818                04/09/96
------------------------------------------------------------------------------
Bowhunting                              TX4224713                04/09/96
------------------------------------------------------------------------------
Circle Track                            TX4224751                04/09/96
------------------------------------------------------------------------------
Car Craft                               TX4224752                04/09/96
------------------------------------------------------------------------------
Hot Rod                                 TX4224753                04/09/96
------------------------------------------------------------------------------
1996 Handguns Annual                    TX4224754                04/09/96
------------------------------------------------------------------------------
Sport Truck Annual 1995                 TX4226490                01/29/96
------------------------------------------------------------------------------
Skin Diver                              TX4227913                04/30/96
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          TITLE                         REG. NO.                 REG. DATE
--------------------------------------------------------------------------------
Surplus Firearms                        TX4230123                01/29/96
--------------------------------------------------------------------------------
Rod & Custom 1995 Annual                TX4230124                01/29/96
--------------------------------------------------------------------------------
Motor Trend's Sport Utility             TX4230125                01/29/96
Truck & Van Buyer's Guide
--------------------------------------------------------------------------------
40th Anniversary Chevy                  TX4230127                01/29/96
Small-Block Engine
--------------------------------------------------------------------------------

                                             Annex F to Pledge and
                                              Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



                        PATENTS AND PATENT APPLICATIONS

     Application or                                              Issue or
    Registration No.     Country             Inventor           Filing Date
    ----------------     -------             --------           -----------

                                     None.

                                             Annex G to Pledge and
                                              Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------

                     TRADEMARKS AND TRADEMARK APPLICATIONS



I.  TRADEMARKS

                         U.S. TRADEMARK REGISTRATIONS
                         ----------------------------

--------------------------------------------------------------------------------
           MARK                         REG. NO.                 REG. DATE
--------------------------------------------------------------------------------
HOT ROD (Stylized Letters)                572,151                 03/17/53
--------------------------------------------------------------------------------
TRUE (Stylized Letters)                   681,508                 07/07/59
--------------------------------------------------------------------------------
MISS TEENAGE AMERICA                      712,636                 03/14/61
--------------------------------------------------------------------------------
TEEN (Stylized Letters)                   789,364                 05/11/65
--------------------------------------------------------------------------------
MISS TEENAGE AMERICA                    1,009,579                 04/29/75
--------------------------------------------------------------------------------
SPORT (Stylized Letters)                1,024,658                 11/11/75
--------------------------------------------------------------------------------
BICYCLE GUIDE/1/                        1,357,412                 08/27/85
--------------------------------------------------------------------------------
SASSY (Stylized Letters)                1,617,573                 10/16/90
--------------------------------------------------------------------------------
SASSY                                   1,698,439                 06/30/92
--------------------------------------------------------------------------------
SASSY                                   1,743,913                 12/29/92
--------------------------------------------------------------------------------
SASSY (Stylized Letters)                1,782,749                 07/20/93
--------------------------------------------------------------------------------
GREAT MODEL SEARCH                      1,789,697                 08/24/93
--------------------------------------------------------------------------------

________________________________


     /1/ According to our search results the Company was assigned this trademark registration from Winning International, Inc. ("WII"). Search results indicate that an assignment from the previous owner Raben/Bicycle Guide Partners to WII was never filed with the U.S. Patent and Trademark Office ("PTO").

II. TRADEMARK APPLICATIONS

                           U.S. TRADEMARK APPLICATION
                           --------------------------

--------------------------------------------------------------------------------
MARK                               SERIAL NO.               FILING DATE
--------------------------------------------------------------------------------
ALL ABOUT YOU!                     75/034,232                12/13/95
--------------------------------------------------------------------------------

                                             Exhibit A to Pledge and
                                              Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



                               PLEDGE AMENDMENT


     THIS PLEDGE AMENDMENT, dated as of _______________, 19___, is delivered by PETERSEN PUBLISHING COMPANY, L.L.C. (the "Pledgor") pursuant to SECTION 5.1 of the Pledge Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of __________, 1996, made by the Pledgor in favor of First Union National Bank of North Carolina, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Investments listed on Annex A to this Pledge Amendment shall be deemed to be
                      -------
part of the Investments within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.


                              PETERSEN PUBLISHING COMPANY, L.L.C.


                              By: ______________________________

                              Title: _____________________________

                                             Annex A to Exhibit A (Pledge
                                              Amendment)
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



Pledged Investments
-------------------

                                                                                Percentage of
                                                                                 Outstanding
                              Type of      Certificate      No. of shares         Interests
          Name of Issuer      Interests     Number          (if applicable)       in Issuer
          --------------     ----------    -----------      ---------------       ---------

                                             Exhibit B to Pledge and
                                              Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



                   ASSIGNMENT AND GRANT OF SECURITY INTEREST
                                 IN COPYRIGHTS


     WHEREAS, PETERSEN PUBLISHING COMPANY, L.L.C. (the "Grantor") is the owner of the copyrights listed on Schedule A attached hereto, which copyrights are
                            ----------
registered or have pending registrations in the United States Copyright Office as set forth on Schedule A attached hereto (all such copyrights, registrations
                ----------
and applications, collectively, the "Copyrights"); and

     WHEREAS, the Grantor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the "Security Agreement"), dated as of _____________, 1996, in which the Grantor has agreed with First Union National Bank of North Carolina, as Administrative Agent (the "Administrative Agent"), with offices at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0735, to execute this Assignment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Obligations (as defined in the Security Agreement), the Grantor does hereby assign and grant to the Administrative Agent a security interest in all of its right, title and interest in and to the Copyrights, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Copyrights. This Assignment has been given in conjunction with the assignment and security interest granted to the Administrative Agent under the Security Agreement, and the provisions of this Assignment are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

                              PETERSEN PUBLISHING COMPANY, L.L.C.


                              By: ______________________________

                              Title: _____________________________

                                  Schedule A
                                  ----------



                     COPYRIGHTS AND COPYRIGHT APPLICATIONS

                    Application or                               Issue or
Grantor            Registration No.          Country            Filing Date
-------            ----------------          -------            -----------

                                             Exhibit C to Pledge and
                                              Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



                   ASSIGNMENT AND GRANT OF SECURITY INTEREST
                           IN PATENTS AND TRADEMARKS


     WHEREAS, PETERSEN PUBLISHING COMPANY, L.L.C. (the "Grantor") is the owner of the trademarks and service marks listed on Schedule A attached hereto, which
                                              ----------
marks are registered or have pending registrations in the United States Patent and Trademark Office as set forth on Schedule A attached hereto (all such
                                     ----------
trademarks, service marks, registrations and applications, collectively, the "Trademarks") and is the owner of the patents listed on Schedule A attached
                                                        ----------
hereto, which patents are registered or have pending applications in the United States Patent and Trademark Office as set forth on Schedule A attached hereto
                                                   ----------
(all such patents, registrations and applications, collectively, the "Patents"); and

     WHEREAS, the Grantor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the "Security Agreement"), dated as of _____________, 1996, in which the Grantor has agreed with First Union National Bank of North Carolina, as Administrative Agent (the "Administrative Agent"), with offices at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0735, to execute this Assignment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Obligations (as defined in the Security Agreement), the Grantor does hereby assign and grant to the Administrative Agent a security interest in all of its right, title and interest in and to the Trademarks and the Patents, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Trademarks and the Patents. This Assignment has been given in conjunction with the assignment and security interest granted to the Administrative Agent under the Security Agreement, and the provisions of this Assignment are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

                              PETERSEN PUBLISHING COMPANY, L.L.C.


                              By: ______________________________

                              Title: _____________________________

                                  Schedule A
                                  ----------



                     TRADEMARKS AND TRADEMARK APPLICATIONS

                                Application or                      Issue or
Grantor             Mark       Registration No.        Country     Filing Date
-------             ----       ----------------        -------     -----------




                        PATENTS AND PATENT APPLICATIONS

Patent No.          Date Issued              Country             Description
----------          -----------              -------             -----------

                                             Exhibit I to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             -----------------------------------



                                    FORM OF
                     PARENT PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT, dated as of the ____ day of _________, 1996 (this "Agreement"), is made by PETERSEN HOLDINGS, L.L.C., a Delaware limited liability company ("Holdings"), and BRIGHTVIEW COMMUNICATIONS GROUP, INC., a Delaware corporation ("BrightView"; each of Holdings and BrightView, a "Pledgor," and collectively, the "Pledgors"), in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as administrative agent for the banks and other financial institutions (collectively, the "Lenders") party to the Credit Agreement referred to below (in such capacity, the "Administrative Agent"), for the benefit of the Secured Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.


                                   RECITALS

     A. Petersen Publishing Company, L.L.C., a Delaware limited liability company (the "Borrower"), the Lenders, CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent, are parties to a Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein. The Pledgors own all of the membership interests in the Borrower.

     B. As a condition to the extension of credit to the Borrower under the Credit Agreement, the Pledgors have executed and delivered a Guaranty Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the "Parent Guaranty"), pursuant to which each Pledgor has guaranteed to the Secured Parties the payment in full of the Obligations of the Borrower under the Credit Agreement and the other Credit Documents.

     C. It is a further condition to the extension of credit to the Borrower under the Credit Agreement that each Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of its obligations under the Parent Guaranty. The Secured Parties are relying on this Agreement in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without this Agreement.

     D. The Pledgors will obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement.

                            STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, each Pledgor hereby agrees as follows:

     1.   Pledge and Grant of Security Interest.  Each Pledgor hereby pledges,
          -------------------------------------
assigns and delivers to the Administrative Agent, for the ratable benefit of the Lenders (including the Issuing Lender and the Swingline Lender in their capacities as such, and including any Lender in its capacity as a counterparty to any Interest Rate Protection Agreement with the Borrower), the Documentation Agent and the Administrative Agent (collectively, the "Secured Parties"), and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor's right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the "Collateral"):

          (i) all of the issued and outstanding membership interests in the Borrower owned by such Pledgor, and all rights, powers and privileges relating thereto or arising therefrom, including, without limitation, such Pledgor's right to vote and to manage and administer the business of the Borrower pursuant to the Limited Liability Company Agreement, dated as of September 30, 1996, among the Pledgors and the Borrower (as amended, modified, supplemented, restated or replaced from time to time, the "Operating Agreement"), together with all other rights, interests, claims and other property of such Pledgor in any manner arising out of or relating to its interest as a member of the Borrower, whether now existing or hereafter arising or acquired, of whatever kind or character (including any tangible or intangible property or interests therein), and further including, without limitation (but subject to the provisions of SECTION 8), all rights of such Pledgor to receive amounts due and to become due (including, without limitation, dividends, distributions, interest, income and returns of capital) under or in respect of the Operating Agreement, to receive payments or other amounts upon termination of the Operating Agreement, and to receive any other payments or distributions, whether in cash, securities, property, or a combination thereof, in respect of such Pledgor's interest as a member of the Borrower, all of such Pledgor's rights of access to the Borrower's books and records, and all rights granted or available under applicable law in connection therewith, and all additional equity interests in the Borrower (including all warrants, options and other rights to acquire, and all securities convertible into, equity interests in the Borrower), whether now or hereafter existing and any time owned by such Pledgor, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing (collectively, the "Pledged Interests");

          (ii) all indebtedness, obligations and other amounts at any time owing to such Pledgor from the Borrower or from any holder of equity interests in such Pledgor and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts (collectively, "the Pledged Indebtedness"); and

          (iii) all Proceeds of any of the foregoing. For purposes of this Agreement, the term "Proceeds" shall mean and include all cash, securities and other property of any nature received or receivable upon the sale, exchange or other disposition of or realization upon any Collateral, whether voluntary or involuntary, together with all other payments and distributions in respect of any Collateral, including pursuant to any insurance, indemnity or guaranty with respect to any Collateral and pursuant to any liquidation, reorganization or similar proceeding with respect to any Pledgor or any issuer of or obligor on any Collateral.

     2.   Security for Secured Obligations.  This Agreement and the Collateral
          --------------------------------
secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of each Pledgor, whether now existing or hereinafter incurred, under, arising out of or in connection with the Parent Guaranty, this Agreement or any of the other Credit Documents to which it is a party, including, without limitation, each Pledgor's liabilities and obligations as guarantor in respect of all principal of and interest on the Loans, all Reimbursement Obligations in respect of Letters of Credit, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), all obligations of the Borrower to any Lender under any Interest Rate Protection Agreement, all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and all fees, costs and expenses payable by each Pledgor under SECTION 13, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (the liabilities and obligations of the Pledgors described in this SECTION 2, collectively, the "Secured Obligations").

     3.   Delivery of Collateral.  All certificates or instruments representing
          ----------------------
or evidencing any Collateral (other than checks or drafts, except during the continuance of an Event of Default) shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Administrative Agent, and in each case such other instruments or documents as the Administrative Agent may reasonably request.

     4.   Representations and Warranties.  Each Pledgor represents and
          ------------------------------
warrants as follows:

     (a) As of the date hereof, the Pledged Interests being pledged by each Pledgor hereunder consist of the percentage and type of equity membership interests in the Borrower as described beneath such Pledgor's name in Annex A.
                                                                      --------
The Pledged Interests described in Annex A collectively represent 100% of the
                                   -------
issued and outstanding equity membership interests in the Borrower.

     (b) Each Pledgor is, or at the time when pledged hereunder will be, the sole legal, record and beneficial owner of all Pledged Interests purported to be pledged by it hereunder, free and clear of any Lien whatsoever other than the security interest created by this Agreement. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except for Uniform Commercial Code financing statements naming the Administrative Agent as secured party.

     (c) This Agreement, together with (i) the filing, with regard to each Pledgor, of duly completed and executed Uniform Commercial Code financing statements naming such Pledgor as debtor, the Administrative Agent as secured party, and describing the Collateral, in the jurisdictions set forth beneath such Pledgor's name on Annex B hereto, (ii) in the case of uncertificated
                       -------
Pledged Interests, compliance with Section 8-313 (or its successor provision) of the applicable Uniform Commercial Code, and (iii) the delivery to the Administrative Agent of all certificates, chattel paper, promissory notes and other instruments included in the Collateral, creates, and at all times will constitute, a valid and perfected security interest in and Lien upon the Collateral owned by such Pledgor in favor of the Administrative Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession of such chattel paper, promissory notes or instruments, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than continuation statements required under the applicable Uniform Commercial Code.

     (d) All of the Pledged Interests have been duly and validly issued and are fully paid and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties, any capital call or other additional capital requirement or any contractual or other restrictions upon transfer, except as expressly set forth in the Operating Agreement.

     (e) No consent, approval, authorization, exemption or other action by, notice to, or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by each Pledgor of this Agreement, the pledge of the Collateral hereunder or the exercise by the Administrative Agent of the voting or other rights and remedies in respect of the Collateral provided for herein, except as expressly set forth in the Operating Agreement and except as may be required in connection with a disposition of any Collateral by laws affecting the offering and sale of securities generally.

     (f) The Pledgors have furnished the Administrative Agent with a correct and complete copy of the Operating Agreement as in effect as of the date hereof. The Operating Agreement is in full force and effect and there exists no default, breach or event of default thereunder by any party. The Operating Agreement sets forth the entire agreement and understanding of the parties thereto in respect of the subject matter thereof, and there are no other agreements or understandings, written or oral, relating to the matters covered thereby.

     (g)  Annex C lists, as to each Pledgor, (i) the address of its chief
          -------
executive office and principal place of business and (ii) the address of each location of all chattel paper, instruments and other records or information evidencing or relating to the Collateral of such Pledgor. No Pledgor presently conducts business under any prior or other corporate or limited liability company name or under any trade or fictitious name, except as indicated beneath its name on Annex C, and no Pledgor has entered into any contract or granted
            -------
any Lien within the past five years under any name other than its legal corporate or limited liability company name or a trade or fictitious name indicated beneath its name on Annex C.
                              -------

     5.   Additional Collateral.  If either Pledgor shall, at any time and from
          ---------------------
time to time after the date hereof, acquire any additional membership interests in the Borrower or Indebtedness of the types described in clauses (i) and (ii) of SECTION 1, the same shall be automatically deemed to be Pledged Interests or Pledged Indebtedness, as the case may be, and to be pledged to the Administrative Agent pursuant to SECTION 1, and such Pledgor will forthwith pledge and deposit the same with the Administrative Agent and deliver to the Administrative Agent any certificates or instruments therefor, together with the endorsement of such Pledgor (in the case of any promissory notes or other instruments), undated stock powers (in the case of Pledged Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Administrative Agent, together with such other certificates and instruments as the Administrative Agent may reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Administrative Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a "Pledge Amendment") in
                         ---------
respect thereof. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided
                                                                    --------
that the failure of such Pledgor to execute and deliver any Pledge
Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Administrative Agent in such Collateral or otherwise adversely affect the rights and remedies of the Administrative Agent hereunder with respect thereto. If any Pledged Interests (whether now owned or hereafter acquired) are "uncertificated securities" within the meaning of the applicable Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Pledgor will promptly notify the Administrative Agent thereof and will promptly take and cause to be taken all actions required under applicable law, including, as applicable, under Article 8 or 9 of the applicable Uniform Commercial Code, to perfect the security interest of the Administrative Agent therein.

     6.   Certain Covenants of the Pledgors.  (a)  The Pledgors will cause the
          ---------------------------------
Pledged Interests to constitute at all times 100% of the equity membership interests in the Borrower, and unless the Administrative Agent shall have given its prior written consent, neither Pledgor will cause or permit the Borrower to issue or sell any new equity membership interests, any warrants, options or rights to acquire its equity membership interests, or other equity securities of any nature to any Person other than the Pledgors, or cause, permit or consent to the admission of any other Person as a member of the Borrower.

     (b) Neither Pledgor will sell or otherwise dispose of, grant any options, warrants or other rights with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber, any of its Pledged Interests or any other Collateral or any interest therein, except for the security interest created by this Agreement.

     (c) Neither Pledgor will (i) amend, modify, waive or forgive any provision of or right arising under the Operating Agreement in a manner that would, or could reasonably be expected to, have the effect of impairing the position or interests of the Administrative Agent or any other Secured Party, (ii) cancel or terminate the Operating Agreement or petition, request or take any other action that seeks, or that could reasonably be expected, to rescind, terminate, cancel or suspend the Operating Agreement, to obtain any partition with respect to the Borrower or to dissolve or liquidate the Borrower. The Pledgors will deliver to the Administrative Agent from time to time copies of all amendments or modifications to the Operating Agreement promptly upon completion thereof; provided that nothing herein shall be deemed to permit any amendment or
--------
modification not otherwise permitted hereunder.

     (d) Each Pledgor will perform and comply in all material respects with all terms of the Operating

Agreement required to be performed or complied with by it, will maintain the Operating Agreement in full force and effect, will enforce the Operating Agreement in accordance with its terms and will take all such action to that end as may from time to time be reasonably requested by the Administrative Agent.

     (e) Each Pledgor will pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims that, if unpaid, might become a Lien upon any of its properties; provided, however, that no Pledgor shall be required to
                       --------  -------
pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Pledgor has maintained adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, unless and until any tax lien notice has become effective with respect thereto or until any Lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

     (f) Neither Pledgor will (i) change its name, identity or corporate structure, (ii) change its chief executive office or principal place of business from the applicable location thereof listed on Annex C, or (iii) remove any
                                                -------
books, records or other information relating to Collateral from the applicable location thereof listed on Annex C, unless in each case such Grantor has (1)
                           -------
given twenty (20) days' prior written notice to the Administrative Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Administrative Agent may reasonably request, and (2) delivered to the Administrative Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Administrative Agent (including, at the reasonable request of the Administrative Agent, delivery of opinions of counsel reasonably satisfactory to the Administrative Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of SECTION 4(C).

     (g) Each Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, (i) make available to the Administrative Agent for inspection and review at such Pledgor's offices copies of all documents and information relating to the Collateral, and (ii) permit the Administrative Agent or its representatives to visit its offices or the premises upon which any Collateral may be located, inspect its books and records and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs with its officers, employees and independent accountants and take any other actions necessary for the protection of the interests of the Secured Parties in the Collateral.

     (h) Each Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

     7.   Voting Rights.  So long as no Event of Default shall have occurred
          -------------
and be continuing, each Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Interests (subject to its obligations under SECTION 5), and for that purpose the Administrative Agent will execute and deliver or cause to be executed and delivered to each applicable Pledgor all such proxies and other instruments as such Pledgor may reasonably request in writing to enable such Pledgor to exercise such voting and other consensual rights; provided, however, that neither Pledgor will cast any vote,
                   --------  -------
give
any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Credit Document, or have the effect of impairing in any material respect the position or interests of the Administrative Agent or any other Secured Party.

     8.   Dividends and Other Distributions.  So long as no Event of Default
          ---------------------------------
shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Pledged Interests may be paid to and retained by the Pledgors; provided, however, that
--------  -------
all such interest, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Administrative Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations); but provided, further, that Holdings and BrightView may receive
                  --------  -------
and distribute to their respective members any distributions made by the Borrower pursuant to SECTION 8.6(A)(III) of the Credit Agreement that are not prohibited by such Section from being made during such Event of Default. The Administrative Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Pledged Interests in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the Borrower to the extent representing (in the reasonable judgment of the Administrative Agent) an extraordinary, liquidating or other distribution in return of capital, (ii) all additional membership interests, warrants, options or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any noncash dividend, distribution, return of capital, spin-off, split-up, reclassification, combination of interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Credit Agreement, all additional membership interests, warrants, options or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by either Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Pledgors and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements).

     9.   Remedies.  If an Event of Default shall have occurred and be
          --------
continuing, the Administrative Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code as in effect in each relevant jurisdiction, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

     (a) To notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder and receive all such amounts;

     (b) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to the Pledgors and with or without disclosing that such Collateral is subject to the security interest created hereunder;

     (c) To accelerate any Pledged Indebtedness that may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Indebtedness;

     (d) To exercise (i) all voting, consensual and other rights and powers pertaining to the Pledged Interests (whether or not transferred into the name of the Administrative Agent), at any meeting of the members of the Borrower or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, reclassification, combination of interests, similar rearrangement or other similar fundamental change in the structure of the Borrower, or upon the exercise by either Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Interests, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Pledgor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent, upon request, all such proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY MEMBER OF THE BORROWER HOLDING THE PLEDGED INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

     (e) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which the Pledged Interests may be listed, at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory. If any of the Collateral is sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Collateral. In no event shall the Pledgors be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Administrative Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgors, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Administrative Agent shall give the applicable Pledgor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

     10.  Application of Proceeds.  (a)  All Proceeds collected by the
          -----------------------
Administrative Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:

          (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Administrative Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Administrative Agent for the account of the Pledgors, and all other amounts payable to the Administrative Agent under SECTION 13;

          (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Secured Obligations owing to the Secured Parties; and

          (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Agreement, to the Pledgors or any other Person lawfully entitled to receive such surplus.

     (b) For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into an Interest Rate Protection Agreement with the Borrower for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Secured Obligations owed to such Secured Party under any such Interest Rate Protection Agreement. Unless it has actual knowledge (including by way of written notice from any such Secured Party) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Obligations in respect thereof are in existence between any Secured Party and the Borrower.

     (c) The Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above. Upon any sale of any Collateral hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

     11.  Each Pledgor Remains Liable.  Notwithstanding anything herein to the
          ---------------------------
contrary, (i) the Pledgors shall remain liable under the Operating Agreement to perform all of their respective obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights or remedies hereunder shall not release either Pledgor from any of its obligations under the Operating Agreement, and (iii) except as specifically provided for hereinbelow, the Administrative Agent shall not have any obligation or liability by reason of this Agreement under the Operating Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of the Pledgors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of either Pledgor's obligations, duties or liabilities under the Operating Agreement, including, without limitation, each Pledgor's obligations, if any, to manage the business and affairs of the Borrower (collectively, the "Member Obligations"), unless the Administrative Agent or such other Secured Party or purchaser otherwise agrees in writing to assume any or all of such Member Obligations. In the event of foreclosure by the Administrative Agent hereunder, then except as provided in the preceding sentence, each Pledgor shall remain bound and obligated to perform its Member Obligations and neither the Administrative Agent nor any other Secured Party shall be deemed to have assumed any Member Obligations. In the event the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale elects to become a substitute member in place of either Pledgor, the party making such election shall adopt in writing the Operating Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, each Pledgor hereby irrevocably consents in advance, pursuant to the Operating Agreement, to the admission of the Administrative Agent, any other Secured Party or any such purchaser as a substitute member to the extent of the Pledged Interests acquired pursuant to such sale, and agrees to execute any documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on the Administrative Agent hereunder are solely to protect its interest and privilege in the Operating Agreement, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

     12.  Registration; Private Sales.  (a)  If, at any time after the
          ---------------------------
occurrence and during the continuance of an Event of Default, either Pledgor shall have received from the Administrative Agent a written request or requests that such Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Pledged Interests, such Pledgor will, as soon as practicable and at its expense, use its best efforts to cause such registration to be effected and be kept effective and will use its best efforts to cause such qualification and compliance to be effected and be kept effective as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Interests, including, without limitation, registration under the Securities Act of 1933, as amended (the "Securities Act"), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other applicable requirements of Governmental Authorities; provided,
                                                                    --------
that the Administrative Agent shall furnish to such Pledgor such information regarding the Administrative Agent as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Administrative Agent to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may reasonably request, and will indemnify the Administrative Agent and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Administrative Agent or any other Secured Party expressly for use therein.

     (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Interests conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Pledged Interests for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Pledgor hereby waives any claims against the Administrative Agent or any Secured Party arising by reason of the fact that the price at which any Pledged Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

     (c) Each Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors.

     13.  Indemnity and Expenses.  The Pledgors agree jointly and severally:
          ----------------------

     (a) To indemnify and hold harmless the Administrative Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys' fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

     (b) To pay and reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Administrative Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under SECTION 12), under any of the other Credit Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by either Pledgor to perform or observe any of the provisions hereof. The provisions of this SECTION 13 shall survive the execution and delivery of this Agreement, the repayment of any of the Obligations, the termination of the Commitments under the Credit Agreement and the termination of this Agreement or any other Credit Document.

     14.  Further Assurances; Attorney-in-Fact.  (a)  Each Pledgor agrees that
          ------------------------------------
it will join with the Administrative Agent to execute and, at its own expense, file and refile under any applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Administrative Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Administrative Agent's security interest in the Collateral, and hereby authorizes the Administrative Agent to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

     (b) Each Pledgor hereby irrevocably appoints the Administrative Agent its lawful attorney- in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Administrative Agent's discretion after the occurrence and during the continuance of an Event of Default to take any action and to execute any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

          (i) to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Administrative Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

          (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (iii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

          (iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become Secured Obligations of the Pledgors to the Administrative Agent, due and payable immediately and without demand;

          (v) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

          (vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Administrative Agent's option and the Pledgors' expense, all other acts and things deemed necessary by the Administrative Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

     (c) If either Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Administrative Agent (provided that no such request shall be necessary at any time after the
---------
occurrence and during the continuance of an Event of Default), the Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under SECTION 13.

     15.  The Administrative Agent; Standard of Care.  The Administrative
          ------------------------------------------
Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement. The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Administrative Agent nor any other Secured Party shall be liable to either Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

     16.  Security Interest Absolute.  Each Pledgor agrees that its
          --------------------------
obligations, and the security interest granted to and all rights of the Administrative Agent, hereunder are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Pledgor has notice or knowledge thereof:

          (i) any change in the time, manner or place of payment of, or in any other term of, any Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

          (ii) the invalidity or unenforceability of any Secured Obligations or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

          (iii) any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any other collateral pledged as direct or indirect security for any Secured Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any guaranty or other direct or indirect liability for any Secured Obligations; or

          (iv) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, either Pledgor, other than the occurrence of (x) the payment in full of the Secured Obligations (other than indemnity obligations not then due and payable and that survive termination of the Credit Documents), (y) the termination or expiration of all Letters of Credit under the Credit Agreement and (z) the termination of the Commitments under the Credit Agreement (the events in clauses (x), (y) and (z) above, collectively, the "Termination Requirements").

     17.  No Waiver.  The rights and remedies of the Secured Parties expressly
          ---------
set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon either Pledgor in any case shall entitle such Pledgor or the other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     18.  Enforcement.  By its acceptance of the benefits of this Agreement,
          -----------
each Lender agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

     19.  Amendments, Waivers, etc.  No amendment, modification, waiver,
          ------------------------
discharge or termination of, or consent to any departure by either Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with Section 11.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

     20.  Continuing Security Interest; Term; Successors and Assigns;
          -----------------------------------------------------------
Assignment; Termination and Release; Survival.  This Agreement shall create a
---------------------------------------------
continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the satisfaction of all of the Termination Requirements, (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that neither Pledgor
                                        --------  -------
may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Administrative Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Administrative Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment.

     21.  Notices.  All notices and other communications provided for hereunder
          -------
shall be given to the parties in the manner and subject to the other notice provisions set forth in the Parent Guaranty.

     22.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     23.  Severability.  To the extent any provision of this Agreement is
          ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     24.  Construction.  The headings of the various sections and subsections
          ------------
of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. All terms in this Agreement that are not capitalized shall have the meanings provided by the applicable Uniform Commercial Code to the extent the same are used or defined therein.

     25.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.


                                   PETERSEN HOLDINGS, L.L.C.


                                   By: __________________________________

                                   Title: _______________________________



                                   BRIGHTVIEW COMMUNICATIONS GROUP, INC.


                                   By: __________________________________

                                   Title: _______________________________







Accepted and agreed to:

FIRST UNION NATIONAL BANK
 OF NORTH CAROLINA, as
 Administrative Agent


By: _______________________________

Title: ______________________________

                                             Annex A to Parent Pledge and
                                             Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



Pledged Interests pledged by Holdings
-------------------------------------

                                                                                Percentage of
                                                                                 Outstanding
                                                          Type of                 Interests
          Name of Issuer                                 Interests                in Issuer
          --------------                                 ---------                ---------

          Petersen Publishing Company, L.L.C.              Common                   99.9%



Pledged Interests pledged by BrightView
---------------------------------------

                                                                                Percentage of
                                                                                 Outstanding
                                                          Type of                 Interests
          Name of Issuer                                 Interests                in Issuer
          --------------                                 ---------                ---------


          Petersen Publishing Company, L.L.C.             Common                    0.1%

                                             Annex B to Parent Pledge and
                                             Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



                               FILING LOCATIONS


A.   Petersen Holdings, L.L.C.
     -------------------------

     Secretary of State of California

     Secretary of State of Illinois


B.   BrightView Communications Group, Inc.
     -------------------------------------

     Secretary of State of California

     Secretary of State of Illinois

                                             Annex C to Parent Pledge and
                                             Security Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             ----------------------------------



                      LOCATIONS OF CHIEF EXECUTIVE OFFICE
                      AND RECORDS RELATING TO COLLATERAL


A.   Petersen Holdings, L.L.C.


     1.   Chief executive office/principal place
          --------------------------------------
          of business:
          -----------

          a)  6420 Wilshire Blvd.
              Los Angeles, California

     2.   Records relating to Collateral:
          ------------------------------

          a)  6420 Wilshire Blvd.
              Los Angeles, California

          b)  c/o Willis Stein & Partners, L.P.
              227 West Monroe, Suite 4300
              Chicago, Illinois  60606


A.   BrightView Communications Group, Inc.


     1.   Chief executive office/principal place
          --------------------------------------
          of business:
          -----------

          a)  6420 Wilshire Blvd.
              Los Angeles, California

     2.   Records relating to Collateral:
          ------------------------------

          a)  6420 Wilshire Blvd.
              Los Angeles, California

          b)  c/o Willis Stein & Partners, L.P.
              227 West Monroe, Suite 4300
              Chicago, Illinois 60606

                                            Annex C to Parent Pledge and
                                            Security Agreement
                                             First Union National Bank
                                             of North Carolina, as
                                            Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            September 30, 1996
                                            -----------------------------------






                               PLEDGE AMENDMENT


     THIS PLEDGE AMENDMENT, dated as of _______________, 19___, is delivered by ______________________ (the "Pledgor") pursuant to SECTION 5 of the Pledge Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of __________, 1996, made by the Pledgor in favor of First Union National Bank of North Carolina, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Pledged Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the
          -------
Pledged Interests within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.


                                   __________________________


                                   By: _________________________________

                                   Title: ______________________________

                                             Annex A to Exhibit A (Pledge
                                              Amendment)
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996
                                             -----------------------------------



Pledged Interests
-----------------

                                                                   Percentage of
                                                                    Outstanding
                                     Type of      Certificate        Interests
                  Name of Issuer    Interests        Number          in Issuer
                  --------------    ---------     -----------        ---------

                                             Exhibit K to Credit Agreement
                                             First Union National Bank
                                              of North Carolina, as
                                              Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ______________________________



                                    FORM OF
                        FINANCIAL CONDITION CERTIFICATE


      THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to Section 4.1(r) of the Credit Agreement, dated as of September 30, 1996 (the "Credit Agreement"), among PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC INC., as Documentation Agent, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Syndication Agent and as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

      The undersigned hereby certifies for and on behalf of the Borrower as follows:


      1.   Capacity.  The undersigned is, and at all pertinent times mentioned
           --------
herein has been, the duly qualified and acting chief financial officer of Petersen Holdings, L.L.C., the managing member of the Borrower, and in such capacity has responsibility for the management of the Borrower's financial affairs and for the preparation of the Borrower's financial statements.

      2.   Procedures.  For purposes of this Certificate, the undersigned, or
           ----------
officers or other personnel of the Borrower under the direction and supervision of the undersigned, have, as of or prior to the date hereof, undertaken the following activities in connection herewith:

      2.1  The undersigned has carefully reviewed the following:

           (a)  the contents of this Certificate;

           (b) the Credit Agreement (including the exhibits and schedules thereto);

           (c) the Subordinated Debt Agreement (including the exhibits and schedules thereto);

           (d) the audited consolidated balance sheets of Petersen for the fiscal years ended November 30, 1993, 1994 and 1995, and the related consolidated statements of income, stockholders equity and cash flows of Petersen for the three-year period ended November 30, 1995, each certified by Ernst & Young L.L.P.;

           (e) the unaudited consolidated balance sheet of Petersen as of August 31, 1996 and the related consolidated statements of income, stockholders equity and cash flows of Petersen for the nine-month period then ended;

           (f)  the Pro Forma Balance Sheet; and

           (g)  the Projections.

      2.2 The undersigned has made such inquiries of certain officers and personnel of the Borrower with responsibility for financial, accounting and other matters and affairs of the Borrower as the undersigned has deemed necessary for purposes of this Certificate.

      2.3. With respect to any Contingent Liabilities of the Borrower, the undersigned confirms that, to the best of his knowledge, all material Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks, and other Contingent Liabilities of the Borrower have been considered in making the certification set forth herein, and with respect to each such Contingent Liability the estimable maximum estimated of liability with respect thereto was used in making such certification.

      2.4. The Pro Forma Balance Sheet and the Projections have been prepared under the direction of the undersigned, and the undersigned has reexamined the Pro Forma Balance Sheet and the Projections as of the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the financial condition set forth and the results projected therein.

      2.5. The officers and other personnel of the Borrower who were involved in the preparation of the Projections have relied on historical financial and other information and upon information with respect to sales, costs and other data obtained in discussions with the officers of the Borrower and of Petersen directly responsible for the various operations involved. In the opinion of the undersigned, the assumptions upon which the Projections are based were fair, complete and reasonable when made, and continue as of the date hereof to be fair, complete and reasonable.

      2.6. The undersigned has inquired of certain officers of the Borrower having responsibility for financial reporting and accounting matters regarding whether such persons were aware of any events or conditions that, as of the date hereof, would cause the statements made in Section 3 below to be untrue.

      2.7. The undersigned has conferred with counsel to the Borrower for the purpose of discussing the meaning of the contents of this Certificate (including, without limitation, Sections 3.4, 3.5 and 3.6 below).

      3.   Certifications. Based on the foregoing, the undersigned hereby
           --------------
certifies as follows:

      3.1. Attached hereto as ANNEX A is a true, correct and complete copy of the Pro Forma Balance Sheet. Such Pro Forma Balance Sheet gives pro forma effect to the consummation of the Petersen Acquisition, the issuance of the Subordinated Bridge Indebtedness, the completion of the Equity Contribution, the extensions of credit made under the Credit Agreement, the payment of transaction fees and expenses incident to the foregoing, and the consummation of all other Transactions, all as if such events had occurred on August 31, 1996. The Pro Forma Balance Sheet has been prepared in good faith and in accordance with Generally Accepted Accounting Principles (subject to the absence of footnotes required by Generally Accepted Accounting Principles and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the Transactions as described above. Prior to the Closing Date, the Borrower has not engaged in any business, owned any assets or incurred or assumed any liabilities except in connection with the execution and performance of the Transaction Documents.

      3.2. Attached hereto as ANNEX B is a true, correct and complete copy of the Projections. Such Projections cover the six-year period beginning with the fiscal year ending December 31, 1996 and give effect to the consummation of the Petersen Acquisition, the issuance of the Subordinated Bridge Indebtedness, the completion of the Equity Contribution, the extensions of credit contemplated by the Credit Agreement, the payment of transaction fees and expenses incident to the foregoing and the consummation of the other Transactions. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower and, to the best knowledge of the undersigned, represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections but without any representation or warranty that the projected results will be achieved.

      3.3. After giving effect to the Transactions, all material accounts and other liabilities of the Borrower are current and not past due.

      3.4. The Borrower is not now, nor will the incurrence of the Obligations pursuant to the Credit Agreement and the obligations under the Subordinated Debt Agreement render the Borrower, "insolvent" (as hereinafter defined). The undersigned understands that, in this context, "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to be paid on or in respect of the existing debts and other liabilities as such debts and liabilities of the Borrower mature. The undersigned understands that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, including any guaranty obligations. The foregoing is supported by an analysis of the Pro Forma Balance Sheet. A valuation of the Borrower, on the basis thereof, with reasonable allowance for error, would reflect the net worth of the Borrower in the aggregate (excess of fair value of assets over liabilities) as not less than $__________.

      3.5. The undersigned believes that, by incurring the Obligations pursuant to the Credit Agreement and the obligations under the Subordinated Debt Agreement, the Borrower will not incur debts beyond its ability to pay as such obligations mature (taking into account the timing and amounts of cash to be payable on or in respect of the Borrower's Indebtedness). The foregoing conclusion is based in part on the Projections, which demonstrate that the cash flow of the Borrower, after taking into account all anticipated uses of the cash of the Borrower, will at all times be sufficient to pay all amounts on or in respect of Indebtedness of the Borrower when such amounts are required to be paid (including without limitation scheduled payments pursuant to the Credit Agreement).

      3.6. After giving effect to the consummation of the Transactions, the assets of the Borrower do not constitute "unreasonably small capital" (within the meaning of Section 548(a) of the Bankruptcy Code, 11 U.S.C. Section 548(a)), for the Borrower to carry on its business as now conducted and as proposed to be conducted (taking into account the particular capital requirements of the business conducted and to be conducted by the Borrower and the availability of capital in respect thereof (with reference to, without limitation, the Projections)).

      3.7. The Borrower has not executed the Credit Agreement, the Subordinated Debt Agreement or any documents mentioned herein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors of the Borrower.

      3.8. The undersigned understands that the Lenders have performed their own review and analysis of the financial condition of the Borrower, but that the Lenders are relying on the foregoing statements in connection with the extension of credit to the Borrower pursuant to the Credit Agreement.

      Executed as of the ______ day of ______________, 1996.




                          ___________________________________
                          Chief Financial Officer
                          Petersen Holdings, L.L.C.

                        FINANCIAL CONDITION CERTIFICATE

                                    ANNEX A

                      PETERSEN PUBLISHING COMPANY, L.L.C.
                            PRO FORMA BALANCE SHEET



                                [see attached]

                        FINANCIAL CONDITION CERTIFICATE

                                    ANNEX B

                      PETERSEN PUBLISHING COMPANY, L.L.C.
                                  PROJECTIONS


                                [see attached]

                                             Exhibit L to Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as
                                               Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ----------------------------------



                                    FORM OF
                            COMPLIANCE CERTIFICATE


    THIS CERTIFICATE is given pursuant to SECTION 6.2(A) of the Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among PETERSEN PUBLISHING COMPANY, L.L.C. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent.

    The undersigned hereby certifies that:

    1.   He is a duly elected Financial Officer of the Borrower.

    2. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _____________, and for the [________- month period] [year] then ended, required to be delivered under SECTION [6.1(B)][6.1(C)] of the Credit Agreement. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles [(subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end adjustments)]/1/ and fairly present the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

     4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

     Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

________________________________

     /1/Insert in the case of quarterly financial statements.

     5. Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in
ARTICLE VII of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.


                            PETERSEN PUBLISHING COMPANY, L.L.C.


                            By: [signature of Financial Officer]
                                -----------------------------------

                            Name: _________________________________

                            Title: ________________________________

--------------------------------------------------------------------------------

A.   LEVERAGE RATIO
     (SECTION 7.1 OF THE CREDIT AGREEMENT):      NOT GREATER THAN ______: 1.0/2/

--------------------------------------------------------------------------------
(1)  Consolidated Funded Debt as of the date
     of determination:

     (a)  Aggregate amount of Funded Debt
          of the Borrower and its Subsidiaries
          as of the date of determination        $__________

     (b)  Less: cash and cash equivalents
          of the Borrower and its Subsidiaries
          in excess of $5,000,000 as of the
          date of determination                  ($________)

     (c)  Consolidated Funded Debt:
          Subtract Line 1(b) from Line 1(a)                           $=========

(2)  Consolidated Operating Cash Flow
     for the period of four consecutive fiscal
     quarters ending on the date of determination
     (from Box E, Line 5 below)                                       $=========

(3)  Ratio of Consolidated Funded Debt to
     Consolidated Operating Cash Flow:
         Divide Line 1(c) by Line 2                                    =========

--------------------------------------------------------------------------------

________________________

     /2/Refer to Section 7.1 of the Credit Agreement for the applicable maximum Leverage Ratio as of the relevant date of determination.

--------------------------------------------------------------------------------

B.   INTEREST COVERAGE RATIO
     (SECTION 7.2 OF THE CREDIT AGREEMENT):           NOT LESS THAN ____: 1.0/3/

--------------------------------------------------------------------------------

(1)  Consolidated Operating Cash Flow
     for the period of four consecutive
     fiscal quarters ending on the date
     of determination (from Box E, Line 5 below)                      $=========

(2)  Consolidated Interest Expense for the
     relevant calculation period/4/                                   $=========

(3)  Interest Coverage Ratio:
      Divide Line 1 by Line 2                                          =========

--------------------------------------------------------------------------------

________________________

     /3/Refer to Section 7.2 of the Credit Agreement for the applicable minimum Interest Coverage Ratio as of the relevant date of determination.

     /4/Refer to the definition of Consolidated Interest Expense for the applicable calculation period as of the date of determination.

--------------------------------------------------------------------------------

C.   FIXED CHARGE COVERAGE RATIO
     (SECTION 7.3 OF THE CREDIT AGREEMENT):             NOT LESS THAN 1.05: 1.0

--------------------------------------------------------------------------------

(1)  Consolidated Operating Cash Flow
     for the period of four consecutive
     fiscal quarters ending on the date
     of determination (from Box E, Line 5 below)
                                                                      $=========
(2)  Fixed Charges:

     (a)  Consolidated Interest Expense for
          the relevant calculation period/5/           $_________

     (b)  Amount of taxes actually paid by the
          Borrower and its Subsidiaries during
          such period (including amounts permitted
          to be paid to members pursuant to
          Section 8.6(a)(iii))                         $_________

     (c)  Capital Expenditures for such period         $_________

     (d)  Aggregate amount of principal payments
          on Funded Debt scheduled or required to
          have been made by the Borrower and its
          Subsidiaries during such period              $_________

     (e)  Fixed Charges:
            Add Lines 2(a), 2(b), 2(c) and 2(d)                       $=========

(3)  Fixed Charge Coverage Ratio:
      Divide Line 1 by Line 2(e)                                       =========

--------------------------------------------------------------------------------

_______________________

     /5/Refer to the definition of Consolidated Fixed Charges for the applicable calculation period as of the date of determination.

--------------------------------------------------------------------------------

D.   CAPITAL EXPENDITURES
     (SECTION 7.4 OF THE CREDIT AGREEMENT):      NOT GREATER THAN THE FOLLOWING:

--------------------------------------------------------------------------------

(1)  Maximum permitted Capital Expenditures:

     (a)  Permitted base Capital Expenditures
          for the period of four consecutive
          fiscal quarters ending on the date of
          determination (the "Reference Period")        $3,500,000

     (b)  Unused permitted Capital Expenditures
          from the prior Reference Period (if
          applicable)                               $__________

     (c)  Permitted Capital Expenditures carryover:
          Multiply Line 1(b) by 50%                     $_________

     (d)  Maximum permitted Capital Expenditures:
          Add Lines 1(a) and 1(c)                                     $=========

(2)  Actual Capital Expenditures for the relevant
     Reference Period                                                 $=========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

E.  CONSOLIDATED OPERATING CASH FLOW/5/

--------------------------------------------------------------------------------

(1)  Consolidated Net Income for the period of
     four consecutive fiscal quarters ending on
     the date of determination                                        $=========

(2) Additions to Consolidated Net Income (to the extent taken into account in the calculation of Consolidated Net Income for such period):

     (a)  Consolidated Interest Expense for such period   $_________
     (b)  Taxes accrued or paid by the Borrower and its
          Subsidiaries during such period                 $_________
     (c)  Depreciation and amortization for such period   $_________
     (d)  Extraordinary losses recognized by the Borrower
          and its Subsidiaries during such period         $_________
     (e)  Other non-cash expenses or charges reducing
          income for such period                          $_________
     (f)  Adjustments permitted under Schedule 1.1(b) to
          the Credit Agreement and recognized during
          such period/7/                                  $_________
     (g)  Add Lines 2(a) through 2(f)                                 $=========

(3)  Net Income plus Additions:
      Add Lines (1) and 2(g)                                          $=========

(4)  Reductions from Consolidated Net Income (to
     the extent taken into account in the
     calculation of Consolidated Net Income for
     such period):
     (a)  Extraordinary gains recognized by the
          Borrower and its Subsidiaries during such
          period                                          $
     (b)  Non-cash items increasing Consolidated Net
          Income during such period                       $
     (c)  Add Lines 4(a) and 4(b)                                    ($========)

(5)  Consolidated Operating Cash Flow:
     Subtract Line 4(c) from Line 3                                   $=========

--------------------------------------------------------------------------------

_______________________
     /6/Refer to Schedule 1.1(a) to the Credit Agreement to calculate Consolidated Operating Cash Flow for any periods prior to the Closing Date.

     /7/Attach supporting calculations.

                                             Exhibit M to Credit Agreement
                                             First Union National Bank
                                               of North Carolina, as
                                               Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             -----------------------------------



                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE


     THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this _____ day of ____________, ____, by and between
_______________________________ (the "Assignor") and ________________________
(the "Assignee"). Reference is made to the Credit Agreement, dated as of September 30, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Petersen Publishing Company, L.L.C. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent for the Lenders (the "Administrative Agent") and as Syndication Agent. Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     The Assignor and the Assignee hereby agree as follows:

     1.   Assignment and Assumption.  Subject to the terms and conditions
          -------------------------
hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and, except as expressly provided herein, without representation or warranty by the Assignor, the interest or interests as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents (in its capacity as a Lender thereunder) with respect to each Class of Loans represented by the percentage interest or interests specified with regard to such Class in Item 4 of Annex I
                                                             ------    -------
(each such assigned interest, an "Assigned Share"), including, without limitation, (i) in the case of Tranche A Term Loans, the relevant Assigned Share of all rights and obligations of the Assignor with respect to its Tranche A Commitment (unless terminated), Tranche A Term Note and Tranche A Term Loans,
(ii) in the case of Tranche B Term Loans, the relevant Assigned Share of all rights and obligations of the Assignor with respect to its Tranche B Commitment (unless terminated), Tranche B Term Note and Tranche B Term Loans, and (iii) in the case of Revolving Loans, the relevant Assigned Share of (x) the Assignor's Revolving Credit Commitment, (y) the Assignor's Letter of Credit Exposure, and
(z) all rights and obligations of the Assignor with respect to its Revolving Credit Note and Revolving Loans.

     2.   The Assignor.  The Assignor (i) represents and warrants that it is the
          ------------
legal and beneficial owner of each interest being assigned by it hereunder, that each such interest is free and clear of any adverse claim, that as of the date hereof the amount of its Commitments and outstanding Loans of each Class with regard to which an interest is being assigned hereunder (and Letter of Credit Exposure, if applicable) is as set forth in Item 4 of Annex I, and that after
                                            ------    -------
giving effect to the assignment provided for herein the respective Commitments of the Assignor and the Assignee will be as set forth in Item 4 of Annex I, (ii)
                                                         ------    -------
except as set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto.

     3.   The Assignee.  The Assignee (i) represents and warrants that it is
          ------------
legally authorized to enter into this Assignment and Acceptance, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently required to have been delivered under SECTION
6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) confirms that it is an Eligible Assignee, (v) appoints and authorizes the Administrative Agent to take such actions as agent on its behalf under the Credit Agreement and the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms thereof, together with such other powers and duties as are reasonably incidental thereto, and (vi) agrees that it will perform in accordance with their respective terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender. [To the extent legally entitled to do so, the Assignee will deliver to the Administrative Agent, as and when required to be delivered under the Credit Agreement, duly completed and executed originals of the applicable tax withholding forms described in SECTION 2.17(D) of the Credit Agreement]./1/

     4.   Effective Date.  Following the execution of this Assignment and
          --------------
Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto, shall be delivered to each of the Administrative Agent, the Issuing Lender and the Borrower (and also to the Administrative Agent, the processing fee referred to in SECTION 11.7(A) of the Credit Agreement). The effective date of this Assignment and Acceptance (the "Effective Date") shall be the earlier of (i) the date of acceptance hereof by the Administrative Agent, the Issuing Lender and the Borrower or (ii) the date, if any, designated as the Effective Date in Item 5 of Annex I (which date shall
                                            ------    -------
be not less than five (5) Business Days after the date of execution hereof by the Assignor and the Assignee). As of the Effective Date, (y) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under the provisions of the Credit Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Effective
Date) and be released from its obligations under the Credit Agreement and the other Credit Documents.

     5.   Payments; Settlement.  On or prior to the Effective Date, in
          --------------------
consideration of the sale and assignment provided for herein and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount (to be confirmed between the Assignor

___________________________

     /1/Insert if the Assignee is organized under the laws of a jurisdiction outside the United States.

and the Assignee) that represents the Assigned Share of the principal amount of the Loans of each relevant Class made by the Assignor and outstanding on the Effective Date (together, if and to the extent the Assignor and the Assignee so elect, with the Assigned Share of any related accrued but unpaid interest, fees and other amounts). From and after the Effective Date, the Administrative Agent will make all payments required to be made by it under the Credit Agreement in respect of each interest assigned hereunder (including, without limitation, all payments of principal, interest and fees in respect of the Assigned Share of the Assignor's Commitments and Loans assigned hereunder) directly to the Assignee. The Assignor and the Assignee shall be responsible for making between themselves all appropriate adjustments in payments due under the Credit Agreement in respect of the period prior to the Effective Date. All payments required to be made hereunder or in connection herewith shall be made in Dollars by wire transfer of immediately available funds to the appropriate party at its address for payments designated in Annex I.
                           -------

     6.   Governing Law.  This Assignment and Acceptance shall be governed by,
          -------------
and construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of laws principles thereof).

     7.   Entire Agreement.  This Assignment and Acceptance, together with the
          ----------------
Credit Agreement and the other Credit Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

     8.   Successors and Assigns.  This Assignment and Acceptance shall be
          ----------------------
binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     9.   Counterparts.  This Assignment and Acceptance may be executed in any
          ------------
number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.


                                   ASSIGNOR:

                                   ________________________________


                                   By: __________________________________

                                   Title: _______________________________


                                   ASSIGNEE:

                                   ________________________________


                                   By: __________________________________

                                   Title: _______________________________



Accepted this _______ day of
______________, 19___:

FIRST UNION NATIONAL BANK OF
 NORTH CAROLINA, as Administrative
 Agent and as Issuing Lender


By: __________________________________

Title: _______________________________


Consented and agreed to:

PETERSEN PUBLISHING COMPANY, L.L.C.


By: __________________________________

Title: _______________________________

                                    ANNEX I
                                    -------



1.   Borrower: ____________________________________

2.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of September 30, 1996, among Petersen Publishing Company, L.L.C., certain Lenders from time to time parties thereto, CIBC Inc., as Documentation Agent, and First Union National Bank of North Carolina, as Administrative Agent and as Syndication Agent.

3.   Date of Assignment and Acceptance: ________________, 19___.

4.   Amounts:

                                                                        Amount of
                                         Aggregate for   Assigned        Assigned
                                           Assignor       Share /2/       Share
                                          ----------     ---------       -------
      (a)  Tranche A Commitment/3/        $___________      _____%     $___________

      (b)  Tranche A Loans                $___________      _____%     $___________

      (c)  Tranche B Commitment/3/        $___________      _____%     $___________

      (d)  Tranche B Loans                $___________      _____%     $___________

      (e)  Revolving Credit Commitment    $___________      _____%     $___________

      (f)  Revolving Credit Loans/4/      $___________      _____%     $___________

      (g)  Letter of Credit Exposure      $___________      _____%     $___________

5.   Effective Date:    ________________________/5/

______________________________

     /2/ Percentage taken to up to ten decimal places, if necessary.

     /3/ Applicable only to assignments made prior to the Closing Date.

     /4/ Insert amounts outstanding as of the date of the Assignment and Acceptance.

     /5/ Shall be a date not less than five Business Days after the date of the Assignment and Acceptance.

6.   Addresses for Payments:

     Assignor:      _________________________________
                    _________________________________
                    _________________________________
                    Attention: ___________________
                    Telephone: __________________
                    Telecopy: ___________________
                    Reference: __________________

     Assignee:      _________________________________
                    _________________________________
                    _________________________________
                    Attention: ___________________
                    Telephone: __________________
                    Telecopy: ___________________
                    Reference: __________________

7.   Addresses for Notices:

     Assignor:      _________________________________
                    _________________________________
                    _________________________________
                    Attention: ___________________
                    Telephone: __________________
                    Telecopy: ___________________

     Assignee:      _________________________________
                    _________________________________
                    _________________________________
                    Attention: __________________
                    Telephone: _________________
                    Telecopy: __________________

8.   Lending Office of Assignee:

     _________________________________
     _________________________________
     _________________________________
     Attention: ___________________
     Telephone: ___________________
     Telecopy: ___________________

                                 SCHEDULE 5.4

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                            CONSENTS AND APPROVALS
                            ----------------------


              Material Contracts Requiring Consent of Other Party

1. Lease, dated September 17, 1991, with Sage Realty Corporation, as Agent for owner of the premises
     - 4th Floor of 437 Madison Avenue, New York, NY 10022

2. Lease, dated March 31, 1987, with 333 West Fort Street Associates, Ltd., as amended on July 1, 1992
     - Part of 18th Floor of 333 West Fort Street Building, Detroit, MI

3.   Lease, dated January 1, 1995, with Eurotex Properties, L.P.
     - Suite 201, 800 West Airport Freeway, Irving, TX  75062

4.   Lease, dated December 16, 1993, with John Hancock Mutual Life Insurance
     Company
     - Suite 415, Union Plaza, Lakewood, Colorado

5.   Lease, dated February 1, 1993, with Concourse V Associates, as amended May
     1995
     - Suite 2950 and entire 24th Floor, Corporate Center Five, Five Concourse Pkwy, Fulton County, GA

6. Sublease, dated December 21, 1995, with Newport Mortgage Company, L.P., as Sublessee
     - Space on 24th Floor of Corporate Center Five, Five Concourse Pkwy, Fulton County, Georgia

7.   Joe Louis Arena: Penthouse Suite Agreement, dated March 22, 1996

8. Agreement with World Color Press, dated December 19, 1995, as modified by the Agreement re Paper Supply for Periodicals Produced by World Color Press, dated May 3, 1996

9.   Agreement with Johnson & Hardin, dated January 12, 1996

10.  Prepress Services Agreement with World Color Press, dated February 26, 1996

11. Software License and Services Agreement with Oracle Corporation, dated November 21, 1990

12. Motor Trend Letter Agreement with RTM III Television Productions, dated May 1, 1995

13. Madison Square Garden: License Agreement, dated July 23, 1993, with International Speedway Corp

14. License Agreement, dated July 23, 1993, with International Speedway Corp. (re: Daytona International Speedway)

15. Customer Support Agreement, dated May 1, 1996, with Technology Services Corporation

16.  Agreement, dated January 10, 1996, with  C.S.R. Marketing, Inc.

17.  Asset Sale Agreement, dated February 23, 1996, with World Color Press

18.  International License Agreement, dated September 1, 1995, with Yollin
     Sesang

19.  Lease, dated July 23, 1993, with Charlotte Motor Speedway

20. Purchasing Program Agreement, dated September 26, 1994, with First Bank of South Dakota

21. Corporate Card Program Agreement, dated September 25, 1990, with First Bank System Card Services

22. Agreements with Bank America National Trust and Savings Association (assigned to Automatic Data Processing):

     (a) Service Agreement, dated March 2, 1992

     (b) Software License and Maintenance Addendum to Service Agreement, dated March 2, 1992

     (c) Personnel Plus Addendum to Service Agreement

23. Purchase and License Agreement with Sequent Computer Systems as set forth in letter agreements dated March 18, 1992 and March 26, 1992, as amended March 30, 1992

24.  Agreement with National Hot Rod Association (re: Atlanta Dragway)

     Other than with respect to the contracts referred to in 1, 4, 5, 6, 13, 20 and 21 above, all consents under the contracts referred to in this Schedule 5.4 will have been obtained as of the Closing Date.

                        Government Permits and Consents

1.   Seller's Permit, California State Board of Equalization
     - Sales of tangible personal property at 6420 Wilshire Boulevard, Los Angeles, CA

2. EPA ID No. CA0983672106 for hazardous waste disposal related to the silver recovery process in the photo lab located at 6420 Wilshire Boulevard, Los Angeles, CA

3.   Approval under Hart-Scott-Rodino Act

4.   City of Los Angeles Tax Registration Certificate - Wholesale sales

5. City of Los Angeles Tax Registration Certificate - Professions and occupations

6.   City of Los Angeles Tax Registration Certificate - Retail Sales

7.   Certificate of Authority, New York State Department of Taxation and Finance
     - Collection of sales and use tax

8.   Sales Tax License, State of Michigan, Department of Treasury

9. Business Tax Registration Certificate, City and County of San Francisco, Office of Tax Collector

10.  Letter from IRS confirming Company's election to be taxed as an S-
     Corporation

11.  Permits dealing with goods and services tax and import/export (Revenue
     Canada)

     As of the Closing Date, governmental approval will only have been obtained for item 3 above.

                                 SCHEDULE 5.6

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                                     TAXES
                                     -----


                                     None

                                 SCHEDULE 5.11

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                                    LEASES
                                    ------


1 Lease, dated Sept. 17, 1991, with Sage Realty Corporation, as Agent for owner of premises
     -4th Floor of 437 Madison Avenue, New York, New York 10022

2    Lease with Michigan International Speedway, dated January 16, 1996
     - Terrace Suite for 2 NASCAR events during June & August of 1996

3.   Agreement, dated Aug. 29, 1995, with National Hot Rod Association, Inc.
     - VIP Hospitality Building, Suite 1.05 of Pomona Raceway, LA County Fairplex, Pomona, California

4.   Agreement with National Hot Rod Association, Inc.
     - VIP Hospitality Building (suites 301 and 302), Atlanta Dragway, Commerce, Georgia

5.   Letter Agreement with National Hot Rod Association, Inc., dated Jan. 2,
     1991
     - West Finish Line Tower, Indianapolis Raceway Park, Indianapolis, Indiana.

6. Lease, dated December 1, 1994, with Robert E. Petersen and Margaret McNally Petersen, Trustees of the R.E. and M.M. Petersen Living Trust Dated Jan. 17, 1983
     - 6420 Wilshire Blvd., Los Angeles, California

7.   Lease, dated March 31st, 1987, with 333 West Fort Street Associates, LTD.
     - Part of 18th Floor of 333 West Fort Street Building, Detroit, Michigan

8.   Lease with Eurotex Properties, L.P., dated January 1, 1995
     - Suite 201, 800 West Airport Freeway, Irving, Texas, 75062

9.   Lease with John Hancock Mutual Life Insurance Company, dated December 16,
     1993
     - Suite 415, Union Plaza, Lakewood, Colorado

10.  Lease, dated Feb. 1, 1993, with Concourse V Associates
     - Suite 2950 and 24th Floor, Corporate Center Five, Five Concourse Pkwy, Fulton County, Georgia

11. Sublease, dated December 21, 1995, with Newport Mortgage Company, L.P., as Sublessee
     - Space on 24th Floor of Corporate Center Five, Five Concourse Pkwy, Fulton County, Georgia

12. License Agreement, dated as of August 17, 1990, with Madison Square Garden Center, Inc. (as amended by letter agreements dated March 7, 1991 and January 18, 1994)
     - License to use Club Suite No. 1047

13. Hospitality Facilities License Agreement, dated July 23, 1993, with International Speedway Corporation
     - Campbell Suite Q at Daytona International Speedway, Daytona, Florida

14.  Lease, dated July 23, 1993, with Charlotte Motor Speedway, Inc.
     - Suite 326 of Smith Tower, Concord, North Carolina

15.  Penthouse Suite Agreement, dated February 11, 1993, with Olympic Arenas,
     Inc.
     - Joe Louis Arena

16.  Lease, dated as of September 30, 1996, with Robert E. Petersen
     - 815 N. La Salle St, Chicago, Illinois

                                 SCHEDULE 5.17

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                                   INSURANCE
                                   ---------


                    See attached certificate of insurance.

                                 SCHEDULE 5.18

                                       TO

                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 30, 1996


                               CERTAIN CONTRACTS
                               -----------------


1. Lease, dated Sept. 17, 1991, with Sage Realty Corporation, as Agent for owner of premises
     - 4th Floor of 437 Madison Avenue, New York, New York 10022

2.   Letter Agreement with National Hot Rod Association, Inc., dated Jan. 2,
     1991
     - West Finish Line Tower, Indianapolis Raceway Park, Indianapolis, Indiana.

3. Lease, dated December 1, 1994, with Mr. Petersen and Margaret McNally Petersen, Trustees of the R.E. and M.M. Petersen Living Trust Dated Jan. 17, 1983
     - 6420 Wilshire Blvd., Los Angeles, California

4.   Lease, dated March 31st, 1987, with 333 West Fort Street Associates, LTD.
     - Part of 18th Floor of 333 West Fort Street Building, Detroit, Michigan

5.   Agreement, dated April 8, 1991, with PDC Business Systems, Inc.
     - Development of Open Options Ad Management System

6. Distribution Agreement, dated January 10, 1994, with Warner Publisher Services, Inc.
     - wholesale distribution of Company titles

7. Distribution Agreement, dated October 18, 1995, with Worldwide Distribution Services
     - Distribution of Company titles to Barnes and Noble

8. Publisher Distribution Agreement, dated May 21, 1996, with Retail Vision, dated May 21, 1996,
     - Distribution of Company titles to Blockbuster Music Stores

9. Publisher Distribution Agreement, dated April 22, 1996, with Retail Vision, dated April 22, 1996,
     - Distribution of Company titles to Wet Seal/Contempo Casuals.

10. Circulation Fulfillment Service Agreement, dated September 1, 1995, with NeoData Services, Inc.

11.  Agreement, dated December, 1981, with Compuname, Inc.
     - Management of Company's lists of active and expired subscribers

12.  Agreements, dated May 3, 1996, with World Color Press, Inc.
     - Paper purchasing program

13. Agreement, dated December 19, 1995, with World Color Press, Inc., as modified by the Agreement re Paper Supply for Periodicals Produced by World Color Press, Inc., dated May 3, 1996

     - Printing Services for certain of Company's titles

14.  Agreement, dated January 12, 1996, with Johnson  & Hardin Company
     - Printing Services for certain of Company's titles

15. Prepress Services Agreement, dated February 26, 1996 with World Color Press, Inc.

16.  Agreement with Quark, Inc., dated May 6, 1996

17. Motor Trend Letter of Agreement with RTM III Television Productions, Inc., dated May 1, 1995
     - Use of title "Motor Trend TV"

18.  Agreement with RTM Productions, Inc., dated May 28, 1996
     - Cablecast and TV rights to use the magazine title "Hot Rod" and similar rights with respect to certain APG Special Events

19. Hospitality Facilities License Agreement, dated July 23, 1993, with International Speedway Corporation
     - Campbell Suite Q at Daytona International Speedway, Daytona, Florida

20.  Asset Sale Agreement with World Color Press, Inc.
     - Sale to World Color Press, Inc. of assets relating to pre-press services provided by the Company's Viking Color Department

21.  Lease, dated as of September 30, 1996, with Robert E. Petersen
     - 815 N. LaSalle Street, Chicago, Illinois

22. Employment Agreement, dated as of August 15, 1996, between BrightView Communication Group, Inc. and Robert E. Petersen.

23. License Agreement, dated as of August 15, 1996, between Robert E. Petersen, BrightView Communication Group, Inc. and Petersen Publishing Company
     - Right to use names "Petersen" and "Petersen Publishing Company" and derivatives thereof

24. Executive Securities Purchase and Employment Agreement, dated as of September 30, 1996, by and among BrightView, Holdings, the Borrower and D. Claeys Bahrenburg

25. Executive Securities Purchase and Employment Agreement, dated as of September 30, 1996, by and among BrightView, Holdings, the Borrower and Neal Vitale

26. Senior Subordinated Credit Agreement, dated as of September 30, 1996, among the Borrower, the Guarantors named therein, the Lenders named therein and First Union Corporation, as Agent and the other documents executed in connection therewith

                                 SCHEDULE 5.19

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                                 CAPITAL STOCK
                                 -------------



BORROWER:
--------


Holder                                              Percentage Ownership
------                                              --------------------


Petersen Holdings, L.L.C.                                  99.9%

BrightView Communications
Group, Inc.                                                 0.1%


HOLDINGS:
--------

     See attached


MANAGER:
-------

     See attached

                                 SCHEDULE 6.15

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                               OPERATING BUDGET
                               ----------------


                                 See attached

                                 SCHEDULE 8.3

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                                     LIENS
                                     -----



1. UCC-1 Financing Statement filed with the Secretary of State of California naming Minnesota Mining & Mfg Co. as secured party (file #9508960955)

                                 SCHEDULE 8.4

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                               SCHEDULED TITLES
                               ----------------


1.   Sassy
2.   Sport
3.   Golfing
4.   Mountain Biker
5.   Bicycle Guide
6.   Custom & Classic Trucks
7.   Pro Basketball
8.   Pro Baseball
9.   Pro Football
10.  Pro Hockey
11.  College Basketball
12.  College Football
13.  Super Street
14.  VW Custom & Classic
15.  Event Scene
16.  Hot Rod Bikes
17.  4X4 Power
18.  Family Photo

                                 SCHEDULE 8.5

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                                  INVESTMENTS
                                  -----------


1. Promissory Note, dated as of September 30, 1996, from D. Claeys Bahrenburg in favor of BrightView in the amount of $8,000

2. Promissory Note, dated as of September 30, 1996, from D. Claeys Bahrenburg in favor of BrightView in the amount of $2,000

3. Promissory Note, dated as of September 30, 1996, from D. Claeys Bahrenburg in favor of Holdings in the amount of $891,000

4. Promissory Note, dated as of September 30, 1996, from D. Claeys Bahrenburg in favor of Holdings in the amount of $99,000

5. Promissory Note, dated as of September 30, 1996, from Neal Vitale in favor of BrightView in the amount of $7,500

6. Promissory Note, dated as of September 30, 1996, from Neal Vitale in favor of Holdings in the amount of $742,500

     The Promissory Notes listed in 1-6 above will be contributed to the Borrower on the Closing Date.

                                 SCHEDULE 8.7

                                      TO

                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                         TRANSACTIONS WITH AFFILIATES
                         ----------------------------


1. Lease, dated December 1, 1994, with Robert E. Petersen and Margaret McNally Petersen, Trustees of the R.E. and M.M. Petersen Living Trust Dated Jan. 17, 1983
     - 6420 Wilshire Blvd., Los Angeles, California

2.   Lease with Robert E. Petersen
     - 815 N. La Salle St., Chicago, Illinois

3. Any obligations of the Company to reimburse Robert E. Peterson and Margaret McNally Petersen for employment related expenses incurred prior to Closing, subject to compliance with Section 1.2(viii) of the Asset Purchase Agreement.

4.. Employment Agreement, dated as of August 15, 1996, between BrightView Communication Group, Inc. and Robert E. Petersen.

5. License Agreement, dated as of August 15, 1996, between Robert E. Petersen, BrightView Communication Group, Inc. and Petersen Publishing Company
     - Right to use names "Petersen" and "Petersen Publishing Company" and derivatives thereof

6. Executive Securities Purchase and Employment Agreement, dated as of September 30, 1996, by and among BrightView, Holdings, the Borrower and D. Claeys Bahrenburg

7. Executive Securities Purchase and Employment Agreement, dated as of September 30, 1996, by and among BrightView, Holdings, the Borrower and Neal Vitale

                                             Exhibit J-1 to Credit Agreement
                                             First Union National Bank of North
                                             Carolina, as Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             -----------------------------------

                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                                Citicorp Center
                             153 East 53rd Street
                        New York, New York  10022-4675

To Call Writer Direct:              212 446-4800                    Facsimile:
   312 861-2000                                                    212 446-4900


                               September 30, 1996


To each Lender party to the Credit Agreement referred to below, CIBC Inc. as Documentation
Agent and First Union National Bank of
North Carolina as Syndication Agent and
Administrative Agent

       Re:  Petersen Publishing Company, L.L.C.--Senior Credit Agreement
            ------------------------------------------------------------

Ladies and Gentlemen:

     We are issuing this letter in our capacity as counsel for Petersen Publishing Company, L.L.C., a Delaware limited liability company (the "Borrower"), Petersen Holdings, L.L.C., a Delaware limited liability company ("Holdings"), and BrightView Communications Group, Inc., a Delaware corporation (the "Manager", and together with the Borrower and Holdings, "our Clients" or the "Credit Parties"), in connection with that certain Credit Agreement dated as of September 30, 1996, among the Borrower, the banks and other financial institutions from time to time parties thereto (the "Lenders"), CIBC Inc. as Documentation Agent and First Union National Bank of North Carolina as Syndication Agent and as Administrative Agent (the "Credit Agreement"). We are issuing this letter at the request of our Clients and pursuant to Section 4.1(a)(iv) of the Credit Agreement.

     In addition to the Credit Agreement, we have reviewed executed counterparts of the documents listed on the Transaction Document Schedule attached hereto. The Credit Agreement and the other documents listed on such Transaction Document Schedule are herein called the "Transaction Documents", and the Credit Agreement and the other documents listed as items 2 through 10 on the Transaction Document Schedule are herein called the "Credit Documents". Each term used herein which is defined or given special meaning in the Credit Agreement but which is not otherwise defined herein shall have the same meaning herein as ascribed to it in the Credit Agreement. Each term which is defined or given special meaning in this letter has the same meaning whenever it is used in the attached schedules.



London             Los Angeles             New York             Washington D.C.

                   KIRKLAND & ELLIS

To each Lender party to the Credit
Agreement referred to below, CIBC Inc.
as Documentation Agent and First Union
National Bank of North Carolina as
Syndication Agent and Administrative Agent
September 30, 1996
Page 2


     Subject to the assumptions, qualifications, exclusions and other limitations that are identified in this letter and in the schedules attached to this letter, it is our opinion that:

1. Each of the Borrower and Holdings is a limited liability company duly formed, existing and in good standing under the laws of the State of Delaware.

2. Manager is a corporation duly incorporated, existing and in good standing under the laws of the State of Delaware.

3. Each Credit Party has the corporate or limited liability company power to execute and deliver the Transaction Documents to which it is party, to borrow money under the Credit Agreement (in the case of Borrower), to pledge and grant or convey security interests in and liens upon its assets as collateral as required under the Credit Agreement and under the other Credit Documents, and to perform its obligations under the Transaction Documents to which it is party.

4. All corporate or limited liability company action by each Credit Party and all internal consents and approvals have been duly taken or obtained to authorize such Credit Party's execution, delivery and performance of each of the Transaction Documents to which it is a party.

5. Each Transaction Document to which any Credit Party is a party has been duly executed and delivered by authorized officers of such Credit Party (or in the case of a limited liability company, authorized officers of a Person authorized to execute documents on behalf of such Credit Party, as appropriate).

6. To our knowledge, but without our having made any independent investigation, there are no actions, suits or proceedings pending or threatened against or affecting any Credit Party or any properties of any Credit Party at law or in equity, before any court or administrative officer or agency, other than as described on the Schedule of Pending Litigation attached hereto.

                   KIRKLAND & ELLIS

To each Lender party to the Credit
Agreement referred to below, CIBC Inc.
as Documentation Agent and First Union
National Bank of North Carolina as
Syndication Agent and Administrative Agent
September 30, 1996
Page 3


7. The execution and delivery by each Credit Party of the Credit Documents to which it is a party and its performance of its obligations thereunder will not (a) violate any provision of its respective Certificate of Incorporation and bylaws or limited liability company organization agreement or (b) constitute a violation of any agreement listed on the Schedule of Specified Agreements attached hereto (the "Specified Agreements") (except that we express no opinion with respect to violations under cross-default provisions referring to or based upon agreements that are not included in the Specified Agreements or with respect to compliance with financial covenants or tests) or (c) constitute a violation by such Credit Party of any statutory law or governmental regulation covered by this letter or (d) to our knowledge result in or require the creation or imposition of any Lien (other than those created by the Credit Documents) upon any assets or property of any Credit Party. No Credit Party was required to obtain any consent, approval, authorization or order of, or make any filings or registrations with, any United States federal court or governmental agency in order to obtain the right to enter into or perform under any of the Transaction Documents or to take any of the actions taken by it on or prior to this date to consummate the closing of the acquisition under the Asset Purchase Agreement and the Loans made this date under the Credit Agreement, except for (i) such consents, authorizations, approvals, orders, registrations or filings as have been made or obtained prior to the date hereof, or as permitted to be made or obtained on or after the date hereof pursuant to the Credit Agreement or the Subordinated Debt Agreement and the Exhibits and schedules thereto, respectively; (ii) such consents, authorizations, approvals, orders, registrations or filings which have not been obtained as of the date hereof and which are indicated as such on Schedule 5.4 to the Credit Agreement; (iii) such consents, authorizations, approvals, orders, registrations or filings as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and (iv) the recording or filing of Security Documents to perfect Liens and security interests in the Collateral.

8. (a) Our review of the records of the United States Patent and Trademark Office ("PTO") discloses no present claims, liens, pledges, security interests, mortgages, infringements, licenses or grants with respect to any trademark or patent

                   KIRKLAND & ELLIS

To each Lender party to the Credit
Agreement referred to below, CIBC Inc.
as Documentation Agent and First Union
National Bank of North Carolina as
Syndication Agent and Administrative Agent
September 30, 1996
Page 4


    owned by any Credit Party except as disclosed in the Credit Documents. Upon the due filing and recordation of each Short Form Trademark Collateral Assignment (as contemplated by the Pledge and Security Agreement and the Parent Pledge and Security Agreement) in the PTO and the payment of all filing and recordation fees associated therewith, and assuming the existence of the security interests purported to be created by such Trademark Collateral Assignments, such security interests are or will be perfected security interests in the Collateral described therein to the extent the same may be perfected by such filing. We note for your information that filing with the PTO alone may not be sufficient to perfect fully the security interests in such Collateral, and that under the applicable Uniform Commercial Code and federal law, appropriate UCC financing statements may also be required to be filed in order to perfect fully such security interests. We also note that the perfection of your security interest in such Collateral is subject to the effect of section 9-306 of the applicable Uniform Commercial Code and to sections 547 and 552 of the Bankruptcy Code.


          (b) To the extent that (i) the membership interests in the Borrower pledged to you pursuant to the Parent Pledge and Security Agreement constitute "uncertificated securities" (as defined in the Uniform Commercial
    Code) and (ii) the perfection and effect of perfection of any security interest in such membership interests is therefore governed by the law of the State of Delaware (as to which matters we express no opinion), and assuming the existence of the security interests in such membership interests purported to be created by the Parent Pledge and Security Agreement, upon the registration of such security interest on the records of the Borrower in which the ownership of membership interests in the Borrower are registered and the issuance by the Borrower to you of an Initial Transaction Statement (as defined in Section 8-408 of the Uniform Commercial
    Code) relating to such security interest and containing the information set forth in Section 8-408(2) of the Uniform Commercial Code, your security interest in such membership interests will be perfected to the extent the same may be perfected under the Delaware Uniform Commercial Code. Our opinion in this Section 8(b) is based solely on our review of the Delaware Uniform Commercial Code as set forth in the

                   KIRKLAND & ELLIS

To each Lender party to the Credit
Agreement referred to below, CIBC Inc.
as Documentation Agent and First Union
National Bank of North Carolina as
Syndication Agent and Administrative Agent
September 30, 1996
Page 5


    Commerce Clearing House, Inc. Secured Transactions Guide (the "Guide") as supplemented through September 17, 1996. The perfection of your security interest in such Collateral is subject to the effect of sections 8-302, 8-321, 9-306 and 9-309 of the Delaware Uniform Commercial Code and to sections 547 and 552 of the Bankruptcy Code.

9. No federal taxes or other federal impositions are required to be paid in connection with the execution, delivery and performance or recordation of the Credit Agreement or the other Credit Documents, except for the filing and recording fees in respect of the Short Form Trademark Collateral Assignments in the PTO, and except that we express no opinion regarding any taxes or impositions that may be required to be paid with respect to or as a result of payments made by any Credit Party under the Credit Documents.

10. No Credit Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

11. The consummation on the date hereof of the acquisition contemplated by the Asset Purchase Agreement and the making and borrowing of the Loans this date under the Credit Documents to finance said acquisition will not violate or result in a violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     Each opinion in this letter is subject to the General Qualifications that are recited in Schedule A to this letter to the extent relevant to such opinion. In preparing this letter we have relied, as to factual matters, without any independent verification upon the assumptions recited in Schedule B to this letter and upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Transaction Documents; (iii) factual information provided to us by our Clients, including without limitation the information set forth in a Support Certificate provided to us by our Clients in connection with this letter; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without

                   KIRKLAND & ELLIS

To each Lender party to the Credit
Agreement referred to below, CIBC Inc.
as Documentation Agent and First Union
National Bank of North Carolina as
Syndication Agent and Administrative Agent
September 30, 1996
Page 6


investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

     While we have not conducted any independent investigation to determine facts upon which our opinions are based, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted. The term "actual knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers who have had significant involvement with negotiation or preparation of the Transaction Documents (herein called "our Designated Transaction Lawyers"): John A. Weissenbach, Andrew M. Kaufman, Margaret A. Gibson, Paul Van Houten, Brian R. Boch, Karin Orsic, and W. Stephen Westermann.

     Our advice on every legal issue addressed in this letter is based exclusively on such federal law of the United States which is in our experience normally applicable to general business corporations and limited liability companies not engaged in regulated business activities and to transactions of the type contemplated in the Credit Documents between the Credit Parties, on the one hand, and you on the other hand (but without our having made any special investigation as to any other laws), except that we express no opinion or advice as to any law (i) the violation of which would not have any material adverse effect on the Credit Parties, (ii) which might be violated by any misrepresentation or omission or a fraudulent act, (iii) to which any Credit Party may be subject as a result of your legal or regulatory status, your sale or transfer of the Loans or interests therein or your (as opposed to any other lender's) involvement in the transactions contemplated by the Transaction Documents, or (iv) identified on Schedule C, and except that the opinions in paragraphs 1 - 5 and 7(a) are based exclusively on the General Corporation Law, and the Limited Liability Company Act, as applicable, of the State of Delaware and except that the opinion in paragraph 8(b) is based exclusively on our review of the Delaware Uniform Commercial Code as set forth in the Guide. We advise you that some issues addressed by this letter

                   KIRKLAND & ELLIS

To each Lender party to the Credit
Agreement referred to below, CIBC Inc.
as Documentation Agent and First Union
National Bank of North Carolina as
Syndication Agent and Administrative Agent
September 30, 1996
Page 7

may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions do not cover or otherwise address any law or legal issue which is identified in the attached Schedule C. Provisions in the Transaction Documents which are not excluded by any other part of this letter or its attachments are called the "Relevant Agreement Terms."

     Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

     This letter is delivered to you in satisfaction of your requirement that you receive it as a condition of making the advances contemplated by the Credit Agreement and may be used by you only for that purpose. Without our written consent: (i) no person other than you may rely on this letter for any purpose;
(ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. Persons who

                   KIRKLAND & ELLIS

To each Lender party to the Credit
Agreement referred to below, CIBC Inc.
as Documentation Agent and First Union
National Bank of North Carolina as
Syndication Agent and Administrative Agent
September 30, 1996
Page 8

subsequently become Lenders may rely on this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

                                  Very truly yours,



                                  Kirkland & Ellis

                                  SCHEDULE A
                            GENERAL QUALIFICATIONS


     The term "General Qualifications" as used in the letter to which this
Schedule is attached ("our letter") means the Bankruptcy Exception.

     Bankruptcy and Insolvency Exception. Each of the opinions ("our opinions") in our letter is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

     (a) the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

     (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

     (c)  state fraudulent transfer and conveyance laws; and

     (d) judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

                                  SCHEDULE B
                                  ASSUMPTIONS


     For purposes of the letter to which this Schedule is attached ("our letter"), we have relied, without investigation, upon each of the following assumptions:

1. Each natural person who is executing any Transaction Document on behalf of our Client has sufficient legal capacity to enter into such Transaction Document.

2. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of our Clients) on each such document are genuine.

3. Each certificate obtained from a governmental authority relied on by us is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete.

4. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

5. All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, in each of the jurisdictions upon whose law our opinions are based are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in that jurisdiction, and are in a format that makes legal research reasonably feasible.

6. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

7. Each of the Specified Agreements would be enforced as written, and our Clients will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a violation of any Specified Agreement.

8. Our Clients will obtain all permits and governmental approvals required in the future, and will take all actions similarly required, relevant to the subsequent consummation of the Transactions or performance of the Transaction Agreements.

9. All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

10. Any information required to be disclosed to our Clients or their governing bodies in connection with any matter relevant to any legal issue covered by our opinions has been disclosed and no such disclosure contains any relevant error or omission.

11. Insofar as any security interest is the subject of any of our opinions, the grantor of such security interest has rights in the Collateral subject to such security interest sufficient to support such security interest, "value" (as defined in applicable Uniform Commercial Code) has been given by you to the grantor of such security interest for such security interest and the description of the Collateral subject to such security interest in any Transaction Document (including without limitation any UCC financing statement) reasonably describes such Collateral.

                                  SCHEDULE C
                         EXCLUDED LAW AND LEGAL ISSUES


     None of the opinions or advice contained in the letter to which this
Schedule is attached (herein called "our letter") covers or otherwise addresses any of the following legal issues:

1. except as set forth in paragraph 10 of our letter, Federal securities laws and regulations administered by the Securities and Exchange Commission, state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.   pension and employee benefit laws and regulations (e.g., ERISA);

3. Federal and state antitrust and unfair competition laws and regulations (other than Hart-Scott-Rodino compliance);

4. Federal laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

5. Federal and state laws and regulations concerning filing and notice requirements (other than requirements applicable to charter-related documents such as a certificate of merger and other than compliance with Hart-Scott-Rodino requirements and other requirements prerequisite to entering into the Credit Documents and borrowing and repaying the Loans contemplated thereunder);

6.   compliance with fiduciary duty requirements;

7. the statues and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;

8.   fraudulent transfer and fraudulent conveyance laws;

9.   Federal and state environmental laws and regulations;

10. except as set forth in paragraph 9 of our letter, Federal and state tax laws and regulations;

11. except as expressly set forth in paragraph 8 of our letter pertaining to the perfection of security interests in certain trademarks, Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations;

12.  Federal and state health and safety laws and regulations (e.g., OSHA);

13.  Federal and state labor laws and regulations;

14. Federal and state laws, regulations and policies concerning (i) national and local emergency and (ii) possible judicial deference to acts of sovereign states;

15. other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

16. the effect of any law, regulation or order which hereafter becomes effective;

17.  title to any property or the priority of any security interest; and

18. except as expressly set forth in paragraph 8 (a) or 8(b) of our letter, the perfection of any security interest.

                         TRANSACTION DOCUMENT SCHEDULE

1.   Credit Agreement

2. Tranche A Term Notes, dated as of the date hereof, issued by the Borrower in favor of each Tranche A Lender.

3. Tranche B Term Notes, dated as of the date hereof, issued by the Borrower in favor of each Tranche B Lender.

4. Revolving Credit Notes, dated as of the date hereof, issued by the Borrower in favor of each Revolving Credit Lender.

5. Swingline Note, dated as of the date hereof, issued by the Borrower in favor of the Swingline Lender.

6. Parent Guaranty, dated as of the date hereof, between Petersen Holdings, L.L.C. and First Union National Bank of North Carolina.

7. Pledge and Security Agreement, dated as of the date hereof by Petersen Publishing Company, L.L.C. in favor of First Union National Bank of North Carolina.

8. Parent Pledge and Security Agreement, dated as of the date hereof, by Petersen Holdings, L.L.C. in favor of First Union National Bank of North Carolina.

9. Assignment and Grant of Security Interest in Copyrights, dated as of September 30, 1996 by Petersen Publishing Company, L.L.C. in favor of First Union National Bank of North Carolina, as Administrative Agent.

10. Assignment and Grant of Security Interest in Patents and Trademarks, dated as of September 30, 1996 by Petersen Publishing Company, L.L.C. in favor of First Union National Bank of North Carolina, as Administrative Agent.

                        SCHEDULE OF PENDING LITIGATION

     (1) Claim by Steven Smith, an advertiser and publisher, against Petersen Publishing Company for copyright infringement. Claim involves staff writer/senior editor of Circle Track. So far, Steven Smith has sought only a cessation of the claimed copyright infringement and has not requested payment of damages. There has been no court filing.

     (2) Wrongful termination claim by salesman in Eastern Office. Damages claim is estimated at $25,000.

     (3) Michael Henry Smith v. Robert Petersen et al -- U.S. District Court for the Central District of California. Filed on March 22, 1995. Plaintiff claims Petersen Publishing Company billed him for a magazine he never ordered. Judge is in the process of dismissing the case.

     (4) Showcase Publishing Corp. et al v. Petersen Publishing Company et al -- L.A. Superior Court. Filed June 14, 1995. $1,950,000 plus additional unspecified damages. Claim by tenant of Petersen Publishing Company for damages resulting from fie. Petersen Publishing Company's insurance carrier accepted coverage.

     (5) Marla Mintz v. Petersen Publishing Company -- L.A. Superior Court. Filed August 18, 1995. $100,000 plus attorney's fees and unspecified punitives. Plaintiff claims used her picture in a magazine without first receiving a model release. Judge is referring the case to non-binding mediation.

     (6) Petersen Publishing Company v. Hector Sierra -- U.S. District Court for the Central District of California. Sierra filed with the American Arbitration Association on Dec. 20, 1995. Claims that Petersen Publishing Company never returned transparencies. Damages equal to between $400,000 and $600,000. Insurer defending under reservation of rights. Petersen Publishing Company filed with the District Court for declaratory relief on March 7, 1996. Subject of the court action is whether Petersen Publishing Company must accept binding arbitration.

     (7) Boyle v. Petersen Publishing Company -- Wrongful termination claim and retaliation claim (under California's Fair Employment and Housing Act) by Boyle in LA Superior Court. Filed January 5, 1996. Amount of damages not specified. Petersen Publishing Company has filed a demurrer to the complaint.

     (8) Ressler v. Petersen Publishing Company -- Sexual harassment/hostile work environment claim by Lauren Ressler in LA Superior Court. Attorney for Ressler offered to dismiss if Petersen Publishing Company agrees not to sue for malicious prosecution.

     (9) Calia v. Petersen Publishing Company -- Claim in Federal District Court by Vince Calia for wrongful termination (age discrimination).

                       SCHEDULE OF SPECIFIED AGREEMENTS

1. Asset Purchase Agreement, dated as of August 15, 1996, by and between Bright View Communications Group, Inc. and Petersen Publishing Company.

2. License Agreement, dated as of August 15, 1996, by and among Robert E. Petersen, Petersen Publishing Company and Bright View Communications Group, Inc.

3. Security Holders Agreement, dated as of September 30, 1996, among Holdings, Manager, Petersen Investment Corp. ("PIC"), and certain holders of the securities of Holdings, Manager and PIC.

                                             Exhibit J-2 to Credit Agreement
                                             First Union National Bank of North
                                             Carolina, as Administrative Agent
                                             Petersen Publishing Company, L.L.C.
                                             September 30, 1996 / $260,000,000
                                             ===================================




                       [Heller Ehrman White & McAuliffe]


                              September 30, 1996



First Union National Bank of North Carolina
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608

CIBC Inc.
425 Lexington Avenue, 7th Floor
New York, New York  10017

     Re:  Credit Agreement dated as of September 30, 1996
          -----------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Petersen Publishing Company, L.L.C., a Delaware limited liability company (the "Borrower"), Petersen Holdings, L.L.C., a Delaware limited liability company ("Holdings") and BrightView Communications Group, Inc., a Delaware corporation ("Manager"), in connection with the Credit Agreement (the "Credit Agreement"), dated as of September 30, 1996, among the Borrower, CIBC Inc., as a Lender ("CIBC") and as documentation agent (the "Documentation Agent"), the banks and financial institutions that become parties to the Credit Agreement after the date of the Credit Agreement (collectively, the "Lenders"), and First Union National Bank of North Carolina, as a Lender ("First Union") and as administrative agent (the "Administrative Agent"). The Borrower, Holdings and Manager are collectively referred to as the "Credit Parties." This opinion is rendered to you pursuant to Section 4.1(a)(iv) of the Credit Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Credit Agreement.

     We do not generally represent the Borrower, Holdings or Manager in connection with their legal affairs. We have been retained by the Borrower, Holdings and Manager solely for the purpose of rendering this opinion and have not participated in the negotiation or preparation of any of the documents relating to the transaction which is the subject of this opinion.

First Union National Bank
  of North Carolina
September 30, 1996
Page 2



                                      I.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

     (a)  The Credit Agreement;

     (b)  The Fee Letter;

     (c)  The Parent Guaranty;

     (d)  The Parent Pledge and Security Agreement;

     (e)  The Borrower Pledge and Security Agreement;

     (f)  The Asset Purchase Agreement;

     (g)  The Subordinated Debt Agreement;

     (h)  The Subordinated Bridge Notes;

     (i)  The Subordinated Term Notes;

     (j) The Tranche A Term Note, dated September 30, 1996, in the principal amount of $55,000,000, payable by the Borrower to First Union;

     (k) The Tranche A Term Note, dated September 30, 1996, in the principal amount of $45,000,000, payable by the Borrower to CIBC;

     (l) The Tranche B Term Note, dated September 30, 1996, in the principal amount of $55,000,000, payable by the Borrower to First Union;

     (m) The Tranche B Term Note, dated September 30, 1996, in the principal amount of $45,000,000, payable by the Borrower to CIBC;

First Union National Bank
  of North Carolina
September 30, 1996
Page 3



     (n) The Promissory Note, dated September 30, 1996, in the principal amount of $5,000,000 (the "Swingline Note"), payable by the Borrower to First Union;

     (o) The Revolving Credit Note, dated September 30, 1996, in the principal amount of $33,000,000, payable by the Borrower to First Union;

     (p) The Revolving Credit Note, dated September 30, 1996, in the principal amount of $27,000,000 payable by the Borrower to CIBC;

     (q) A Financing Statement describing certain personal property of the Borrower and naming the Borrower as debtor and the Lenders as secured parties (the "Borrower Financing Statement");

     (r) A Financing Statement describing certain personal property of Holdings and naming Holdings as debtor and the Lenders as secured parties (the "Holdings Financing Statement");

     (s) A Financing Statement describing certain personal property of Manager and naming Manager as debtor and the Lenders as secured parties (the "Manager Financing Statement");

     (t) A Certificate of Good Standing relating to the Borrower issued by the California Secretary of State, dated September 25, 1996;

     (u) A Certificate of Good Standing relating to Holdings issued by the California Secretary of State, dated September 25, 1996; and

     (v) A Certificate of Good Standing relating to Manager issued by the California Secretary of State, dated September 25, 1996.

Documents (a) through (p) are collectively referred to in this opinion as the "Transaction Documents." Documents (b) through (e) and (j) through (s) are collectively referred to in this opinion as the "Credit Documents."

     Our opinion expressed in Paragraph 1 of Part IV as to the good standing of the Borrower, Holdings and Manager under the laws of the State of California is based solely upon the Certificates of Good Standing enumerated above. We have made no additional investigation after the respective dates of those Certificates in rendering our opinion expressed in Paragraph 1 of Part IV.

First Union National Bank
  of North Carolina
September 30, 1996
Page 4


                                      II.

     We have also assumed the following:

     A. Each of the Borrower, Holdings and Manager has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

     B. Each of the Borrower, Holdings and Manager has all requisite limited liability company or corporate power and limited liability company or corporate authority to enter into and perform each Transaction Document to which it is a party, to own its properties and to carry on its business as, to our knowledge, such business is now conducted.

     C. Each of the Transaction Documents (i) has been duly authorized by all necessary limited liability company or corporate action on the part of each of the Borrower, Holdings and Manager to the extent each is a party to that Transaction Document and (ii) has been duly executed and delivered on behalf of each of the Borrower, Holdings and Manager to the extent each is a party to that Transaction Document. With respect to the Transaction Documents to which the Borrower is a party, Holdings was authorized to sign for the Borrower and the officer who signed the Transaction Documents on behalf of Holdings was authorized to sign for Holdings. With respect to Transaction Documents to which Holdings is a party, the officer who signed the Transaction Documents on behalf of Holdings was authorized to sign for Holdings. With respect to Transaction Documents to which Manager is a party, the officer who signed the Transaction Documents on behalf of Manager was authorized to sign for Manager.

     D. None of the Lenders is transacting intrastate business within the meaning of Section 191 of the California Corporations Code or any of the Lenders which is transacting intrastate business within the meaning of Section 191 of the California Corporations Code has obtained a certificate of qualification as required by Section 2105 of the California Corporations Code to transact intrastate business in California and is not transacting any core banking business within the meaning of Section 3800 (b) of the California Financial Code except at a branch office established in accordance with federal law and the law of the domicile of the bank.

     E. First Union, CIBC and each other Lender qualify for the exemption from the otherwise applicable interest rate limitations of California law for loans or forbearances by their status as either (a) a bank created and operating under and

First Union National Bank
  of North Carolina
September 30, 1996
Page 5


          pursuant to the laws of California or the United States; (b) a foreign (other nation) bank (as defined in California Financial Code Section 139.4) that at the time of the execution of the Credit Documents or the making of any loan thereunder (i) has assets equal to at least one hundred million dollars, (ii) is licensed to maintain an office in California, (iii) is licensed or otherwise authorized by another state of the United States to maintain an agency or branch office in that state or (iv) maintains a federal agency or federal branch in any state of the United States or (c) a foreign (other state) bank (as defined in California Financial Code Section 139.5) as provided by California Constitution, article XV, Section 1 and California Financial Code Sections 1716 and 3805; all loans under the Credit Documents will be made by the Lenders for their own account or for the account of another person or entity that qualifies for an exemption from the interest rate limitations of California law; and there is no present agreement or plan, express or implied, on the part of any of the Lenders to sell participations or any other interest in the loans to be made under the Credit Documents to any person or entity other than a person or entity that also qualifies for an exemption from the interest rate limitations of California law.

     F. The Lenders have given value pursuant to the Credit Documents and the Borrower, Holdings and Manager have rights in the personal property collateral described in the Credit Documents.

     G. The descriptions of collateral contained in, or attached as schedules to, the Credit Documents sufficiently describe the collateral intended to be covered by the Credit Documents, except to the extent the collateral described in the Credit Documents refers to "Accounts," "Equipment," "General Intangibles," "Instruments," or "Inventory" and the parties to the Credit Documents intend those terms to have the meanings given to them in the California Uniform Commercial Code (the "Code").

     H. The Borrower Financing Statement, the Holdings Financing Statement and the Manager Financing Statement will be duly filed in the office of the California Secretary of State (the "Filing Office") in accordance with the provisions of the Code.

     I.   The Borrower's chief executive office, within the meaning of
          Section 9103(3)(d) of the Code, is located in the State of California.

     J. Holdings' chief executive office, within the meaning of Section 9103(3)(d) of the Code, is located in the State of California.

First Union National Bank
  of North Carolina
September 30, 1996
Page 6


     K. Manager's chief executive office, within the meaning of Section 9103(3)(d) of the Code, is located in the State of California.

     L. First Union's chief executive office, within the meaning of Section 9103(3)(d) of the Code, is located in the State of North Carolina. CIBC does not have its chief executive office in California.

     M. The membership interests of the Borrower are not represented by an instrument issued in bearer or registered form.


                                     III.

     We express no opinion as to:

     A. The priority of any lien or security interest created, or purported to be created, by any of the Credit Documents.

     B. Except as expressly stated in the opinion set forth in Paragraph 11 of this opinion, the applicable choice of law rules that may affect (i) the interpretation or enforcement of any of the Transaction Documents or (ii) the attachment, perfection or enforcement of any lien or security interest created, or purported to be created, by any of the Credit Documents.

     C. Any securities, anti-trust, tax, federal intellectual property, trademark, land use, safety, environmental, hazardous materials, insurance company or banking laws, rules or regulations or laws, rules or regulations applicable to the Lenders by virtue of their status as a financial institution engaged in business of a type exemplified by the Credit Agreement.

     D. The effect on the Borrower's or Holdings' obligations, and the Lenders' rights, under the Transaction Documents of laws relating to fraudulent transfers and fraudulent obligations set forth in Sections 544 and 548 of the federal Bankruptcy Code and Sections 3439 et seq. of the California Civil Code.

     This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative decision.

First Union National Bank
  of North Carolina
September 30, 1996
Page 7



                                      IV.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

     1. Each of the Borrower, Holdings and Manager is duly qualified to do business and is in good standing in the state of California.

     2. If a court were to apply California law (notwithstanding the choice of law provision in the Transaction Documents) to the Transaction Documents, each Transaction Document to which any Credit Party is a party is a valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

     3. If a court were to apply California law (notwithstanding the choice of law provision in the Borrower Pledge and Security Agreement) to the Borrower Pledge and Security Agreement, a valid and enforceable security interest in favor of the Lenders has attached under the Code to the collateral described in the Borrower Pledge and Security Agreement (other than (i) securities and (ii) letters of credit) consisting of personal property to which a security interest may attach under Division 9 of the Code.

     4. The Borrower Financing Statement is in proper form for filing in the Filing Office, and, upon due filing in such office, the security interest created by the Borrower Pledge and Security Agreement in the collateral described in the Borrower Financing Statement will be perfected to the extent a security interest can be perfected in such collateral under the Code by the filing of a financing statement in the Filing Office.

     5. If a court were to apply California law (notwithstanding the choice of law provision in the Parent Pledge and Security Agreement) to the Parent Pledge and Security Agreement, a valid and enforceable security interest in favor of the Lenders has attached under the Code to the collateral described in the Parent Pledge and Security Agreement (other than (i) securities and (ii) letters of credit)

First Union National Bank
  of North Carolina
September 30, 1996
Page 8



          consisting of personal property and fixtures to which a security interest may attach under Division 9 of the Code.

     6. The Holdings Financing Statement is in proper form for filing in the Filing Office, and, upon due filing in such office, the security interest created by the Parent Pledge and Security Agreement in the collateral described in the Holdings Financing Statement will be perfected to the extent a security interest can be perfected in such collateral under the Code by the filing of a financing statement in the Filing Office.

     7. The Manager Financing Statement is in proper form for filing in the Filing Office, and, upon due filing in such office, the security interest created by the Parent Pledge and Security Agreement in the collateral described in the Manager Financing Statement will be perfected to the extent a security interest can be perfected in such collateral under the Code by the filing of a financing statement in the Filing Office.

     8. The Parent Pledge and Security Agreement purports to grant to the Lenders a valid and enforceable security interest in Holdings' and Managers' membership interests in the Borrower (the "Pledged Interests"). We have assumed that the Borrower is organized under the Delaware limited liability company statute and that the membership interests of the Borrower are not represented by an instrument issued in bearer or registered form. (See Paragraphs A and M of Part II of this opinion.) California law is unsettled as to whether membership interests in a limited liability company (an "LLC") are general intangibles subject to the attachment and perfection provisions of
          Article 9 of the Code or securities subject to the attachment and perfection provisions of Article 8 of the Code. The Code does not include or exclude membership interests in an LLC in or from the definition of "general intangible" or "security" and case law is silent on this issue.

          If a court were to apply California law (notwithstanding the choice of law provision in the Credit Documents) to the Credit Documents then
          Article 9 of the Code would govern perfection of the Lenders' security interest if the Pledged Interests are general intangibles but Article 8 of the Delaware UCC would govern attachment and perfection of the Lenders' security interest if the Pledged Interests are uncertificated securities.

          To the extent (i) a California court finds the membership interests in a limited liability company to be general intangibles and (ii) the California court were to apply California law (notwithstanding the choice of law provision in the Credit

First Union National Bank
  of North Carolina
September 30, 1996
Page 9


          Documents) to the Credit Documents, a valid and enforceable security interest in favor of the Lenders has attached under the Code to the Pledged Interests described in the Parent Pledge and Security Agreement. To the extent (i) a California court finds the membership interests in a limited liability company to be general intangibles and
          (ii) the California court were to apply California law (notwithstanding the choice of law provision in the Credit Documents) to the Credit Documents, the Holdings Financing Statement and the Manager Financing Statement are in proper form for filing in the Filing Office and upon due filing in such office, the security interest created by the Parent Pledge and Security Agreement in the Pledged Interests will be perfected.

          If a court were to apply California law (notwithstanding the choice of law provision in the Credit Documents) to the Credit Documents, to the extent a California court finds the Pledged Interests to be securities under Code Section 8106, the law of the State of Delaware will govern the attachment and perfection of a security interest in the Pledged Interests and we express no opinion as to the attachment and perfection of the Pledged Interests under Delaware law.

          We call your attention to the fact that the Revised Article 8 to the UCC will become law in California as of January 1, 1997. Under the Revised Article 8, membership interests in an LLC are not securities unless the membership interests are dealt in or traded on securities exchanges or in securities markets or their terms expressly provide that they are securities governed by Article 8; however, presently their status remains unclear. We express no opinion as to whether the security interest in the Pledged Interests would be perfected under the Revised Article 8.

     9. If a court were to apply California law (notwithstanding the choice of law provision in the Credit Documents) to the Credit Documents, the payment of the interests, fees or other charges provided for in the Credit Documents does not violate any usury law applicable to the Borrower.

     10. No California taxes (other than taxes based on income) or other impositions are required to be paid in connection with the execution, delivery and performance or filing of the Credit Agreement or the other Credit Documents, except for the filing fees in respect of the UCC financing statements being executed in connection with the Borrower Pledge and Security Agreement and the Parent Pledge and Security Agreement. Other than the foregoing, no taxes (other than taxes based on income) or other impositions of the state of California will be imposed on or payable by, the Administrative Agent, the Documentation Agent or

First Union National Bank
  of North Carolina
September 30, 1996
Page 10





          the Lenders, except as described in the foregoing sentence, as a precondition to the enforcement of their rights and remedies thereunder.

     11. A provision in the Credit Documents (the "Choice of Law Clause") provides that the Credit Documents will be governed by North Carolina law without regard to North Carolina's conflict of law laws. Section 1105 of the Code permits parties to a transaction subject to the Code to agree to choose the application of the law of a state which bears a "reasonable relation" to the transaction. Under Nedlloyd Lines B.V. v. Superior Court, 3 Cal.4th 459 (1992) and Hambrecht & Quist Venture Partners v. American Medical International, Inc., 38 Cal.App.4th 1532
          (1995), a California court applying the common law of contracts will enforce a choice of law clause in an agreement if (i) the chosen state bears a "substantial relationship" to one or more of the parties to the transaction or the transaction itself or there is any other "reasonable basis" for the parties' choice of law, and (ii) the application of the chosen state's law to a particular provision of the agreement does not violate a fundamental public policy of the State of California. Restatement Second of Conflict of Laws, section 187 provides that a "substantial relationship" to a chosen state exists if at least one party has a principal place of business in that state. As mentioned, we have assumed that First Union has its principal place of business in the state of North Carolina and CIBC does not have its chief executive office in California. We note that the test under
          Section 1105 of the Code referring to "reasonable relation" differs somewhat from the test in Nedlloyd referring to "substantial relationship." Nedlloyd at 465, fn.2. Nevertheless, we believe, as the court expressed in Nedlloyd, that these tests are similar, and we further believe that a California court interpreting Section 1105 of the Code would apply the "reasonable relation" test in a manner similar to the analysis in Nedlloyd and Hambrecht & Quist. Based solely on the fact that First Union has its principal place of business in the state of North Carolina and that CIBC does not have its chief executive office in California, it is our opinion that a California court of competent jurisdiction considering all of the relevant authority under California law should hold that the Choice of Law Clause is enforceable, except to the extent the enforcement of the Choice of Law Clause would violate a fundamental policy of the state of California. The authorities considering when a choice of law clause violates a "fundamental" public policy are new and limited. Based on our review of such limited authority, we do not believe any fundamental public policy will be violated by any of the provisions of the Credit Documents.

First Union National Bank
  of North Carolina
September 30, 1996
Page 11

                                      V.

          If a court were to apply California law (notwithstanding the choice of law provision in the Transaction Documents), we further advise you that:

      A. As noted, the enforceability of the Transaction Documents is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Transaction Documents, these principles will require the Lenders to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Transaction Documents and will preclude the Lenders from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

     B. The enforceability of the Transaction Documents is subject to the effects of (i) Section 1102 of the Code, which provides that obligations of good faith, diligence, reasonableness and care prescribed by the Code may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1203 of the Code, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

     C. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

     D. Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorneys' fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party who is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys' fees in addition to other costs.

     E. Provisions of the Transaction Documents requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has

First Union National Bank
  of North Carolina
September 30, 1996
Page 12

          been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

     F. The enforceability of the Transaction Documents will be subject to statutory and other legal requirements generally applicable to a lender exercising remedies relating to its collateral; however, we do not believe that these legal requirements render the remedies contained in the Transaction Documents inadequate to afford substantial realization by the Lenders on their collateral under the Transaction Documents.

     G. Perfection of a security interest in proceeds of any collateral may be limited as provided in Section 9306 of the Code.

     H. A security interest in collateral acquired after the respective dates of the applicable Credit Documents will not be perfected unless the security interest attaches to such collateral.

     I. The continued perfection of the security interests created by the Credit Documents and perfected by the filing of the Borrower Financing Statement, the Holdings Financing Statement and the Manager Financing Statement depend upon the filing of periodic continuation statements relating to the Borrower Financing Statement, the Holdings Financing Statement and the Manager Financing Statement in accordance with the Code and may depend upon (i) the continued location of the collateral in the State of California; (ii) the continuation of the Borrower, Holdings and Manager's present corporate names, identity and corporate structure; and (iii) the continued location of the Borrower, Holdings and Manager in the state of California within the meaning of Section 9103(3)(d) of the Code.

     J. The enforceability of the Parent Guaranty may be subject to California statutory provisions and case law to the effect that a guarantor may be exonerated if the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation rights of the guarantor against the principal or that may impair the value of any collateral, fails to accord the guarantor the protections afforded a debtor under Division 9 of the Code or otherwise takes any action that materially prejudices the guarantor unless, in any such case, the guarantor validly waives such rights or the consequences of any such action. See, e.g., California Civil Code Section 2799 through Section 2856 and related authority. While express and specific waivers of a guarantor's right to

First Union National Bank
  of North Carolina
September 30, 1996
Page 13


          be exonerated, such as those contained in the Parent Guaranty, are generally enforceable under California law, we express no opinion as to whether the Parent Guaranty contains an express and specific waiver of each exoneration defense a guarantor might assert or as to whether each of the waivers contained in the Parent Guaranty is fully enforceable.

     K. The enforceability of the subordination provisions of a subordination agreement may be limited by exoneration defenses similar to those that may be asserted by a guarantor, unless the subordinated creditor validly waives the defenses or the consequences of the kinds of actions that would exonerate a guarantor.


                                      VI.

     This opinion is rendered to you in connection with the Credit Agreement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. Persons that become parties to the Credit Agreement after the date of the Credit Agreement may rely on this opinion only if they are financial institutions that in the ordinary course of their business make loans the size of the loans represented by the notes identified in documents (j) through (p) of Part I of this opinion. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.


                                            Very truly yours,